Exhibit 10.1
LOAN AGREEMENT
by and among
VICTORIA WARD, LIMITED
and the other Entities included in the definition of “Borrower”, as Borrower,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Administrative Agent,
and
THE FINANCIAL INSTITUTIONS NOW OR HEREAFTER SIGNATORIES HERETO AND THEIR
ASSIGNEES PURSUANT TO SECTION 15.14, as Lenders,
WELLS FARGO SECURITIES, L.L.C.,
as Sole Lead Arranger and Sole Bookrunner,
Entered into as of September 29, 2011
WFB LOAN NO. 1004573

i

EXHIBITS AND SCHEDULES
SCHEDULE 1.1 — PRO RATA SHARES
SCHEDULE 7.6 — LITIGATION DISCLOSURE
SCHEDULE 8.1 — ENVIRONMENTAL REPORTS
EXHIBIT A — DESCRIPTION OF PROPERTY
EXHIBIT A-1 — DESCRIPTION OF WARD CENTRE PROPERTY
EXHIBIT A-2 — DESCRIPTION OF WARD ENTERTAINMENT CENTER PROPERTY
EXHIBIT A-3 — DESCRIPTION OF WARD GATEWAY PROPERTY
EXHIBIT A-4 — DESCRIPTION OF WARD INDUSTRIAL PROPERTY
EXHIBIT A-5 — DESCRIPTION OF WARD PLAZA PROPERTY
EXHIBIT A-6 — DESCRIPTION OF WARD VILLAGE PROPERTY
EXHIBIT A-7 — DESCRIPTION OF WARD VILLAGE SHOPS
EXHIBIT A-8 — DESCRIPTION OF WARD WAREHOUSE PROPERTY
EXHIBIT A-9 — DESCRIPTION OF WARE VILLAGE RETAIL SHOPS
EXHIBIT A-10 — DESCRIPTION OF AUAHI CONDOMINIUM LAND
EXHIBIT A-11 — DESCRIPTION OF AUAHI SHOPS
EXHIBIT B — DOCUMENTS
EXHIBIT C — DISBURSEMENT PLAN
EXHIBIT D — FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT E — FORM OF PROMISSORY NOTE
EXHIBIT F — SITE PLAN
EXHIBIT G — TRANSFER AUTHORIZER DESIGNATION

v

LOAN AGREEMENT
THIS LOAN AGREEMENT (“Agreement”) dated as of September 29, 2011 by and among VICTORIA WARD, LIMITED, a Delaware corporation (“Parent”), VICTORIA WARD CENTER L.L.C., a Delaware limited liability company (“Ward Center”), VICTORIA WARD ENTERTAINMENT CENTER L.L.C., a Delaware limited liability company (“Ward Entertainment”), WARD PLAZA-WAREHOUSE, LLC, a Delaware limited liability company (“Ward Plaza”), WARD GATEWAY-INDUSTRIAL-VILLAGE, LLC, a Delaware limited liability company (“Ward Gateway”, together with Parent, Ward Center, Ward Entertainment and Ward Plaza, hereinafter collectively referred to as “Borrower”), each of the financial institutions initially a signatory hereto together with their assignees under Section 15.14 (“Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), as contractual representative of the Lenders to the extent and in the manner provided in Article 14 (in such capacity, the “Administrative Agent”). Wells Fargo Securities, L.L.C., is the Sole Lead Arranger and Sole Bookrunner (the “Arranger”).
R E C I T A L S
A.	Borrower owns certain real property described in Exhibit A hereto and all improvements now or hereafter existing thereon (collectively, the “Property”).
B.	Borrower desires to borrow from Lenders, and Lenders agree to loan to Borrower, the amounts described below.
NOW, THEREFORE, Borrower, Administrative Agent and Lenders agree as follows:
ARTICLE 1. DEFINITIONS
     1.1 DEFINED TERMS. The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.
     “Accounts” — means, collectively, the Lockbox Account, the Operating Account, the Excess Cash Flow Reserve Account, the Restricted Account and any other accounts of Borrower with Administrative Agent as may be required by this Agreement, the Cash Management Agreement or any of the other Loan Documents.
     “ADA” — means the Americans with Disabilities Act, of July 26, 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C. § 12101, et seq., as amended from time to time.
     “Additional Improvements” means the Ward Village Retail Shops currently under construction as of the Effective Date, any Tenant Improvements required to be constructed by a Borrower under any Approved Leases and any other capital improvements constructed by Borrower on any of the Property during the term of the Loan.
     “Administrative Agent” — means Wells Fargo Bank, National Association, or any successor Administrative Agent appointed pursuant to Section 14.14.
     “Advance” — means any advance of Loan proceeds under this Agreement, including without limitation, any Advance from the Unfunded Initial Facility or the Earnout Holdback.
     “Affiliate” — means, with respect to any Person, (a) in the case of any such Person which is a partnership or limited liability company, any partner or member in such partnership or limited liability company, respectively, (b) any other Person which is directly or indirectly Controlled by, Controls or is under common Control with such Person or one or more of the Persons referred to in the preceding clause (a), (c) any other Person who is an officer, director, trustee or employee of, or partner in, such Person or any Person referred to in the preceding clauses (a) and (b), (d) any other Person who is a member of the immediate family of such Person or of any Person referred to in the preceding clauses (a) through (c), and (e) any other Person that is a trust solely for the benefit of one or more Persons referred to in clause (d) and of which such Person is sole trustee; provided, however, in no event shall Administrative Agent or any Lender or any of their Affiliates be an Affiliate of Borrower.
     “Agreement” — shall have the meaning given to such term in the preamble hereto.
     “Anchor Lease” — means the Leases in effect as of the Effective Date covering a part of the Property with the following tenants (and the respective Property covered by such Lease): Consolidated Entertainment (Ward Entertainment Center Property), Sports Authority (Ward Gateway Property), Dave & Busters (Ward Entertainment Center Property), Nordstrom Rack (Ward Village Property), Office Depot (Ward Village Property), Ross Stores (Ward Gateway Property), Pier 1 (Ward Village Shops), Bank of Hawaii (Ward Plaza Property), Marukai Marketplace (Ward Industrial Property), Famous Footwear (Ward Centre Property) and any Lease executed covering the space previously occupied by Border’s Books (Ward Centre Property).
     “Applicable Margin” — means two and one-half percent (2.5%).
     “Application for Payment” — shall have the meaning given to such term in Exhibit C attached hereto.
     “Appraisal” — means a written appraisal prepared by an independent MAI appraiser acceptable to Administrative Agent and subject to Administrative Agent’s customary independent appraisal requirements and prepared in compliance with all applicable regulatory requirements, including the Financial Institutions Recovery, Reform and Enforcement Act of 1989, as amended from time to time, subject to review and adjustment consistent with Administrative Agent’s standard practices.
     “Appraised Value” means the “value as currently improved” for the Property as indicated by an Appraisal approved by Administrative Agent and prepared by an appraiser designated by Administrative Agent, in Administrative Agent’s sole discretion; provided, however, that solely for the purpose of determining the amount of the disbursement of any portion of the Earnout Holdback as provided in this Agreement, the Ward Village Retail Shops under construction as of the Effective Date shall be valued on an “as-stabilized” basis.
     “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender.
     “Approved Lease Form” — means the standard lease form or forms for the Property approved by Administrative Agent from time to time, and which shall include estoppel, subordination, attornment and mortgagee protection provisions satisfactory to Administrative Agent in Administrative Agent’s sole discretion.
     “Approved Leases” — shall have the meaning given to such term in Section 10.4(b). Notwithstanding anything to the contrary contained in this Agreement, for purposes of computing Net Operating Income or In Place NOI, a Lease shall only be an Approved Lease so long as the tenant under the Lease in question is currently paying rent or is expected to commence payment of rent within six (6) months from the date in question, and a Lease shall also cease to be an Approved Lease if (i) the tenant under such Lease becomes insolvent or becomes subject to a voluntary or involuntary petition under any bankruptcy proceeding, (ii) a material default by the tenant has occurred and is existing under such Lease or (iii) such Lease has expired or been terminated.
     “Assignee” — shall have the meaning given to such term in Section 15.14(c).
     “Assignment and Assumption Agreement” — means an Assignment and Assumption Agreement among a Lender, an Assignee and the Administrative Agent, substantially in the form of Exhibit D.
     “Auahi Condominiums” — has the meaning given to such term in the paragraph immediately below.

     “Auahi Condominium Land” — means a portion of the Property defined as Ward Village Shops located along Auahi Street generally where the existing Pier 1 store is located and being depicted generally on Exhibit A-10 attached hereto, which Borrower intends to redevelop into high rise residential condominiums (“Auahi Condominiums”), but which does not and shall not otherwise include any portion of the Ward Village Retail Shops, the WVRS Parking Garage or the Auahi Shops intended to be developed in Ward Village Shops or fee title to any portions of the WVRS Parking Garage (provided, however, the Auahi Condominiums, if developed, may have certain parking rights in the WVRS Parking Garage as more particularly described in Section 10.18 of this Agreement).
     “Auahi Shops” — means that portion of the Property defined as Ward Village Shops generally located along Auahi Street and being depicted generally on Exhibit A-11 attached hereto (but not including the Auahi Condominium Land or the WVRS Parking Garage), which Borrower intends to redevelop into one or two buildings containing approximately 50,000 rentable square feet of retail space in the aggregate, but which does not include the WVRS Parking Garage, Ward Village Retail Shops or the Auahi Condominiums Land intended to be developed in Ward Village Shops.
     “Bankruptcy Code” — means the Bankruptcy Reform Act of 1978 (11 USC § 101-1330) as now or hereafter amended or recodified.
     “Borrower” — shall have the meaning given to such term in the preamble hereto, and shall refer to a Borrower individually or all of the Borrowers collectively, as the context may require. Each Borrower is a special purpose entity (as required by Section 8.1 hereof) and is majority owned and 100% Controlled by Guarantor and its Affiliates.
     “Business Day” — means (a) any day of the week other than Saturday, Sunday or other day on which the offices of Administrative Agent in San Francisco, California are authorized or required to close and (b) with reference to the One-Month LIBO Rate or LIBOR Market Index Rate, any such day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.
     “Cash Management Agreement” — means that certain Cash Management Agreement dated of even date with this Agreement entered into by and between Borrower and Administrative Agent, for the benefit of the Lenders.
     “Cash Trap Event Period” — has the meaning given to such term in Section 10.16(b).
     “Charges” shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Lenders in connection with the transactions relating to the Notes and the other Loan Documents, which are treated as interest under applicable law.
     “Collateral” — means the Property and any personal property or other collateral with respect to which a Lien or security interest was granted to Administrative Agent, for the benefit of Lenders, pursuant to the Loan Documents.
     “Collateral Pool” — means, as of a particular Determination Date, all of the Property which is then subject to a Mortgage and is Collateral for the Loan.
     “Commitment” — means, as to each Lender, such Lender’s obligation to make disbursements pursuant to Article III and Section 14.3, in an amount up to, but not exceeding the amount set forth for such Lender on Schedule 1.1 attached hereto as such Lender’s “Commitment Amount” or as set forth in the applicable Assignment and Assumption Agreement, as the same may be reduced from time to time pursuant to the terms of this Agreement or as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 15.14.
     “Completion” — means, with respect to any Additional Improvements, (i) the completion of such Additional Improvements in accordance with all applicable Requirements of Law, (ii) the issuance of a certificate of occupancy by the appropriate Governmental Authority for any premises which are a part of the Additional Improvements and (iii) receipt of final lien waivers and releases for all work performed or constructed in connection with the Additional Improvements in question.
     “Completion Guaranty” — means that certain Completion Guaranty of even date herewith executed and delivered by Guarantor to Administrative Agent for the benefit of Lenders.
     “Construction Agreement” — means any agreement to construct any Additional Improvements by and between Borrower and Contractor.
     “Contractor” — means any party engaged by a Borrower to construct any Additional Improvements or any other improvements to any portion of the Property.
     “Control” — means (including with respect to its correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, or the power to veto major policy decisions of such Person, whether through the ownership of voting securities, by agreement, or otherwise.
     “Debt Yield” — means, as of the applicable Determination Date, the In Place NOI from all of the Property then subject to a Mortgage, divided by the then outstanding principal amount of the Loan.
     “Default” — shall have the meaning given to such term in Section 12.1.
     “Defaulting Lender” — means any Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation or, if no time frame is specified, if such failure or refusal continues for a period of five (5) Business Days after notice from Administrative Agent.
     “Default Rate” — is a rate of interest per annum five percent (5%) in excess of the applicable Effective Rate in effect from time to time.
     “Delinquency Date” — shall have the meaning given to such term in Section 4.1.
     “Determination Date” — means a specific date on which the Debt Yield or Loan-to-Value Ratio are calculated from time to time for purposes of this Agreement as more particularly provided herein.
     “Dollars” and “$” — means the lawful money of the United States of America.
     “Due Date” — shall have the meaning given to such term in Section 2.6(a).
     “Earnout Holdback” — means the holdback in the amount of $30,000,000, which amount will not be funded to Borrower as a part of the Initial Facility Amount, but will be available for disbursement to Borrower on the terms and conditions set forth in Section 3.3. The Earnout Holdback is allocated for (i) the payment of the cost of Additional Improvements, including without limitation, the cost of any Tenant Improvements and Leasing Commissions incurred by Borrower from time to time under Approved Leases which are executed in accordance with the terms and conditions of this Agreement, (ii) the cost of the redevelopment of portions of the Property, as more particularly provided in this Agreement and (iii) reimbursement to Borrower of capital expenditures incurred by Borrower from and after November 9, 2010 in connection with the development and/or improvement of the Property, provided that Borrower delivers satisfactory evidence to Administrative Agent of the amount and payment of such capital expenditures previously incurred by Borrower.
     “Effective Date” — means the earlier of (a) the date the Mortgage is recorded in the Office of the County Recorder of the county where the Property is located and (b) the date Administrative Agent authorizes the Initial Advance to be disbursed to Borrower.
     “Effective Rate” — shall have the meaning given to such term in Section 2.6(e).

     “Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and (ii) unless a Default exists, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or subsidiaries.
     “ERISA” — means the Employee Retirement Income Security Act of 1974, as in effect from time to time.
     “Excess Cash Flow Reserve Account” has the meaning given to such term in the Cash Management Agreement.
     “Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.
     “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
     “Funding Date” — shall have the meaning given to such term in Exhibit C attached hereto.
     “Governmental Authority” — means any nation or government, any federal, state, local, municipal or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
     “Guarantor” — means The Howard Hughes Corporation, a Delaware corporation, and any other Person who, or which, in any manner, is or becomes obligated to Administrative Agent and Lenders under any guaranty now or hereafter executed in connection with respect to the Loan (collectively or severally as the context thereof may suggest or require).
     “Guaranty” — means, collectively, the Limited Guaranty and the Completion Guaranty.
     “Hazardous Materials” — shall have the meaning given to such term in Section 9.1(a).
     “Hazardous Materials Claims” — shall have the meaning given to such term in Section 9.1(c).
     “Hazardous Materials Laws” — shall have the meaning given to such term in Section 9.1(b).
     “Impounds” — shall have the meaning given to such term in Section 4.3.
     “Indemnitees” — means Administrative Agent, Lenders, and their respective parents, subsidiaries and affiliates, any holder of or Participant in the Loan and all directors, officers, employees, agents, successors and assigns of any of the foregoing.
     “Indemnitor” — means The Howard Hughes Corporation, a Delaware corporation, and any other Person who, or which, in any manner, is or becomes obligated to Administrative Agent and/or Lenders under any indemnity now or hereafter executed in connection with respect to the Loan (collectively or severally as the context thereof may suggest or require), but specifically excluding any Person that is not an Affiliate of Borrower or Guarantor.
     “Independent Inspecting Architect” — means any architect, engineer, agent, consultant or other inspector selected and retained by Administrative Agent, at Borrower’s expense, to inspect the construction of any Additional Improvements or any other construction work at any of the Property on behalf of the Administrative Agent and the Lenders.
     “Initial Advance” — means the first Advance funded by Lenders to Borrower which will occur at the closing of the Loan, and being in an amount equal to $212,509,345.99. The Initial Advance will be used solely to refinance the existing indebtedness on the Property and to pay for closing costs incurred in connection with the closing of the Loan.
     “Initial Facility Amount” — means an amount equal to the lesser of (i) $220,000,000.00, (ii) sixty-five percent (65%) of the Appraised Value of the Property, as determined by the Appraisal obtained in connection with the closing of the Loan and (iii) an amount necessary to achieve a Debt Yield of not less than nine and one-half percent (9.5%), which amount shall be determined by dividing the In Place NOI from all of the Property in the Collateral Pool by 9.5%.
     “In Place NOI” — means the in place Net Operating Income, adjusted for Approved Leases whose term is expected to commence or expire within six (6) months. In calculating In Place NOI, unless otherwise agreed to in writing (which may be by email) by the Requisite Lenders, Operating Revenue generated from Approved Leases which are classified as License Agreements will be limited to a maximum of ten percent (10%) of total Operating Revenue from the Property, and any Operating Revenue from License Agreements in excess of ten percent (10%) of total Operating Revenue from the Property will be excluded from In Place NOI; provided, further, that in calculating the In Place NOI solely for the purpose of determining the amount of any disbursement of the Earnout Holdback to which Borrower is entitled as of the date of any future Advance, the Operating Revenue from License Agreements shall be limited to a maximum of nine percent (9%) of total Operating Revenue from the Property, and any Operating Revenue from License Agreements in excess of nine percent (9%) of total Operating Revenue from the Property will be excluded from In Place NOI in determining the amount of the disbursement of the Earnout Holdback.
     “Insurance Expiration Date” — shall have the meaning given to such term in Section 4.2.
     “Insurance Impound” — shall have the meaning given to such term in Section 4.2.
     “Insurance Impound Account” — means a subaccount of the Restricted Account established and maintained by Administrative Agent into which the Insurance Impound is to be deposited.
     “Insurance Premiums” — shall have the meaning given to such term in Section 4.2.
     “Key Properties” means those portions of the Property identified as (i) Ward Village Shops, including the Ward Village Retail Shops and the WVRS Parking Garage (but excluding the Auahi Condominium Land and any land required for the Auahi Shops, unless Auahi Shops remains as Collateral as provided herein), (ii) the Ward Entertainment Center Property, (iii) the Ward Plaza Property and (iv) the Ward Centre Property. In the event that Borrower constructs the Auahi Shops while such property is included in the Collateral Pool, then the Auahi Shops shall be deemed a Key Property.
     “Lease” and “Leases” — mean any and all present and future leases of the Property or any portion thereof and all licenses and all other agreements of any kind for the use or occupancy of the Property or any portion thereof.
     “Lease Materials” — mean, with respect to any Lease submitted to Administrative Agent and/or Lenders for approval as set forth in this Agreement, a copy of the proposed Lease, and proposed estoppel letter and subordination, nondisturbance and attornment agreement for such Lease, and financial statements and other information necessary for Administrative Agent and/or Lenders to review the creditworthiness of the proposed tenant under such Lease.
     “Leasing Commissions” — mean any leasing commissions payable in connection with Approved Leases.

     “Lender” — means each financial institution from time to time party hereto as a “Lender”, together with its respective successors and permitted assigns. With respect to matters requiring the consent or approval of all Lenders at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and, for voting purposes only, “all Lenders” shall be deemed to mean “all Lenders other than Defaulting Lenders”.
     “Lending Office” — means, for each Lender and for each type of Loan, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption Agreement, or such other office of such Lender as such Lender may notify the Administrative Agent in writing from time to time.
     “LIBOR Loan” — means any portion of the Loan bearing interest at a rate based on the One-Month LIBO Rate.
     “LIBOR Market Index Rate” means at any time the rate of interest, rounded up to the nearest whole multiple of one-hundredth of one percent (.01%), obtained by dividing (i) the rate of interest quoted by the Administrative Agent from time to time as the London Inter-Bank Rate for one-month deposits in U.S. Dollars at approximately 9:00 a.m. Pacific time, two (2) Business Days prior to the first Business Day of the period; provided, if such day is not a Business Day, the immediately preceding Business Day by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors, of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America). Any change in such maximum rate shall result in a change in the LIBOR Market Index Rate on the date on which such change in such maximum rate becomes effective.
     “License Agreement” — means, as of the applicable Determination Date, a Lease with an expiration date that is less than 365 days.
     “Lien” — means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights-of-way, zoning restrictions and the like), lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including without limitation any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement or document having similar effect (other than a financing statement filed by a “true” lessor pursuant to Section 9408 (or a successor section) of the Uniform Commercial Code) naming the owner of the asset to which such Lien relates as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.
     “Limited Guaranty” — means that certain Limited Guaranty of even date herewith executed and delivered by Guarantor to Administrative Agent for the benefit of Lenders.
     “Loan” — means the principal sum that Lenders agree to lend and Borrower agrees to borrow pursuant to the terms and conditions of this Agreement: TWO HUNDRED FIFTY MILLION AND NO/100 DOLLARS ($250,000,000.00).
     “Loan Documents” — means those documents, as hereafter amended, supplemented, replaced or modified, properly executed and in recordable form, if necessary, listed in Exhibit B as Loan Documents.
     “Loan Party” — means Borrower, Guarantor, Non-Borrower Mortgagors and any other person or entity obligated under the Loan Documents or Other Related Documents.

     “Loan-to-Value Ratio” — means the quotient obtained by dividing (i) the sum of the outstanding principal amount of the Loan, plus the amount of the Earnout Holdback eligible for disbursement to Borrower as provided in this Agreement as of the date of the calculation of the Loan-to-Value Ratio (if any), by (ii) the Appraised Value of the Property (after adjustment for senior liens and regular and special tax assessments) then subject to the Mortgage, expressed as a percentage.
     “Lockbox Account” means, collectively, one or more blocked, restricted deposit accounts for Borrower established and maintained with a financial institution within Hawaii acceptable to Administrative Agent, in the name of Borrower or Borrower’s designee for the benefit of Administrative Agent, or such other name as Administrative Agent may direct in writing, into which all revenues and income received from the Property shall be deposited.
     “Manager” — means Howard Hughes Management Co., LLC (if Borrower elects to enter into a Management Agreement), and any replacement property manager approved by the Requisite Lenders .
     “Management Agreement” — means any management agreement that Borrower may enter into with Manager in accordance with the terms of Section 8.1(c)(ix) below, and any replacement management agreement approved by Administrative Agent.
     “Maturity Date” — means September 29, 2016.
     “Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lenders in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Lenders to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges (as herein defined) made in connection with the transaction evidenced by the Notes and the other Loan Documents.
     “Maximum Loan Amount” shall mean, as of any Determination Date, an amount equal to (1) the lesser of (i) an amount determined by dividing In Place NOI by ten percent (10%) or (ii) $250,000,000.00; minus (2) any principal prepayments made under the Loan.
     “Minor Lease” — shall have the meaning given to such term in Section 10.4(b).
     “Mortgage” — means, collectively, the Mortgages with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith executed by a Borrower and a Non-Borrower Mortgagor, as Mortgagor, in favor of Administrative Agent, for the benefit of Lenders, as Mortgagee, as hereafter amended, supplemented, replaced or modified.
     “Net Cash Flow” — means, for any period, (i) the Operating Revenues actually received by Borrower from the operation of the Property for such period, plus any other cash receipts received by Borrower in connection with the Property during such period not included in Operating Revenues, less (ii) Operating Expenses incurred and paid by Borrower in connection with the operation and maintenance of the Property during such period, debt service payments under the Loan during such period, capital expenditures incurred in connection with the Property during such period and Leasing Commissions and the cost of any Tenant Improvements incurred by Borrower during such period with respect to Approved Leases to the extent not included in Operating Expenses.
     “Net Effective Rent” — means, for any Lease, the base rent scheduled under such Lease, as reduced for any amounts paid by the landlord directly to or on behalf of the tenant for the purpose of inducing the tenant to enter into such Lease, including without limitation, an excessive tenant improvement allowance, moving expenses, free rent periods or abatements or lease buyouts.
     “Net Operating Income” — means, as of the applicable Determination Date, the Operating Revenues from the Property for the previous twelve (12) month period prior to the applicable Determination Date and which is included in the Collateral Pool as of the Determination Date, less Operating Expenses from such Property for the previous twelve (12) month period prior to the applicable

Determination Date; provided, however, Operating Revenues shall be adjusted so that only revenue from Approved Leases is included in such calculation, and shall be further adjusted in calculating In Place NOI as provided in the definition of In Place NOI.
     “Non-Borrower Mortgagors” — means, collectively, (i) Bank of Hawaii, a Hawaii corporation, as Trustee under Land Trust No. 89433 dated October 21, 2004, (ii) Bank of Hawaii, a Hawaii corporation, as Trustee under Land Trust No. 89434 dated October 21, 2004, (iii) First Hawaiian Bank, a Hawaii corporation, as trustee under Land Trust Agreement No. FHB-TRES 200601 dated September 20, 2006, and (iv) First Hawaiian Bank, a Hawaii corporation, as trustee under Land Trust Agreement No. FHB-TRES 200602 dated September 20, 2006.
     “Non-Key Properties” means those portions of the Property which are not Key Properties or Redevelopment Properties.
     “Non-Pro Rata Advance” — shall mean a Protective Advance or a disbursement under the Loan with respect to which fewer than all Lenders have funded their respective Pro Rata Shares in breach of their obligations under this Agreement.
     “Note” or “Notes” — means each Promissory Note Secured by Mortgage, collectively in the original principal amount of the Loan, executed by Borrower and payable to the order of a Lender, together with such other replacement notes as may be issued from time to time pursuant to Section 15.14, as hereafter amended, supplemented, replaced or modified.
     “One-Month LIBO Rate” — is the rate of interest equal to the sum of: (a) the Applicable Margin plus (b) the rate of interest that is quoted by Administrative Agent from time to time as the London InterBank Offered Rate for deposits in U.S. Dollars, at approximately 9:00 a.m. (California time), two (2) Business Days prior to the first Business Day of the period, for a period of one (1) month (“One-Month Rate”), which rate is divided by one (1.00) minus the Reserve Percentage.

One-Month LIBO Rate = 2.5%	+	One-Month Rate

(1 — Reserve Percentage)
     “One-Month LIBO Rate Period” — is the period of one month from the first (1st) Business Day of a calendar month to, but not including, the first (1st) Business Day of the next calendar month; provided, however, no One-Month LIBO Rate Period shall extend beyond the Maturity Date.
     “One-Month LIBO Rate Portion” — is the principal balance of the Loan which is subject to a One-Month LIBO Rate. In the event Borrower is subject to a principal amortization schedule under the terms and conditions of the Loan Documents, the One-Month LIBO Rate Portion shall in no event exceed the maximum outstanding principal balance which will be permissible on the last day of the One-Month LIBO Rate Period.
     “One-Month LIBO Rate Price Adjustment” — shall have the meaning set forth in Section 2.6(g).
     “One-Month LIBO Rate Taxes” — are, collectively, all withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign Governmental Authority and related in any manner to a One-Month LIBO Rate.
     “Operating Account” — means operating account maintained with Administrative Agent, in the name of Victoria Ward, Limited, into which Loan proceeds when qualified for disbursement shall be deposited, and into which funds from the Lockbox Account shall be transferred on a daily basis pursuant to the Cash Management Agreement so long as no Cash Trap Event Period is then existing.
     “Operating Expenses” — shall mean all reasonable operating expenses of the Property, including, without limitation, (a) ad valorem real estate taxes and assessments (on an accrual basis); (b) insurance premiums (on an accrual basis); (c) operating expenses incurred by Borrower for the management, operation, cleaning, marketing, maintenance and repair of the Property, including actual management fees, payable to any property manager for the Property; and (d) a reserve for replacements in the amount of $.20 per rentable square foot per year. Operating Expenses for this purpose shall exclude (1) any capital expenditures (including the cost of any Tenant Improvements incurred in connection with any Approved Leases); (2) any payment or expense to which the Borrower was or is to be reimbursed for costs from proceeds of insurance, eminent domain, or any source other than Operating Revenues; (3) debt service payments made under the Loan, (4) Leasing Commissions incurred in connection with obtaining Approved Leases, (5) any non-cash expense item such as depreciation or amortization, as such terms are used for accounting or federal income tax purposes and (6) any expense properly classified as a non-recurring expense, subject to Administrative Agent’s review and approval, such approval not to be unreasonably withheld.
     “Operating Revenues” — shall mean all cash receipts of the Property or otherwise arising with respect to the Property, including (without limitation): (a) receipts from Approved Leases of the Property; (b) scheduled expense reimbursements; (c) other miscellaneous operating sources from the Property; and (d) proceeds of loss of rents insurance, if any. Operating Revenues shall exclude (1) security deposits until and unless forfeited by the depositor; (2) lump sum payments to Borrower for capital items, such as telephone, cable and security installation and equipment; (3) any payment to Borrower from the proceeds of the Loan, insurance or any other source other than Operating Revenues for reimbursement of costs; and (4) advances or loans to Borrower from any partners of Borrower.
     “Operating Statement” — shall have the meaning given to such term in Section 11.4.
     “Other Related Documents” — means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in Exhibit B as Other Related Documents.
     “Parent” — shall have the meaning given to such term in the preamble hereto.
     “Participant” — shall have the meaning given to such term in Section 15.14(b).
     “Permit” — means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under any applicable Requirement of Law.
     “Permitted Liens” — means:
     (a) Liens (other than environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due;
     (b) any laws, ordinances or regulations affecting the Property;
     (c) Liens imposed by laws, such as mechanics’ liens and other similar liens, arising in the ordinary course of business which secure payment of obligations not more than thirty (30) days past due or that are otherwise being contested or have been bonded over by Borrower in accordance with Section 5.4 and/or Section 15.8 of this Agreement;
     (d) All matters shown on the Title Policy as exceptions to Lenders’ coverage thereunder;
     (e) Liens in favor of Administrative Agent, for the benefit of Lenders, under the Mortgage; and
     (f) Easements that (i) are necessary or expedient to the use and enjoyment of the Property, (ii) have no material adverse effect on the use, value, economic feasibility or marketability of any of the Property and (iii) Administrative Agent and Lenders are not required or requested to provide a written consent thereto, provided that Borrower shall in any event provide a copy of any such easement to Administrative Agent within thirty (30) days of execution of same. Any easement not satisfying the requirements of clauses (i) through (iii) in the preceding sentence shall (x) be submitted to Administrative Agent prior to execution of same and

Administrative Agent shall have given its written approval of same, such approval not to be unreasonably withheld, conditioned or delayed so long as such easement does not have a material adverse effect on the use, value, economic feasibility or marketability of any of the Property and (y) be duly recorded in the appropriate real property records upon Administrative Agent’s approval of same.
     “Person” — means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.
     “Potential Default” — means an event, circumstance or condition which has occurred or is existing and with respect to which Administrative Agent has delivered written notice to Borrower and which, with the lapse of time, would constitute a Default if not cured by Borrower within the applicable cure period.
     “Prepayment Lockout Expiration Date” — shall have the meaning set forth in Section 2.7(c)(i).
     “Prepayment Premium” — means the prepayment premium due in connection with the prepayment of the principal of the Loan, if any, as set forth in Section 2.7(c).
     “Price Adjustment Date” — shall have the meaning set forth in Section 2.6(g).
     “Pro Forma Rent” means the pro forma rent set forth in the Appraisal obtained by Administrative Agent prior to the closing of the Loan (including, but not limited to, the lease term, Net Effective Rent, expense recovery and tenant improvement/concession package).
     “Prohibited Equity Transfer” — shall have the meaning set forth in Section 13.2(a).
     “Prohibited Property Transfer” — shall have the meaning set forth in Section 13.1(a).
     “Property” — shall have the meaning given to such term in Recital A. The Property generally consists of a mixed-use development containing approximately 1,162,094 square feet of improvements consisting of retail, office and industrial assets located along Ala Moana Boulevard in Honolulu, Hawaii, and commonly referred to as “Ward Centers”.
     “Property Release” shall have the meaning given such term in Section 2.11.
     “Pro Rata Share” — means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Commitment to (b) the aggregate amount of the Commitments of all Lenders hereunder; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the “Pro Rata Share” of each Lender shall be the Pro Rata Share of such Lender in effect immediately prior to such termination or reduction.
     “Protective Advance” — shall mean any advances made by Administrative Agent in accordance with the provisions of Section 14.7(e) to protect the Collateral securing the Loan.
     “Qualified Redevelopment Release” — means a Property Release of a Redevelopment Property or a Non-Key Property obtained in accordance with this Agreement for the purposes of redeveloping such Redevelopment Property or a Non-Key Property, provided, that in order for such Property Release to be a Qualified Redevelopment Release, such Redevelopment Property or Non-Key Property shall be contributed to an entity in which a Borrower or Guarantor has an ownership interest (directly or indirectly) and which is Controlled by Borrower or Guarantor, which entity shall be the owner of the Redevelopment Property or a Non-Key Property during the redevelopment thereof.
     “Redevelopment Properties” means those portions of the Property identified as (i) the Ward Gateway Property, (ii) the Ward Village Property, (iii) the Ward Industrial Property, (iv) the Ward Warehouse Property and (v) that portion of Ward Village Shops consisting of the Auahi Condominium

Land and to be developed as the Auahi Condominiums, and Auahi Shops (except in the event that Borrower completes construction of Auahi Shops, in which event such Property shall be deemed a Key Property), but specifically excluding Ward Village Retail Shops and the WVRS Parking Garage.
     “Regulatory Change” — means, with respect to any Lender, any change effective after the Effective Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.
     “Regulatory Costs” — are, collectively, future, supplemental, emergency or other changes in Reserve Percentages, assessment rates imposed by the Federal Deposit Insurance Corporation, or similar requirements or costs imposed by any domestic or foreign Governmental Authority and related in any manner to a One-Month LIBO Rate.
     “Related Indebtedness” shall mean any and all debt paid or payable by Borrower to Administrative Agent and/or Lenders pursuant to the Loan Documents or any other communication or writing by or between Borrower and Administrative Agent and/or Lenders related to the transaction or transactions that are the subject matter of the Loan Documents, except such debt which has been paid or is payable by Borrower to Lenders under the Notes.
     “Release Price” means, (i) with respect to any Redevelopment Property that is the subject of a Property Release as provided in Section 2.11, an amount that, when applied to the outstanding principal balance of the Loan, results in the remaining Collateral Pool (after giving effect to the Property Release of such Redevelopment Property) generating a Debt Yield of ten percent (10%) and a Loan-to-Value Ratio of not more than sixty-five percent (65%) and (ii) with respect to any Non-Key Property that is the subject of a Property Release as provided in Section 2.11, an amount equal to the greater of (1) an amount obtained by dividing In Place NOI from such Non-Key Property by ten percent (10.0%) or (2) a principal payment in an amount that, when applied to the outstanding principal balance of the Loan, results in the remaining Collateral Pool (after giving effect to the Property Release of such Non-Key Property) generating a Debt Yield of ten percent (10%) and a Loan-to-Value Ratio of not more than sixty-five percent (65%).
     “Remargin Date” — means the date which is thirty-six (36) months after the date of this Agreement.
     “Replacement Rate” shall mean the sum of (a) the per annum rate of interest equal to the Federal Funds Rate plus 1.50% and (b) the Applicable Margin.
     “Requirements of Law” — means, as to any entity, the charter and by-laws, partnership agreement or other organizational or governing documents of such entity, and any law, rule or regulation, Permit, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such entity or any of its property or to which such entity or any of its property is subject, including without limitation, applicable securities laws and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or occupational safety or health law, rule or regulation.
     “Requisite Lenders” — means, as of any date, Lenders (which must include the Lender then acting as Administrative Agent) having at least 66-2/3% of the aggregate amount of the Commitments, or,

if the Commitments have been terminated or reduced to zero, Lenders holding at least 66-2/3% of the principal amount outstanding under the Loan, provided that (a) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Pro Rata Shares of the Loan of Lenders shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of the Loan of such Defaulting Lenders, and (b) at all times when two or more Lenders are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two Lenders.
     “Reserve Percentage” — is at any time the percentage announced by Administrative Agent as the reserve percentage under Regulation D for loans and obligations making reference to a One-Month LIBO Rate. The Reserve Percentage shall be based on Regulation D or other regulations from time to time in effect concerning reserves for Eurocurrency Liabilities as defined in Regulation D from related institutions as though Administrative Agent were in a net borrowing position, as promulgated by the Board of Governors of the Federal Reserve System, or its successor.
     “Restricted Account” — means a demand deposit account established with Administrative Agent in the name of Borrower or Borrower’s designee for the benefit of Administrative Agent, or such other name as Administrative Agent may direct in writing, in to which all required Impounds shall be deposited by Borrower.
     “Restricted Party” shall mean each of (i) Borrower, (ii) Guarantor, (iii) any Non-Borrower Mortgagor, (iv) any Person obligated under any guaranty or indemnity made in favor of Administrative Agent and Lenders in connection with the Loan and (v) any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, Guarantor, Non-Borrower Mortgagor or any other Person obligated under a guaranty or indemnity made in favor of Administrative Agent and Lenders in connection with the Loan.
     “Secured Obligations” — shall have the meaning given to such term in the Mortgage.
     “Separateness Provisions” — shall have the meaning set forth in Section 8.1(c).
     “Site Plan” — means the map generally depicting the location and configuration of each Property, and which is attached hereto as Exhibit F.
     “Subdivision Map” — shall have the meaning given to such term in Section 10.5.
     “Swap Contract” — means any swap, derivative, foreign exchange or hedge transaction or arrangement (or similar transaction or arrangement howsoever described or defined) at any time entered into between Borrower and Wells Fargo, or another financial institution approved by Administrative Agent in its sole discretion, in connection with the Loan, together with all documents and agreements relating thereto, including any ISDA Master Agreement, ISDA Schedule and trade confirmation, together with all modifications, extensions, renewals and replacements thereof.
     “Taxes” — shall have the meaning given to such term in Section 4.1.
     “Tax Impound” — shall have the meaning given to such term in Section 4.1.
     “Tax Impound Account” — means a subaccount of the Restricted Account established and maintained by Administrative Agent into which the Tax Impound is to be deposited.
     “Tenant Improvements” means any tenant improvements to be constructed by or paid for by Borrower pursuant to Approved Leases covering a portion of the Property.
     “Title Policy” — means the ALTA Lender’s Policy of Title Insurance as issued by First American Title Insurance Company.
     “Transfer” — shall mean any sale, installment sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance or disposition, whether voluntarily, involuntarily or by operation of law or otherwise.

     “Unfunded Initial Facility” means the aggregate amount of the Commitments comprising the Initial Facility Amount which have not yet been advanced under this Agreement and which remain available for disbursement to Borrower in accordance with the terms of this Agreement.
     “Variable Rate” shall mean the sum of: (a) the LIBOR Market Index Rate and (b) the Applicable Margin; provided, that if for any reason the LIBOR Market Index Rate is unavailable, the Variable Rate shall mean the Replacement Rate.
     “Variable Rate Portion” — is the principal balance of the Loan which is subject to a Variable Rate, including without limitation, any Advances of the Loan made on a date other than a Due Date, or any portion of the Loan for which Borrower affirmatively elects to bear interest at the Variable Rate as provided in Section 2.6(e) hereof.
     “Ward Centre Property” — means that portion of the Property described as the Ward Centre Property on Exhibit A-1 attached hereto and generally depicted on Exhibit F attached hereto, and owned by Bank of Hawaii, a Hawaii corporation, as Trustee under Land Trust No. 89433 dated October 21, 2004, and the beneficial owner of which is Ward Center.
     “Ward Entertainment Center Property” — means that portion of the Property described as the Ward Entertainment Center Property on Exhibit A-2 attached hereto and generally depicted on Exhibit F attached hereto, and owned by Bank of Hawaii, a Hawaii corporation, as Trustee under Land Trust No. 89434 dated October 21, 2004, and the beneficial owner of which is Ward Entertainment.
     “Ward Gateway Property” — means that portion of the Property described as the Ward Gateway Property on Exhibit A-3 attached hereto and generally depicted on Exhibit F attached hereto, and owned by First Hawaiian Bank, a Hawaii corporation, as trustee under Land Trust Agreement No. FHB-TRES 200602 dated September 20, 2006, the beneficial owner of which is Ward Gateway.
     “Ward Industrial Property” — means that portion of the Property depicted as the Ward Industrial Property on Exhibit A-4 attached hereto and also generally depicted on Exhibit F attached hereto, and owned by First Hawaiian Bank, a Hawaii corporation, as trustee under Land Trust Agreement No. FHB-TRES 200602 dated September 20, 2006, the beneficial owner of which is Ward Gateway.
     “Ward Plaza Property” — means that portion of the Property described as the Ward Plaza Property on Exhibit A-5 attached hereto and generally depicted on Exhibit F attached hereto, and owned by First Hawaiian Bank, a Hawaii corporation, as trustee under Land Trust Agreement No. FHB-TRES 200601 dated September 20, 2006, the beneficial owner of which is Ward Plaza.
     “Ward Village Property” — means that portion of the Property depicted as the Ward Village Property on Exhibit A-6 attached hereto and also generally depicted on Exhibit F attached hereto, and owned by Parent.
     “Ward Village Retail Shops” — means the approximately 65,000 rentable square feet of retail space currently under construction on a portion of Ward Village Shops, and being depicted generally on Exhibit A-9 attached hereto.
     “Ward Village Shops” — means that portion of the Property described as Ward Village Shops on Exhibit A-7 attached hereto and generally depicted on Exhibit F attached hereto, and owned by Parent, and which includes Ward Village Retail Shops and the existing WVRS Parking Garage.
     “Ward Warehouse Property” — means that portion of the Property described as the Ward Warehouse Property on Exhibit A-8 attached hereto and generally depicted on Exhibit F attached hereto, and owned by First Hawaiian Bank, a Hawaii corporation, as trustee under Land Trust Agreement No. FHB-TRES 200601 dated September 20, 2006, the beneficial owner of which is Ward Plaza.
     “Wells Fargo” — shall have the meaning given to such term in the preamble hereto.

     “WVRS Holdback” means a holdback in the amount of $2,600,000 from the Earnout Holdback (being an amount equal to $40.00 per rentable square foot of the rentable space within Ward Village Retail Shops), which amount shall only be available for disbursement to Borrower to pay for Tenant Improvements and Leasing Commissions incurred in connection with or pursuant to Approved Leases covering portions of the Ward Village Retail Shops as hereinafter provided.
     “WVRS Parking Garage” means the existing parking garage currently constructed in the northwestern corner of the Ward Village Shops.
     1.2 SCHEDULES AND EXHIBITS INCORPORATED. Schedules 1.1, 7.6 and 8.1, and Exhibits A, B, C, D, E, F and G, all attached hereto, are hereby incorporated into this Agreement.
ARTICLE 2. LOAN
     2.1 LOAN.
     (a) Initial Facility Amount; Initial Advance. By and subject to the terms of this Agreement, Lenders agree to lend to Borrower, and Borrower agrees to borrow from Lenders, the principal sum of TWO HUNDRED FIFTY MILLION AND NO/100 DOLLARS ($250,000,000.00), said sum to be evidenced by the Notes. The Notes shall be secured, in part, by the Mortgage encumbering certain real property and improvements as legally defined therein. Notwithstanding anything to the contrary contained in this Agreement, any principal payments made by Borrower under the Loan shall reduce Lenders’ Commitment by a like amount, and any such amounts repaid by Borrower may not be reborrowed. Advances under the Loan shall initially be limited to the Initial Facility Amount (which amount is comprised of the Initial Advance and the Unfunded Initial Facility). The Initial Advance disbursed to or on behalf of Borrower pursuant to the Notes shall be used to refinance the existing indebtedness on the Property and pay all closing costs and expenses incurred in connection with the Loan. Any remaining Unfunded Initial Facility shall only be disbursed from time to time on the terms and conditions set forth in this Agreement to pay for the cost of Additional Improvements, including without limitation, the cost of Tenant Improvements and Leasing Commissions incurred or payable under Approved Leases and any hard or soft redevelopment costs incurred in connection with the Property and the Additional Improvements. In addition, Borrower may use the Unfunded Initial Facility to distribute to its partners or members sums of money to reimburse such partners or members for funds that were advanced (and reasonable capital costs associated therewith) by such partners or members to fund costs incurred after the Effective Date to complete construction of Additional Improvements, including without limitation, the cost of any Tenant Improvements and Leasing Commissions incurred by Borrower from time to time under Approved Leases with respect thereto. Portions of the Unfunded Initial Facility shall be advanced from time to time to Borrower in installments within ten (10) Business Days after receipt by Administrative Agent of an Application for Payment and satisfaction of the conditions provided in Section 3.2 below with respect to the requested Advance.
     (b) Earnout Holdback; Subsequent Advances. The funding of the Earnout Holdback shall be subject to the terms and conditions set forth in this Agreement. The Earnout Holdback shall only be used by Borrower to (i) pay for the cost of any Additional Improvements, including without limitation, the cost of Tenant Improvements and Leasing Commissions incurred or payable under Approved Leases and other hard or soft redevelopment costs incurred in connection with capital improvements to the Property, (ii) any redevelopment costs incurred in connection with the Property and (iii) reimburse Borrower for capital expenditures incurred by Borrower from and after November 9, 2010 in connection with the development and/or improvement of the Property. Portions of the Earnout Holdback shall be advanced from time to time to Borrower in installments within ten (10) Business Days after receipt by Administrative Agent of a request for an Advance demonstrating the satisfaction of the conditions set forth in Section 3.3 of this Agreement. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, subject to Section 3.3 hereof, the WVRS Holdback shall only be available for disbursement to Borrower from the Earnout Holdback to pay for Tenant

Improvements and Leasing Commissions incurred in connection with or pursuant to Approved Leases covering portions of the Ward Village Retail Shops, and such amount may not be disbursed for any other purpose without Administrative Agent’s approval in Administrative Agent’s sole discretion. The amount of each Advance for which Borrower is eligible from the Earnout Holdback shall be based on the Debt Yield from the Collateral Pool as of any Determination Date, and shall be determined as set forth in Section 3.3(e).
     2.2 LOAN FEES. Borrower shall pay to Administrative Agent, at Loan closing, a loan fee as set forth in separate letter agreements between Borrower and Administrative Agent and Administrative Agent and Lenders. Additionally, Borrower shall pay to Administrative Agent, for the sole benefit of Administrative Agent, certain other fees, each in the amount and at the times as set forth in a separate letter agreement between Borrower and Administrative Agent dated July 19, 2011 (the “Fee Letter”).
     2.3 LOAN DOCUMENTS. Borrower shall execute and deliver to Administrative Agent (or cause to be executed and delivered) concurrently with this Agreement each of the documents, properly executed and in recordable form, as applicable, described in Exhibit B as Loan Documents, together with those documents described in Exhibit B as Other Related Documents.
     2.4 EFFECTIVE DATE. The date of the Loan Documents is for reference purposes only. The Effective Date of the Loan Documents shall have the meaning set forth in Section 1.1.
     2.5 MATURITY DATE. The maturity date of the Loan shall be on the Maturity Date, at which time all sums due and owing under this Agreement and the other Loan Documents shall be repaid in full. All payments due to Administrative Agent and Lenders under this Agreement, whether at the Maturity Date or otherwise, shall be paid in Dollars in immediately available funds.
     2.6 INTEREST ON THE LOAN.
     (a) Interest Payments. Accrued but unpaid interest on the outstanding principal balance of the Loan through the prior month’s end shall be due and payable, in the manner provided in Section 2.7, on the eleventh (11th) day of each month (the “Due Date”) commencing with the first month after the Effective Date.
     (b) Default Interest. Notwithstanding the rates of interest specified in Sections 2.6(e) below and the payment dates specified in Section 2.6(a), at Requisite Lenders discretion at any time following the occurrence and during the continuance of any Default, the principal balance of the Loan then outstanding and, to the extent permitted by applicable law, any interest payments on the Loan not paid when due, shall bear interest payable upon demand at the Default Rate. All other amounts due Administrative Agent or Lenders (whether directly or for reimbursement) under this Agreement or any of the other Loan Documents if not paid when due, or if no time period is expressed, if not paid within ten (10) days after demand, shall likewise, at the option of Requisite Lenders, bear interest from and after demand at the Default Rate.
     (c) Late Fee. Borrower acknowledges that late payment to Administrative Agent will cause Administrative Agent and Lenders to incur costs not contemplated by this Agreement. Such costs include, without limitation, processing and accounting charges. Therefore, if Borrower fails timely to pay any sum due and payable hereunder through the Maturity Date (other than payment of the entire outstanding balance of the Loan on the Maturity Date), unless waived by Administrative Agent, a late charge of four cents ($.04) for each dollar of any such principal payment, interest or other charge due hereon and which is not paid within fifteen (15) days after such payment is due, shall be charged by Administrative Agent (for the benefit of Lenders) and paid by Borrower for the purpose of defraying the expense incident to handling such delinquent payment. Borrower and Administrative Agent agree that this late charge represents a reasonable sum considering all of the circumstances existing on the date hereof and represents a fair and reasonable estimate of the costs that Administrative Agent and Lenders will incur by reason of late payment. Borrower and Administrative Agent further agree that proof of actual damages would be costly and inconvenient. Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue installment, and shall not prevent Administrative Agent from exercising any of the other rights available hereunder or any other Loan Document. Such late charge shall be paid without prejudice to any other rights of Administrative Agent.
     (d) Computation of Interest. Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest or fees accrue and a year of three hundred sixty (360) days on the principal balance of the Loan outstanding from time to time. In computing interest on the Loan, the date of the making of a disbursement under the Loan shall be included and the date of payment shall be excluded. Notwithstanding any provision in this Section 2.6, interest in respect of the Loan shall not exceed the Maximum Lawful Rate.
     (e) Effective Rate. The “Effective Rate” upon which interest shall be calculated for the Loan shall, from and after the Effective Date of this Agreement, be one or more of the following:
(i)	Provided no Default exists under this Agreement:
(A)	Initial Advance; Subsequent Advances During Any Calendar Month. For the Initial Advance of principal under this Agreement, and for any subsequent Advances of principal during any calendar month which are not made on a Due Date, the Effective Rate on such principal amount shall be the Variable Rate on the date of disbursement as determined by Administrative Agent. Such Effective Rate shall apply to such principal amount from the date of disbursement through and including the date immediately preceding the first (1st) Business Day of the next calendar month.

(B)	Monthly Reset of One-Month LIBO Rate. On the first (1st) Business Day of a calendar month, any principal outstanding under the Notes and which is not a Variable Rate Portion shall be the One-Month LIBO Rate Portion for purposes of calculation of the Effective Rate under this section. Commencing with the first (1st) Business Day of the first (1st) calendar month after the Initial Advance of principal under this Agreement, and continuing thereafter on the first (1st) Business Day of each succeeding calendar month, the Effective Rate on the outstanding One-Month LIBO Rate Portion under the Loan (i.e., all outstanding principal on such first (1st) Business Day which is not a Variable Rate Portion) shall be reset to the One-Month LIBO Rate, as determined by Administrative Agent on each such first (1st) Business Day.

(C)	Selection of Variable Rate. With respect to any Advance under this Agreement that bears interest at the Variable Rate, if Borrower desires to have such portion of the Loan continue to bear interest at the Variable Rate after the date of an Advance, or if Borrower otherwise desires to have any portion of the Loan bear interest at the Variable Rate at any other time, then Borrower shall deliver to the Administrative Agent, Wells Fargo Bank, N.A, Minneapolis Loan Center, 608 2nd Avenue South, 11th Floor, MAC N9303-10, Minneapolis, MN 55402-1916, or such other addresses as Administrative Agent shall designate, an original or facsimile notice (a “Variable Rate Notice”) no later than 9:00 A.M. (California time), not less than three (3) Business Days prior to end of the calendar month, which Variable Rate Notice shall specify the amount of principal the Borrower desires to bear interest at the Variable Rate (which shall be a Variable Rate Portion). Notwithstanding the preceding sentence, upon election of a Variable Rate in accordance with the foregoing, the Variable Rate Portion of the Loan shall thereafter bear interest at the Variable Rate unless and until Borrower thereafter sends written notice to Administrative Agent that Borrower elects to have such Variable Rate Portion bear interest at the One-Month LIBO Rate.

(D)	If One-Month LIBO Rate Becomes Unavailable. In the event the One-Month LIBO Rate, for any reason, should become prohibited or unavailable to Administrative Agent, or, if in Administrative Agent’s good faith judgment, it is not possible or practical for Administrative Agent to set a One-Month LIBO Rate, THEN the Effective Rate shall be the Replacement Rate.
(ii)	During such time as a Default exists under this Agreement; or from and after the date on which all sums owing under the Notes become due and payable by acceleration or otherwise; or from and after the date on which the Collateral or any portion thereof or interest therein, is sold, transferred, mortgaged, assigned, or encumbered, whether voluntarily or involuntarily, or by operation of law or otherwise, without Administrative Agent’s prior written consent (whether or not the sums owing under the Notes become due and payable by acceleration); or from and after the Maturity Date, then at the option of Requisite Lenders in each case, the interest rate applicable to the then outstanding principal balance of the Loan shall be the Default Rate.

(f)	One-Month LIBO Rate Taxes, Regulatory Costs and Reserve Percentages.

(i)	Upon Administrative Agent’s demand, Borrower shall pay to Administrative Agent for the account of each Lender, in addition to all other amounts which may be, or become, due and payable under this Agreement and the other Loan Documents, any and all One-Month LIBO Rate Taxes and Regulatory Costs, to the extent they are not internalized by calculation of an Effective Rate. Further, at Administrative Agent’s option, the Effective Rate shall be automatically adjusted by adjusting the Reserve Percentage, as determined by Administrative Agent in its prudent banking judgment, from the date of imposition (or subsequent date selected by Administrative Agent) of any such Regulatory Costs. Administrative Agent shall give Borrower notice of any One-Month LIBO Rate Taxes and Regulatory Costs as soon as practicable after their occurrence, but Borrower shall be liable for any One-Month LIBO Rate Taxes and Regulatory Costs regardless of whether or when notice is so given.

(ii)	In the event that any Lender incurs additional costs on account of any increased Regulatory Costs, changes in the Reserve Percentage, or capital adequacy requirements pursuant to Section 15.15(a) of this Agreement, and such Lender elects to have Borrower pay or reimburse it for such additional costs, Administrative Agent shall give Borrower thirty (30) days prior written notice thereof, with a reasonably detailed estimate of the amount of such additional costs. In the event that such additional costs would result in a material increase in the cost of the Borrower’s annual debt service under the Loan (which, for purposes of this paragraph, shall be defined as an increase of 5% or more of the debt service payable by Borrower solely on account of such additional costs), Borrower shall have the right and option to prepay the Loan in full, but not in part, without prepayment premium or penalty.
     (g) One-Month LIBO Price Adjustment. Borrower acknowledges that prepayment or acceleration of a One-Month LIBO Rate Portion during a One-Month LIBO Rate Period shall result in Lenders’ incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. Therefore, on the date a One-Month LIBO Rate Portion is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise (“Price Adjustment Date”), Borrower will pay Administrative Agent, for the account of each Lender (in addition to all other sums then owing to Lenders) an amount (“One-Month LIBO Rate Price Adjustment”) equal to the then present value of (i) the amount of interest that would have accrued on the One-Month LIBO Rate Portion for the remainder of the One-Month LIBO Rate Period at the One-Month LIBO Rate set on the first (1st) Business Day of the month in which such amount is prepaid or becomes due, less (ii) the amount of interest that would accrue on the same One-Month LIBO Rate Portion for the same period if the One-Month LIBO Rate were set on the Price Adjustment Date at the One-Month LIBO Rate in effect on the Price Adjustment Date. The present value shall be calculated by the Administrative Agent, for the benefit of the Lenders, using as a discount rate the One-Month LIBO Rate quoted on the Price Adjustment Date.
     (h) Purchase, Sale and Matching of Funds. Borrower understands, agrees and acknowledges the following: (a) Lenders have no obligation to purchase, sell and/or match funds in connection with the use of a One-Month LIBO Rate as a basis for calculating an Effective Rate or One-Month LIBO Rate Price Adjustment; (b) a One-Month Rate is used merely as a reference in determining an Effective Rate and One-Month LIBO Rate Price Adjustment; and (c) Borrower has accepted a One-Month Rate as a reasonable and fair basis for calculating an Effective Rate and a One-Month LIBO Rate Price Adjustment. Borrower further agrees to pay the One-Month LIBO Rate Price Adjustment, One-Month LIBO Rate Taxes and Regulatory Costs, if any, whether or not any Lender elects to purchase, sell and/or match funds.
     (i) Usury. It is expressly stipulated and agreed to be the intent of Borrower and Lenders at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Notes or the Related Indebtedness (or applicable United States federal law to the extent that it permits Lenders to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). Accordingly, if applicable law (or any judicial interpretation thereof) renders usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to the Notes, any of the other Loan Documents or any other communication or writing by or between Borrower and Lenders related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged or received by reason of Lenders’ exercise of the option to accelerate the maturity of the Notes and/or the Related Indebtedness, or (iii) Borrower will have paid or Lenders will have received by reason of any voluntary prepayment by Borrower of the Notes and/or the Related Indebtedness, then it is Borrower’s and Lenders’ express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically cancelled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lenders shall be credited on the principal balance of the Notes and/or the Related Indebtedness (or, if the Notes and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and, to the fullest extent permitted under applicable law, the provisions of the Notes and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Notes have been paid in full before the end of the stated term of the Notes, then Borrower and Lenders agree that Lenders shall either refund such excess interest to Borrower and/or credit such excess interest against the Notes and/or any Related Indebtedness then owing by Borrower to Lenders. To the fullest extent permitted under applicable law, Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lenders, Borrower will provide written notice to Lenders, advising Lenders in reasonable detail of the nature and amount of the violation, and Lenders shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Notes and/or the Related Indebtedness then owing by Borrower to Lenders. All sums contracted for, charged or received by Lenders for the use, forbearance or detention of any debt evidenced by the Notes and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Notes and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Notes and/or the Related

Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Notes and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Notes and/or the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lenders to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. To the fullest extent permitted under applicable law, Borrower and Lenders hereby agree that any and all suits alleging the contracting for, charging or receiving of usurious interest shall lie in Dallas County, Texas, and each irrevocably waive the right to venue in any other county. To the extent that Lenders are relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Notes and/or the Related Indebtedness, Lenders will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lenders to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lenders will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lenders may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.
2.7 PAYMENTS.
     (a) Manner and Time of Payment. All payments of principal, interest and fees hereunder payable to Administrative Agent or the Lenders shall be made without condition or reservation of right and free of set-off or counterclaim, in Dollars and by wire transfer (pursuant to Administrative Agent’s written wire transfer instructions) of immediately available funds, to Administrative Agent, for the account of each Lender as applicable, not later than 11:00 A.M. (San Francisco, California time) on the date due; and funds received by Administrative Agent after that time and date shall be deemed to have been paid on the next succeeding Business Day.
     (b) Payments on Non-Business Days. Whenever any payment to be made by Borrower hereunder shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder and of any fees due under this Agreement, as the case may be.
     (c) Prepayment.
(i)	Notwithstanding anything to the contrary contained herein, Borrower may obtain a Qualified Redevelopment Release at any time after the Effective Date, provided that all conditions to a Property Release are otherwise satisfied, including without limitation, Borrower’s payment to Administrative Agent, on behalf of the Lenders, of the applicable Release Price in connection with such Qualified Redevelopment Release. Except for Qualified Redevelopment Releases (and the payment of the applicable Release Price in connection therewith), Borrower may not prepay any portion of the Loan prior to July 31, 2013 (the “Prepayment Lockout Expiration Date”). Further, except for prepayments of a part of the outstanding indebtedness of the Loan in connection with (i) a Qualified Redevelopment Release or (ii) the sale or refinancing of a Non-Key Property or a Redevelopment Property and the related Property Release after the Prepayment Lockout Expiration Date, Borrower shall not have the right to make partial prepayments of the outstanding principal of the Loan; provided, further, that in connection with any sale or refinancing of a Non-Key Property or a Redevelopment Property, Borrower shall pay the applicable Prepayment Premium provided herein. After the Prepayment Lockout Expiration

Date, Borrower may prepay the outstanding principal of the Loan attributable to a Non-Key Property or Redevelopment Property, as the case may be, in full or in part in connection with a refinancing or sale of such Non-Key Property or such Redevelopment Property in accordance with Section 2.7(c)(ii) below, but Borrower shall not have the right to prepay the outstanding principal of the Loan applicable to the Key Properties (except as expressly permitted herein in connection with a payoff of the entire indebtedness outstanding under the Loan after the Prepayment Lockout Expiration Date and the payment of the applicable Prepayment Premium).

(ii)	Prepayment Premiums — Non-Key Properties and Redevelopment Properties. If the prepayment in connection with a Non-Key Property or a Redevelopment Property occurs during the period after the Prepayment Lockout Expiration Date through and including July 31, 2014, the Prepayment Premium shall be one-half percent (.5%) of the principal amount being prepaid. If the prepayment in connection with a Non-Key Property or Redevelopment Property occurs during the period from and after August 1, 2014 through and including July 31, 2015, the Prepayment Premium shall be one-quarter percent (.25%) of the principal amount being prepaid. Any prepayment in connection with a Non-Key Property or Redevelopment Property occurring after July 31, 2015 shall not be subject to any Prepayment Premium. Notwithstanding the foregoing, in the event that a prepayment in connection with a Non-Key Property or Redevelopment Property occurs in connection with the sale of such Non-Key Property or Redevelopment Property by the applicable Borrower to a third party which is not an Affiliate of Borrower or Guarantor or any of their constituent entities, then (i) the Prepayment Premium for the period after the Prepayment Lockout Expiration Date through and including July 31, 2014 shall be reduced to two-tenths of one percent (.2%) of the principal amount being repaid, and (ii) the Prepayment Premium for the period from and after August 1, 2014 through and including July 31, 2015 shall be reduced to one-tenth of one percent (.1%) of the principal amount being repaid. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, no Prepayment Premium shall be due or payable in connection with a Qualified Redevelopment Release of a Non-Key Property or Redevelopment Property. Any prepayment made in connection with a Non-Key Property or Redevelopment Property shall be (i) made concurrently with the payment of the applicable Release Price for such Non-Key Property or Redevelopment Property, (ii) made in $1,000,000 increments (i.e., rounded upward to the nearest $1,000,000) and (iii) accompanied by any additional amounts required to be paid hereunder (e.g., “LIBOR breakage costs” (which term, for all purposes of this Agreement, includes any One-Month LIBO Rate Price Adjustment) termination payments under any Swap Contract and payment of the applicable Prepayment Premium).

(iii)	Prepayment Premiums — Key Properties. Notwithstanding anything to the contrary contained herein, Borrower shall not be entitled to any Property Releases of any Key Properties for any reason, except that Borrower may obtain a release of a Key Property after the Prepayment Lockout Expiration Date in connection with a refinancing or sale of such Key Property, provided that all indebtedness outstanding under the Loan is repaid in full and Borrower pays the applicable Prepayment Premium in connection with such release. In the event that any Key Property is refinanced or sold to a party unrelated to Borrower or Guarantor or any of their constituent entities, the entire outstanding principal balance of the Loan, accrued but unpaid interest and all other sums outstanding under the Loan Documents shall be due and payable in full, the Swap Contract shall be terminated, and Borrower shall pay a Prepayment Premium as set forth in this clause (iii); provided, further, Borrower may request the swap rate provider or counterparty under any Swap Contract (a “Swap Rate Provider”) to transfer the Swap Contract to another loan, but any such transfer shall be subject to the Swap Rate Provider’s consent in the Swap Rate Provider’s sole and absolute discretion. If a prepayment of the Loan occurs on account of a refinancing, sale or other disposition of a Key Property, then (i) the Prepayment Premium for the period after the Prepayment Lockout Expiration Date through and including July 31, 2014 shall be eight-tenths of one percent (.8%) of the entire outstanding principal balance of the Loan, (ii) the Prepayment Premium for the period from and after August 1, 2014 through and including July 31, 2015 shall be four-tenths of one percent (.4%) of the entire outstanding principal balance of the Loan and (iii) the Prepayment Premium for any period from and after August 1, 2015 shall be two-tenths of one percent (.2%) of the entire outstanding principal balance of the Loan. Notwithstanding anything to the contrary contained in this Agreement, no Prepayment Premium shall be due and owing if the Loan is paid in full during the ninety (90) day period immediately preceding the Maturity Date.

(iv)	Prepayment. Borrower shall give not less than three (3) Business Days’ prior written notice to Administrative Agent, not later than 11:00 A.M. (San Francisco, California time) on the date given, of Borrower’s intention to prepay all or any portion of the Loan. Any notice of prepayment given to Administrative Agent under this Section 2.7 shall specify the date of prepayment and the principal amount of the prepayment. In the event of a prepayment of any One-Month LIBO Rate Portion, Borrower shall concurrently pay any One-Month LIBO Rate Price Adjustment payable in respect thereof. Any prepayment of principal shall be accompanied by any amounts necessary to compensate or reimburse Administrative Agent and Lenders for (1) any LIBOR breakage costs, (2) any termination payments under any Swap Contract and (3) payment of the applicable Prepayment Premium set forth herein. Amounts prepaid shall be applied first to any portion of the Loan that is not subject to a Swap Contract, if any. Any principal balance reduction shall reduce Lenders’ Commitment by a like amount, and any such amounts repaid by Borrower may not be reborrowed.

(v)	No Premium Required. Notwithstanding anything to the contrary herein, no Prepayment Premium shall be due or payable in connection with the payment of any insurance proceeds or condemnation awards applied against the principal outstanding under the Loan in accordance with the Loan Documents.
2.8 COLLATERAL POOL; REMARGIN RIGHT.
     (a) Collateral Pool. In order for a Property to be included in the Collateral Pool, (i) a Property must be wholly-owned in fee simple (which ownership may include condominium ownership interests created in accordance with this Agreement) by a Borrower or Non-Borrower Mortgagor (with the beneficial interests being 100% owned by Borrower), and no Property shall be a ground lease, (ii) no subordinate debt shall be allowed on any Property, (iii) no Property shall have any restrictions on the Borrower’s ability to sell or encumber such Property (except for restrictions in the Loan Documents or as may be shown in the Permitted Liens) and (iv) Administrative Agent shall have received a current environmental and property condition report for such Property satisfactory to Administrative Agent in all respects. No Properties may be added to the Collateral Pool after the Effective Date. After the Effective Date, the Debt Yield for the Collateral Pool shall be tested on a quarterly basis, using a Determination Date as of the end of each calendar quarter. In the event the Debt Yield as of the end of any calendar quarter is less than nine percent (9.0%) or the Loan-to-Value Ratio (based on the then outstanding principal of the Loan) exceeds sixty-five percent (65%), a Cash Trap Event Period shall be deemed to have occurred as provided in Section 10.16(b) of this Agreement.
     (b) Remargin Right. Administrative Agent shall have the right to obtain new or updated Appraisals on all Property which is Collateral as of the Remargin Date. In the event that such Appraisals reflect that the Loan-to-Value Ratio (based on the then outstanding principal of the Loan) for all Property then in the Collateral Pool exceeds sixty-five percent (65%), then Borrower shall, within thirty (30) Business Days after written notice from Administrative Agent, make a principal payment to Administrative Agent, for the benefit of the Lenders, in an amount necessary to reduce such Loan-to-Value Ratio to sixty-five percent (65%), and Borrower’s failure to make such principal payment within such thirty (30) Business Day period shall be an immediate Default under this Agreement. Any prepayment of principal made in connection with the foregoing remargin provision shall be without any Prepayment Premium or other penalty, except for (i) any LIBOR breakage costs incurred by Lenders and (2) any termination payments under any Swap Contract. Any principal payment made pursuant to this paragraph shall be applied first to any portion of the Loan that is not subject to a Swap Contract, if any.
     2.9 FULL REPAYMENT AND RECONVEYANCE. Upon repayment and termination of all Secured Obligations in full, Administrative Agent shall issue a full reconveyance of the Property from the Lien of the Mortgage; provided, however, that all of the following conditions shall be satisfied at the time of, and with respect to, such reconveyance: (a) Administrative Agent, for the benefit of Lenders, shall have received all escrow, closing and recording costs, the costs of preparing and delivering such reconveyance and any sums then due and payable under the Loan Documents; and (b) Administrative Agent shall have received a written release satisfactory to Administrative Agent of any set aside letter, letter of credit or other form of undertaking which Administrative Agent or any Lender has issued to any surety, Governmental Authority or any other party in connection with the Loan and/or the Property. Lenders’ obligations to make further Advances under the Loan shall terminate as to any portion of the Loan undisbursed as of the date of issuance of such full release or reconveyance, and any commitment of Lenders to lend any undisbursed portion of the Loan shall be canceled.
     2.10 LENDERS’ ACCOUNTING. Administrative Agent shall maintain a loan account (the “Loan Account”) on its books in which shall be recorded (a) the names and addresses and the Pro Rata Shares of the commitment of each of the Lenders, and principal amount of the Loan owing to each Lender from time to time, and (b) all repayments of principal and payments of accrued interest, as well as payments of fees required to be paid pursuant to this Agreement. All entries in the Loan Account shall be made in accordance with Administrative Agent’s customary accounting practices as in effect from time to time. Monthly or at such other interval as is customary with Administrative Agent’s practice, Administrative Agent will render a statement of the Loan Account to Borrower and will deliver a copy thereof to each Lender. Each such statement shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein (absent manifest error).
     2.11 PROPERTY RELEASES. From time to time after the Prepayment Lockout Expiration Date (or earlier in connection with a Qualified Redevelopment Release) but prior to the Maturity Date, Borrower may request, upon not less than thirty (30) days prior written notice to the Administrative Agent or such shorter period as may be acceptable to Administrative Agent, that any Non-Key Property or Redevelopment Property (but not any Key Property) be released from the Collateral Pool and from the Liens created by the Mortgage and other Loan Documents, which release (a “Property Release”) shall be effected by a written release executed by Administrative Agent when all of the following conditions are satisfied as of the date of such Property Release:
(a)	No Default or Potential Default exists under the Loan Documents, or will exist immediately after giving effect to such Property Release;

(b)	Such Property Release shall be in connection with the refinancing of such Non-Key Property or Redevelopment Property, as the case may be, or the sale of such Non-Key Property or such Redevelopment Property, as the case may be, to a Person that is not an Affiliate of any Borrower or Guarantor, or such Non-Key Property or Redevelopment Property shall be contributed to a joint venture or other entity Controlled by Borrower or Guarantor for the purpose of the redevelopment of such Non-Key Property or Redevelopment Property, as the case may be;

(c)	Administrative Agent shall have received, for the account of the Lenders, the Release Price for the Property to be released, which Release Price shall be applied as a reduction of the outstanding principal balance of the Loan;

(d)	Administrative Agent shall have received any and all sums then due and owing under the Loan Documents in connection with such Property Release, including the applicable Prepayment Premium due on account of such Property Release, and all closing and recording costs, the costs of preparing and delivering such Property Release and the cost of any title insurance endorsements required by Administrative Agent, including, without limitation, an endorsement pursuant to applicable title insurance rules and regulations;

(e)	If the Non-Key Property or Redevelopment Property to be released is only a portion of larger parcel or tract of land, then: (i) the Non-Key Property or Redevelopment Property to be released and the portion of the Property which shall remain encumbered by the applicable Mortgage shall each be legal parcels lawfully created in compliance with all subdivision laws and ordinances and, at Borrower’s sole cost, and Administrative Agent shall have received any title insurance endorsements or other evidence to that effect requested by Administrative Agent, in form satisfactory to Administrative Agent; (ii) the legal descriptions of the portion of the Property being released and the portion of the Property remaining encumbered shall be acceptable to Administrative Agent in its sole discretion and (iii) the portion of the Property which shall remain encumbered by the applicable Mortgage shall have the benefit of all utilities, easements, public and/or private streets, covenants, conditions and restrictions as may be necessary, in Administrative Agent’s judgment, for the development, improvement and operation thereof; provided, that Administrative Agent shall exercise such judgment in a reasonable manner so long as any such release shall not result in a material adverse effect on the remaining portion of the Property not so released.

(f)	If the Non-Key Property or Redevelopment Property to be released is only a portion of larger parcel or tract of land for real estate tax purposes (i.e., the Non-Key Property or Redevelopment Property being released is only a portion of a larger tax parcel), Administrative Agent shall have received evidence satisfactory to Administrative Agent that any tax or assessment which constitutes a lien against the Non-Key Property or Redevelopment Property, as the case may be, has been properly allocated between the Non-Key Property or Redevelopment Property to be released and the portion of the Property which shall remain encumbered by the Mortgage;

(g)	No Property Release shall result in any of the remaining Property in the Collateral Pool after the Property Release not (i) having sufficient access to a public right-of-way for ingress and egress to such remaining Property or (ii) being in non-compliance with any Requirements of Law as a result of such Property Release, including without limitation, any parking requirements applicable to the Property remaining in the Collateral Pool.

(h)	Neither the acceptance of any payment of a Release Price nor the issuance of any Property Release by Administrative Agent shall affect Borrower’s obligation to repay all amounts owing under the Loan Documents or under the Lien of the Mortgage on the remainder of the Property which is not released; provided, however, if a Property Release obtained in accordance with this Agreement results in one of the entities other than Parent comprising Borrower no longer having any interest in the Collateral Pool, Administrative Agent and Lenders shall take such actions as may reasonably be required to release such entity from any liability accruing under the Loan Documents from and after the date of such release.

ARTICLE 3. DISBURSEMENT
     3.1 CONDITIONS PRECEDENT. Administrative Agent’s and Lenders’ obligation to make the Initial Advance or any disbursements or take any other action under the Loan Documents shall be subject at all times to satisfaction of each of the following conditions precedent (in addition to those set forth in Exhibit C and in any other applicable provision hereof):
     (a) There shall exist no Default or Potential Default, as defined in this Agreement, or Default as defined in any of the other Loan Documents or in the Other Related Documents;
     (b) Administrative Agent shall have received all Loan Documents, Other Related Documents, other documents, instruments, policies, and forms of evidence or other materials requested by Administrative Agent or any Lender under the terms of this Agreement or any of the other Loan Documents;
     (c) The Mortgage shall be a valid Lien upon the Property and be prior and superior to all other Liens thereon except the Permitted Liens;
     (d) Administrative Agent shall have received the Title Policy covering the Property and surveys of the Property in form and substance acceptable to Administrative Agent;
     (e) With respect to the Initial Advance, Administrative Agent shall have received tenant estoppel letters and subordination, nondisturbance and attornment agreements from such tenants of the Property as may be required by Administrative Agent, which shall be in form and content satisfactory to Administrative Agent;
     (f) Administrative Agent shall have received confirmation that Borrower has entered into an interest rate swap transaction in the notional amount equal to sixty-five percent (65%) of the Initial Facility Amount, with an expiration date equal to or greater than the Maturity Date, for the purpose of hedging its interest rate risk in respect of the Notes. If Wells Fargo is the counterparty to the interest rate swap transaction, Administrative Agent shall have received confirmation that Borrower has executed the ISDA Master Agreement, the ISDA Schedule and a trade confirmation. If Borrower entered into an interest rate swap transaction with a counterparty other than Administrative Agent, such counterparty shall have a Standard & Poor’s rating of AA and a Moody’s rating of Aa (or as otherwise approved by Administrative Agent); and
     (g) Administrative Agent shall have received from each Lender such Lender’s Pro Rata Share of such disbursement.
     3.2 CONDITIONS PRECEDENT TO ADVANCES OF UNFUNDED INITIAL FACILITY. Administrative Agent’s and Lenders’ obligation to make any disbursements of the Unfunded Initial Facility shall be subject to satisfaction of each of the following conditions precedent at the time of such disbursement:
     (a) All of the conditions set forth in Section 3.1 of this Agreement shall be satisfied to Administrative Agent’s satisfaction as of the date of the Advance from the Unfunded Initial Facility;
     (b) Administrative Agent and Lenders shall not be obligated to fund more than one (1) Advance from the Unfunded Initial Facility each month;
     (c) All representations and warranties of Borrower in this Agreement and the other Loan Documents and Other Related Documents shall remain true and correct in all material respects as of the date of such Advance, with the same effect as though the representations and warranties had been made on and as of such date except to the extent that such representations and warranties specifically refer to an earlier date;

     (d) Borrower shall have satisfied all conditions to the Advance set forth in the Disbursement Plan attached hereto as Exhibit C, including without limitation, the delivery to Administrative Agent, in form and substance satisfactory to Administrative Agent, bills or invoices, lien waivers and releases and all other matters required by Exhibit C, for all hard costs incurred with respect to any Advance to pay for the cost of construction of Additional Improvements, including without limitation, any Tenant Improvements or other hard costs which are to be paid from such Advance, if any;
     (e) With respect to any Advance for Tenant Improvements and Leasing Commissions incurred by Borrower, such Advance shall only be made in connection with an Approved Lease or, subject to the prior written approval of Administrative Agent, a License Agreement;
     (f) Borrower shall have delivered to Administrative Agent a down date endorsement to the Title Policy, showing that the Property is free of all Liens other than those shown already disclosed in such Title Policy or which are approved by Administrative Agent or otherwise permitted under this Agreement; and
     (g) Any Advances must be disbursed no later than the Remargin Date, and in the event that Borrower does not qualify for an Advance (whether from the Unfunded Initial Facility or the Earnout Holdback) by the Remargin Date, then Lenders’ Commitment to fund any remaining Advances (including any unfunded portion of the Unfunded Initial Facility and the Earnout Holdback) shall terminate and be of no further force and effect.
     3.3 CONDITIONS PRECEDENT TO ADVANCES OF EARNOUT HOLDBACK. Administrative Agent’s and Lenders’ obligation to make any disbursements of the Earnout Holdback shall be subject to satisfaction of each of the following conditions precedent at the time of such disbursement:
     (a) All of the conditions set forth in Section 3.1 and Section 3.2 of this Agreement shall be satisfied to Administrative Agent’s satisfaction as of the date of the Advance from the Earnout Holdback; provided, however, if such Advance is to reimburse Borrower for capital expenditures incurred by Borrower from and after November 9, 2010 in connection with the development and/or improvement of the Property, Borrower shall not be required to satisfy the condition set forth in Section 3.2(d) other than to provide satisfactory evidence to Administrative Agent of the amount and payment of such capital expenditures previously incurred by Borrower.
     (b) The construction of Ward Village Retail Shops shall have been completed, including the payment of the cost of all Tenant Improvements and Leasing Commissions then incurred with respect to any Approved Leases for Ward Village Retail Shops then in effect;
     (c) Administrative Agent and Lenders shall not be obligated to fund more than one (1) Advance from the Earnout Holdback each month;
     (d) The Loan-to-Value Ratio shall then be not more than sixty-five percent (65%) based on the most recent Appraisals obtained by Administrative Agent, after giving effect to the requested Advance; and
     (e) With respect to any Advances of the Earnout Holdback, the following additional conditions shall be satisfied:
(1)	The amount of the Earnout Holdback available for disbursement to Borrower shall be tested on a quarterly basis (i.e., using a Determination Date as of the end of each calendar quarter) and on the date of each disbursement from the Earnout Holdback, based on the financial information for the immediately preceding calendar month (and Borrower shall provide to Administrative Agent the Operating Statements in determining In Place NOI in connection with such request for disbursement). Further, in computing the amount of the Earnout Holdback available for disbursement, In Place NOI shall be adjusted to exclude any Property that is no longer in the Collateral Pool as of the date of the requested disbursement from the Earnout Holdback. The amount of the Earnout Holdback available for disbursement as of any Determination Date shall be equal to the Maximum Loan Amount calculated on such Determination Date, minus the sum of (i) the Initial Facility Amount plus (ii) all prior Advances from the Earnout Holdback as of such Determination Date.

(2)	In the event that Borrower is eligible for a disbursement from the Earnout Holdback, such disbursements shall only be available in increments of $500,000, and may be drawn on a monthly basis (i.e., if Borrower qualifies for a disbursement from the Earnout Holdback, it may have such amount disbursed on a monthly basis, so long as each disbursement is not less than $500,000 and is in a multiple of $500,000); provided, however, the last disbursement may be in an amount less than $500,000.
In addition to the foregoing, and notwithstanding anything to the contrary contained in this Agreement, an amount equal to the WVRS Holdback shall only be available for disbursement to Borrower from the Earnout Holdback to pay for Tenant Improvements and Leasing Commissions incurred in connection with or pursuant to Approved Leases covering portions of the Ward Village Retail Shops. Notwithstanding anything to the contrary contained in this Agreement, in the event that the Ward Village Retail Shops is fully leased and all Tenant Improvements and Leasing Commissions incurred in connection therewith have been paid in full, then the WVRS Holdback shall be terminated and any funds which are subject to the WVRS Holdback at such time shall be available for disbursement to Borrower for purposes other than to pay or reimburse Borrower for Tenant Improvements and Leasing Commissions incurred with respect to the Ward Village Retail Shops, subject to the satisfaction of the other terms and conditions to Advances of the Earnout Holdback set forth in this Agreement.
     3.4 ACCOUNT, PLEDGE AND ASSIGNMENT, AND DISBURSEMENT AUTHORIZATION. The proceeds of the Loan, when qualified for disbursement, shall be deposited into the Operating Account or otherwise disbursed to or for the benefit or account of Borrower under the terms of this Agreement; provided, however, that any direct disbursements from the Loan which are made by means of wire transfer shall be subject to the provisions of any funds transfer agreement which is identified in Exhibit B hereto. Disbursements hereunder may be made by Administrative Agent upon the written request of any Person who has been authorized by Borrower to request such disbursements until such time as written notice of Borrower’s revocation of such authority is received by Administrative Agent at the address shown in Exhibit C. As additional security for Borrower’s performance under the Loan Documents, Borrower hereby irrevocably pledges and assigns to Administrative Agent, for the benefit of Lenders, all monies at any time deposited in the Accounts.
     3.5 LOAN DISBURSEMENTS. Subject to the conditions set forth in Sections 3.1, 3.2 and 3.3, the proceeds of the Loan shall be disbursed in accordance with the terms and conditions of Exhibit C. All disbursements shall be held by Borrower in trust and applied by Borrower solely for the purposes for which the funds have been disbursed. Administrative Agent and Lenders have no obligation to monitor or determine Borrower’s use or application of the disbursements.
     3.6 FUNDS TRANSFER DISBURSEMENTS. Borrower hereby authorizes Administrative Agent, to disburse the proceeds of any Loans made by Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Transfer Authorizer Designation form. Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by Borrower; or (ii) made in Borrower’s name and accepted by Administrative Agent in good faith and in compliance with these transfer instructions, even if not properly authorized by Borrower. Borrower further agrees and acknowledges that Administrative Agent may rely solely on any bank routing number or identifying bank account number or name provided by Borrower to effect a wire of funds transfer even if the information provided by Borrower identifies a different bank or account holder than named by the Borrower. Administrative Agent is not obligated or required in any way to take any actions to detect errors in information provided by Borrower. If Administrative Agent takes any actions in an attempt to detect errors in the transmission or content of transfer requests or takes any actions in an attempt to detect unauthorized funds transfer requests, Borrower agrees that no matter how many times Administrative Agent takes these actions Administrative Agent will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between Administrative Agent and Borrower. Borrower agrees to notify Administrative Agent of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within fourteen (14) days after Administrative Agent’s confirmation to Borrower of such transfer. Administrative Agent will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made. Administrative Agent, may delay or refuse to accept a funds transfer request if the transfer would: (a) violate the terms of this authorization, (b) require use of a bank unacceptable to Administrative Agent or any Lender or prohibited by government authority; (iii) cause Administrative Agent or any Lender to violate any Federal Reserve or other regulatory risk control program or guideline; or (iv) otherwise cause Administrative Agent or any Lender to violate any applicable law or regulation. Neither Administrative Agent nor any Lender shall be liable to Borrower or any other parties for: (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of Administrative Agent or any Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Administrative Agent or any Lender’s control, or (iii) any special, consequential, indirect or punitive damages, whether or not (a) any claim for these damages is based on tort or contract or (b) Administrative Agent or any Lender or Borrower knew or should have known the likelihood of these damages in any situation. Neither Administrative Agent nor any Lender makes any representations or warranties other than those expressly made in this Agreement.
ARTICLE 4. IMPOUNDS
     4.1 TAX IMPOUND. Following the occurrence of a Default, at Administrative Agent’s option and election, Borrower shall deposit into the Tax Impound Account (collectively, “Tax Impound”), on each Due Date, an amount estimated from time to time by Administrative Agent, in its reasonable discretion, to be sufficient to pay the taxes, assessments and other similar ad valorem liabilities payable by Borrower under the Loan Documents with respect to the Property (collectively, “Taxes”) at least thirty (30) days prior to each date on which Taxes become delinquent (“Delinquency Date”). Administrative Agent shall provide Borrower with the initial estimated monthly amount to be deposited by Borrower for Taxes on each Due Date, and Borrower shall thereafter deposit such amount with Administrative Agent on each Due Date in addition to all other amounts owed to Administrative Agent and Lenders on the Due Date. If Administrative Agent determines in good faith at any time that the Tax Impound will not be sufficient to pay any Taxes at least thirty (30) days prior to the Delinquency Date, Administrative Agent shall notify Borrower of such determination and Borrower shall deposit with Administrative Agent the amount of such deficiency not more than ten (10) Business Days after Borrower’s receipt of such notice, and shall thereafter deposit with Administrative Agent on each Due Date the increased amount as determined in good faith by Administrative Agent necessary to pay the Taxes at least thirty (30) days prior to the Delinquency Date; provided, however, if Borrower receives notice of any such deficiency less than thirty (30) days prior to the Delinquency Date, Borrower shall deposit the amount of such deficiency with Administrative Agent not more than three (3) Business Days after Borrower’s receipt of such notice, but in no event later than the Business Day immediately preceding the Delinquency Date. So long as no Default exists, Administrative Agent shall, upon the request of Borrower, disburse to Borrower the Tax Impound funds for the payment of the Taxes which amount shall not exceed the amount due as of the Delinquency Date. Until such time as the indebtedness under the Loan is paid in full, Borrower shall deliver to Administrative Agent, as soon as available, a photocopy of all future tax statements received by Borrower from the tax authority.

     4.2 INSURANCE IMPOUND. Following the occurrence of a Default, at Administrative Agent’s option and election, Borrower shall deposit into the Insurance Impound Account (collectively, “Insurance Impound”), on each Due Date, an amount estimated from time to time by Administrative Agent, in its reasonable discretion, to be sufficient to pay the premiums for insurance required to be maintained by Borrower hereunder (“Insurance Premiums”) at least thirty (30) days prior to the date on which the current such insurance policies expire (“Insurance Expiration Date”). Administrative Agent shall provide Borrower with the initial estimated monthly amount to be deposited by Borrower for insurance premiums on each Due Date, and Borrower shall thereafter deposit such amount with Administrative Agent on each Due Date in addition to all other amounts owed to Administrative Agent and Lenders on the Due Date. If Administrative Agent determines in good faith at any time that the Insurance Impound will not be sufficient to pay the Insurance Premiums at least thirty (30) days prior to the Insurance Expiration Date, Administrative Agent shall notify Borrower of such determination and Borrower shall deposit with Administrative Agent the amount of such deficiency not more than ten (10) Business Days after Borrower’s receipt of such notice, and shall thereafter deposit with Administrative Agent on each Due Date the increased amount as determined in good faith by Administrative Agent necessary to pay the insurance premiums at least thirty (30) days prior to the Insurance Expiration Date; provided, however, if Borrower receives notice of any such deficiency less than thirty (30) days prior to the Insurance Expiration Date, Borrower shall deposit the amount of such deficiency with Administrative Agent not more than three (3) Business Days after Borrower’s receipt of such notice, but in no event later than the day immediately preceding the Insurance Expiration Date. So long as no Default exists, Administrative Agent shall, upon the request of Borrower, disburse to Borrower the Insurance Impound funds for the payment of the Insurance Premiums which amount shall not exceed the amount due as of the Insurance Expiration Date. Until such time as the indebtedness under the Loan is paid in full, Borrower shall deliver to Administrative Agent, as soon as available, a photocopy of all future insurance statements received by Borrower from insurance agent.
     4.3 GENERAL. Borrower shall have no right or ability to affect withdrawals from the Restricted Account or the subaccounts created thereunder, except in accordance with the provisions of this Agreement, and shall have no right to exercise dominion or control over the Restricted Account or the subaccounts created thereunder. All deposits required to be made by Borrower under this Article, are herein collectively called “Impounds”. For so long as any of the Impounds required under this Article are in effect and if Administrative Agent reasonably determines that any of the Impounds were not estimated properly and a deficiency exists, Administrative Agent shall notify Borrower of such deficiency and Borrower shall deposit or cause tenant to deposit with Administrative Agent the amount of such deficiency not more than ten (10) Business Days after Borrower’s receipt of such notice. Administrative Agent shall have the right to enter upon the Property at all reasonable times, including without limitation, prior to any disbursement of Impounds, to inspect any work in process and/or completed for which Impounds are now or hereafter required, but Administrative Agent shall not be obligated to supervise or inspect any such work or to inform Borrower or any third party regarding any aspect of any such work. Borrower shall pay to Administrative Agent all reasonable fees, costs and expenses charged, paid or incurred by Administrative Agent from time to time in connection with any request of Borrower for a disbursement of funds from the Impounds. Borrower authorizes Administrative Agent to disburse directly to Administrative Agent, from the Impounds or from funds to be disbursed to Borrower from the Impounds, such sums as may be necessary, at any time and from time to time, to pay all such fees, costs and expenses.
     4.4 GRANT OF SECURITY INTEREST IN IMPOUNDS, ACCOUNTS; APPLICATION OF FUNDS. As security for payment of the Loan and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower hereby pledges and assigns to Administrative Agent, and grants to Administrative Agent, for the benefit of Lenders, a security interest in, all Borrower’s right, title and interest in and to all Impounds, the Restricted Account and the subaccounts created thereunder, and all other Accounts. Borrower shall not, without obtaining the prior written consent of the Requisite Lenders, further pledge, assign or grant any security interest in any of the Impounds, the Restricted Account or the subaccounts created thereunder, or all other Accounts, or permit any lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements to be filed thereon, except those naming Administrative Agent as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. Upon the occurrence and during the continuance of a Default, Administrative Agent may apply all or any part of the, the Restricted Account and the subaccounts created thereunder, and all other Accounts against the amounts outstanding under the Loan in any order and in any manner as Administrative Agent shall elect in Administrative Agent’s sole discretion without seeking the appointment of a receiver and without adversely affecting the rights of Administrative Agent to foreclose the liens and security interests securing the Loan or exercise its other rights under the Loan Documents. The Impounds and Account Funds shall not constitute trust funds and may be commingled with other monies held by Administrative Agent. All interest which accrues on the foregoing Impounds and Account Funds shall be at a rate established by Administrative Agent, which may or may not be the highest rate then available, shall accrue for the benefit of Borrower and shall be taxable to Borrower and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Upon repayment in full of Borrower’s obligations under the Loan Documents, all remaining Impounds and Account Funds, if any, shall be disbursed to Borrower within ten (10) Business Days.
ARTICLE 5. CONSTRUCTION
     5.1 CONSTRUCTION OF ADDITIONAL IMPROVEMENTS. Borrower shall diligently and without delay pursue construction of the Additional Improvements in a workmanlike manner in accordance with any plans and specifications therefor, and in accordance with all Requirements of Law, building restrictions, recorded covenants and restrictions, and requirements of all Governmental Authorities having jurisdiction over the Property. Borrower shall, upon Administrative Agent’s request, execute and deliver to Administrative Agent a copy of any plans and specifications for any Additional Improvements and an assignment of Borrower’s rights under any Construction Agreement to Administrative Agent, for the benefit of Lenders as security for Borrower’s obligations under this Agreement and the other Loan Documents, and with respect to any Construction Agreement providing for payments in excess of $1,000,000 in the aggregate, shall cause the Contractor to consent to any such assignment. Borrower shall be solely responsible for all aspects of Borrower’s business and conduct in connection with the Property, including, without limitation, for the quality and suitability of any such plans and specifications and their compliance with all Requirements of Law, the supervision of the work of construction, the qualifications, financial condition and performance of all architects, engineers, contractors, material suppliers, consultants and property managers, and the accuracy of all applications for payment and the proper application of all disbursements. Neither Administrative Agent nor any Lender is obligated to supervise, inspect or inform Borrower or any third party of any aspect of the construction of the Additional Improvements or any other matter referred to above.
     5.2 CONTRACTOR/CONSTRUCTION INFORMATION. Within ten (10) days of Administrative Agent’s written request, Borrower shall deliver to Administrative Agent from time to time in a form acceptable to Administrative Agent: (a) copies of any Construction Contract and any architect’s or engineer’s agreements then in effect, including any changes thereto; (b) a cost breakdown of the projected total cost of constructing any Additional Improvements then in progress, and that portion, if any, of each cost item which has been incurred; and (c) a construction progress Schedule detailing the progress of construction and the projected sequencing and completion time for uncompleted work, all as of the date of such schedule.
Borrower agrees that Administrative Agent may disapprove any contractor, subcontractor or material supplier which, in Administrative Agent’s good faith determination, is deemed financially or otherwise unqualified; provided, however, that the absence of any such disapproval shall not constitute a warranty or representation of qualification by Administrative Agent or any Lender. Administrative Agent or any Lender may contact any such contractor, subcontractor or material supplier to discuss the course of construction.
     5.3 PROHIBITED CONTRACTS. Without Administrative Agent’s prior written consent, Borrower shall not contract for any materials, furnishings, equipment, fixtures or other parts or components of the Additional Improvements, if any third party shall retain any ownership interest (other than Lien rights created by operation of law) in such items after their delivery to the Property. Borrower shall have five (5) days to effect the removal of any such retained interest.
     5.4 LIENS AND STOP NOTICES. If a claim of Lien is recorded which affects the Property or a bonded stop notice is served upon Administrative Agent or any Lender, Borrower shall, subject to Borrower’s right to contest mechanic’s and materialmen’s liens in good faith in accordance with Section 15.8 hereof, within thirty (30) calendar days after the date Borrower receives notice of such lien or of such recording or service or within twenty (20) calendar days of Administrative Agent’s demand, whichever occurs first: (a) pay and discharge the claim of Lien or bonded stop notice; (b) effect the release thereof by recording or delivering to Administrative Agent a surety bond in sufficient form and amount; or (c) provide Administrative Agent with other assurances which Administrative Agent deems, in its sole discretion, to be satisfactory for the payment of such claim of Lien or bonded stop notice and for the full and continuous protection of Administrative Agent and Lenders from the effect of such Lien or bonded stop notice.
     5.5 ASSESSMENTS AND COMMUNITY FACILITIES DISTRICTS. Without Administrative Agent’s prior written consent, Borrower shall not cause or suffer to become effective or otherwise consent to the formation of any assessment district or community facilities district which includes all or any part of the Property. In addition, Borrower not, without Administrative Agent’s prior written consent in Administrative Agent’s sole discretion, cause or otherwise consent to the levying of special taxes or assessments against the Property by any such assessment district or community facilities district.
     5.6 DELAY. Borrower shall promptly notify Administrative Agent in writing of any event causing material delay or interruption of construction, or the timely completion of construction of any Additional Improvements. The notice shall specify the particular work delayed, and the cause and period of each delay.
     5.7 INSPECTIONS. Administrative Agent shall have the right to engage an Independent Inspecting Architect in connection with the construction of any Additional Improvements, and Administrative Agent and the Independent Inspecting Architect shall have the right to enter upon the Property at all reasonable times at Borrower’s cost and expense to inspect the Property and the construction work to verify information disclosed or required pursuant to this Agreement. Any such inspection or review of the Additional Improvements by Administrative Agent or Independent Inspecting Architect is solely to determine whether Borrower is properly discharging its obligations under the Loan Documents and may not be relied upon by Borrower or by any third party as a representation or warranty of compliance with this Agreement or any other agreement. Neither Administrative Agent, Independent Inspecting Architect nor any Lender owe a duty of care to Borrower or any third party to protect against, or to inform Borrower or any third party of, any negligent, faulty, inadequate or defective design or construction of the Additional Improvements as determined by Administrative Agent, the Independent Inspecting Architect or any Lender.
     5.8 SURVEYS. Upon Administrative Agent’s written request, Borrower shall promptly deliver to Administrative Agent, upon Completion of the Additional Improvements, an as-built survey acceptable to a title insurer for purposes of issuing an ALTA policy of title insurance. All such surveys shall be performed and certified by a licensed engineer or surveyor acceptable to the title insurer.
ARTICLE 6. INSURANCE
Borrower shall, while any obligation of Borrower or any Guarantor under any of the Loan Documents or Other Related Documents remains outstanding, maintain at Borrower’s sole expense, with licensed insurers approved by Administrative Agent, the following policies of insurance in form and substance satisfactory to Administrative Agent. Capitalized terms used in this Article shall have the same meaning as such terms are commonly and presently defined in the insurance industry.
     6.1 TITLE INSURANCE. A Title Policy, together with any endorsements which Administrative Agent may require, insuring Administrative Agent, for the benefit of Lenders, in the stated principal amount of the Loan, of the validity and the priority of the Lien of the Mortgage upon the Property, subject only to matters approved by Administrative Agent in writing. During the term of the Loan, Borrower shall deliver to Administrative Agent, within ten (10) days of Administrative Agent’s written request, such other endorsements to the Title Policy as Administrative Agent may reasonably require with respect to the Property and which are available under applicable title insurance rules and regulations, including any down date endorsements to the Title Policy with respect to the funding of a disbursement from the Earnout Holdback as Administrative Agent may require.
     6.2 PROPERTY INSURANCE. An all Risk/Special Form Completed Value (Non-Reporting Form) Hazard Insurance policy, including without limitation, theft coverage and such other coverages and endorsements as Administrative Agent may require, insuring Administrative Agent, for the benefit of Lenders against damage to the Property in an amount not less than 100% of the full replacement cost. Such coverage should adequately insure any and all Collateral, whether such Collateral is onsite, stored offsite or otherwise. Administrative Agent, for the benefit of Lenders, shall be named on the policy as Mortgagee and named under a Lender’s Loss Payable Endorsement (form #438BFU or equivalent).
     6.3 FLOOD HAZARD INSURANCE. If the Property is in a flood hazard zone, a policy of flood insurance, as required by applicable governmental regulations, or as deemed necessary by Administrative Agent, in an amount required by Administrative Agent, but in no event less than the amount sufficient to meet the requirements of applicable law and governmental regulation.
     6.4 LIABILITY INSURANCE. A policy of Commercial General Liability insurance on an occurrence basis, with coverages and limits as required by Administrative Agent, insuring against liability for injury and/or death to any Person and/or damage to any property occurring on the Property. During the period of any construction of any Additional Improvements, Borrower shall cause its contractors and/or subcontractors to maintain in full force and effect liability insurance required hereunder with respect to such contractor’s activities and work. Administrative Agent may require that Borrower be named as an additional insured on any such policy. Whether Borrower employs a general contractor or performs as owner-builder, Administrative Agent may require that coverage include statutory workers’ compensation insurance.
     6.5 OTHER COVERAGE. Borrower shall provide to Administrative Agent evidence of such other reasonable insurance in such reasonable amounts as Administrative Agent may from time to time request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located. Such coverage requirements may include but are not limited to coverage for earthquake, acts of terrorism, mold, business income, delayed business income, rental loss, sink hole, soft costs, tenant improvement or environmental.
     6.6 GENERAL. Borrower shall provide to Administrative Agent insurance certificates or other evidence of coverage in form acceptable to Administrative Agent, with coverage amounts, deductibles, limits and retentions as required by Administrative Agent. All insurance policies shall provide that the coverage shall not be cancelable or materially changed without 10 days prior written notice to Administrative Agent of any cancellation for nonpayment of premiums, and not less than 30 days prior written notice to Administrative Agent of any other cancellation or any modification (including a reduction in coverage). Administrative Agent, for the benefit of Lenders shall be named under a Lender’s Loss Payable Endorsement (form #438BFU or equivalent) on all property insurance policies which Borrower actually maintains with respect to the Property. All insurance policies shall be issued and maintained by insurers approved to do business in the state in which the Property is located and must have an A.M. Best Company financial rating and policyholder surplus acceptable to Administrative Agent.
     6.7 COLLATERAL PROTECTION INSURANCE NOTICE. (A) BORROWER IS REQUIRED TO: (i) KEEP THE PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT ADMINISTRATIVE AGENT SPECIFIES; (ii) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF HAWAII OR AN ELIGIBLE SURPLUS LINES INSURER; AND (iii) NAME ADMINISTRATIVE AGENT AS THE PERSON TO BE PAID UNDER THE POLICY (WITH RESPECT TO LOSS TO PROPERTY) IN THE EVENT OF A LOSS; (B) BORROWER MUST, IF REQUIRED BY ADMINISTRATIVE AGENT, DELIVER TO ADMINISTRATIVE AGENT A COPY OF THE

POLICY AND PROOF OF THE PAYMENT OF PREMIUMS THEREFOR; AND (C) IF BORROWER FAILS TO MEET ANY REQUIREMENT LISTED IN CLAUSES (A) OR (B) HEREOF, ADMINISTRATIVE AGENT MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF BORROWER AT BORROWER’S EXPENSE.
Borrower may obtain the insurance required hereunder from any insurance company of Borrower’s choice that is acceptable to the Administrative Agent, which acceptance shall not be unreasonably withheld. The non-acceptance of an insurer by the Administrative Agent shall not be deemed unreasonable if it is based upon reasonable standards, uniformly applied, relating to the extent of coverage required and the financial soundness and services of the insurer. Such standards shall not discriminate against any particular insurer nor shall such standards call for rejection of an insurance contract because the contract contains coverage in addition to that required under this Agreement.
ARTICLE 7. REPRESENTATIONS AND WARRANTIES
As a material inducement to Administrative Agent’s and Lenders’ entry into this Agreement, Borrower represents and warrants to Administrative Agent and each Lender as of the Effective Date and as of the date of each Advance of a portion of the Earnout Holdback that:
     7.1 AUTHORITY/ENFORCEABILITY. Borrower is in compliance with all Requirements of Law applicable to its organization, existence and transaction of business and has all necessary rights and powers to own, develop, improve and operate the Property as contemplated by the Loan Documents.
     7.2 BINDING OBLIGATIONS. Borrower is authorized to execute, deliver and perform its obligations under the Loan Documents, and such obligations shall be valid and binding obligations of Borrower.
     7.3 FORMATION AND ORGANIZATIONAL DOCUMENTS. Borrower has delivered to Administrative Agent all formation and organizational documents of Borrower, of the partners, joint venturers or members of Borrower, if any, and of all guarantors of the Loan, if any, and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to Administrative Agent. Borrower shall immediately provide Administrative Agent with copies of any future amendments or modifications of the formation or organizational documents.
     7.4 NO VIOLATION. Borrower’s execution, delivery, and performance under the Loan Documents do not: (a) require any consent or approval not heretofore obtained under any partnership agreement, operating agreement, articles of incorporation, bylaws or other document; (b) violate any Requirements of Law applicable to the Borrower, Property or any other statute, law, regulation or ordinance or any order or ruling of any court or Governmental Authority; (c) conflict with, or constitute a breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document by which the Borrower or the Property is bound or regulated; or (d) violate any statute, law, regulation or ordinance, or any order of any court or Governmental Authority.
     7.5 COMPLIANCE WITH LAWS; USE. Borrower has, and at all times shall have obtained, all permits, licenses, exemptions, and approvals necessary to construct, occupy, operate and market the Property, and shall maintain compliance with all Requirements of Law applicable to the Property and all other applicable statutes, laws, regulations and ordinances necessary for the transaction of its business. The Property is comprised of one or more legal parcels lawfully created in full compliance with all subdivision laws and ordinances, and is properly zoned for the stated use of the Property as disclosed to Administrative Agent at the time of execution hereof. Borrower shall not initiate or acquiesce to a zoning change of the Property without prior notice to, and prior written consent from, the Requisite Lenders, which consent shall not be unreasonably withheld by the Requisite Lenders so long as such changes (i) are consistent with the Ward Neighborhood Master Plan, (ii) do not result in a decrease in value or the economic feasibility of any of the Property, and (iii) add permitted uses but do not restrict any of the Property from continuing to be used for its present use as of the Effective Date. In connection with the foregoing, portions of the Property may be rezoned with the prior written consent of the Requisite Lenders to permit one or more hotels to be built on the Property, so long as (x) the Property may continue to be used for the same permitted uses for which such Property is being used as of the Effective Date and (y) the conditions in the preceding sentence are satisfied. Subject to the foregoing, Borrower shall not allow changes in the stated use of the Property from that disclosed to Administrative Agent at the time of execution hereof without prior notice to, and prior written consent from, the Requisite Lenders.
     7.6 LITIGATION. Except as disclosed on Schedule 7.6 attached hereto, there are no claims, actions, suits, or proceedings pending, or to Borrower’s knowledge, threatened against Borrower or affecting the Property other than (i) non-material items that arise in the ordinary course of Borrower’s business (which, for purposes of this Section 7.6, means that such claim, action, suit or proceeding does not involve an amount in excess of $100,000) and (ii) which are fully covered by Borrower’s insurance provided with respect to the Property.
     7.7 FINANCIAL CONDITION. All financial statements and information heretofore and hereafter delivered to Administrative Agent by Borrower, including, without limitation, information relating to the financial condition of Borrower, the Property, the partners, joint venturers or members of Borrower, and/or any Guarantors, fairly and accurately represent the financial condition of the subject thereof and have been prepared (except as noted therein) in accordance with generally accepted accounting principles consistently applied. Borrower acknowledges and agrees that Administrative Agent and Lenders may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.
     7.8 NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the financial condition of Borrower and/or Guarantor since the dates of the latest financial statements furnished to Administrative Agent and, except as otherwise disclosed to Administrative Agent in writing, Borrower has not entered into any material transaction which is not disclosed in such financial statements.
     7.9 ACCURACY. All reports, documents, instruments, information and forms of evidence delivered to Administrative Agent by any Loan Party concerning the Loan or security for the Loan or required by the Loan Documents are accurate, correct and sufficiently complete in all material respects to give Administrative Agent and Lenders true and accurate knowledge of their subject matter, and do not contain any misrepresentation or omission, or any material matter which would make such reports, documents, instruments, information and other forms of evidence delivered to Administrative Agent misleading in any material respect.
     7.10 TAX LIABILITY. Borrower has filed all required federal, state, county and municipal tax returns and has paid all taxes and assessments owed and payable, and Borrower has no knowledge of any basis for any additional payment with respect to any such taxes and assessments.
     7.11 TITLE TO ASSETS; NO LIENS. Borrower and the Non-Borrower Mortgagors have good and indefeasible title to the Property, free and clear of all liens and encumbrances except Permitted Liens.
     7.12 MANAGEMENT AGREEMENT. Borrower is not a party or subject to any management agreement with respect to the Property as of the Effective Date. Borrower shall not enter into any management agreement except in accordance with the terms of Section 8.1(c)(ix) of this Agreement, and Borrower shall cause Manager (or any other property manager) under any such Management Agreement to enter into a subordination agreement in form and substance reasonably acceptable to Administrative Agent.
     7.13 UTILITIES. All utility services, including, without limitation, gas, water, sewage, electrical and telephone, necessary for the development and occupancy of the Property are available at or within the boundaries of the Property.

     7.14 COMPLIANCE. Borrower is familiar with and in compliance with all Requirements of Law and Permits for the development and operation of the Property and construction of the Additional Improvements and will conform to and comply with all Requirements of Law.
     7.15 AMERICANS WITH DISABILITIES ACT COMPLIANCE. The Additional Improvements have been designed and shall be constructed and completed, and thereafter maintained, in strict accordance and full compliance with all of the requirements of the ADA. Borrower further represents and warrants to Administrative Agent and Lenders that the Property shall be maintained in full and strict compliance with the ADA. At Lender’s written request from time to time, Borrower shall provide Administrative Agent with written evidence of such compliance satisfactory to Administrative Agent. Borrower shall be solely responsible for all such ADA costs of compliance and reporting.
     7.16 BUSINESS LOAN. The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loan will be used for the personal, family or agricultural purposes of the Borrower.
     7.17 OFAC. None of the Borrower, Guarantor or any of the other Affiliates of Borrower or Guarantor: (i) is a person named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time; (ii) is (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; or (iii) derives any of its assets or operating income from investments in or transactions with any such country, agency, organization or person; and none of the proceeds from the Loan will be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or person.
ARTICLE 8. REPRESENTATIONS, WARRANTIES AND COVENANTS
REGARDING SPECIAL PURPOSE ENTITY (“SPE”) STATUS
     8.1 REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING SPECIAL PURPOSE ENTITY (“SPE”) STATUS. Borrower hereby represents, warrants and covenants to Administrative Agent and Lenders, with regard to Borrower and each Non-Borrower Mortgagor, as applicable, as follows:
     (a) Limited Purpose. The sole purpose to be conducted or promoted by Borrower and Non-Borrower Mortgagors is to engage in the following activities: (i) to acquire, own, hold, lease, operate, manage, maintain, develop and improve, the Property; (ii) to enter into and perform its obligations under the Loan Documents; (iii) to sell, transfer, service, convey, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with the Property to the extent permitted under the Loan Documents; and (iv) to engage in any lawful act or activity and to exercise any powers permitted to corporations, limited liability companies and trusts organized under the laws of the State of Delaware or Hawaii, as applicable, that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes; provided, however, the ownership of stock in Victoria Ward Services, Inc. (TRS), a Delaware corporation (“Ward Services”) by Parent shall not be a violation of any of the representations, warranties and covenants set forth in this Article 8.
     (b) Limitations on Debt, Actions. Notwithstanding anything to the contrary in the Loan Documents or in any other document governing the formation, management or operation of Borrower and Non-Borrower Mortgagors, Borrower and Non-Borrower Mortgagors shall not (i) guarantee any obligation of any Person, including any Affiliate, or become obligated for the debts of any other Person or hold out its credit as being available to pay the obligations of any other Person; (ii) engage, directly or indirectly, in any business other than as required or permitted to be performed under this Section; (iii) incur, create or assume any indebtedness or liabilities other than the Loan, the Swap Contract or other interest rate swap transaction, and unsecured trade payables incurred in the ordinary course of its business that are related to the ownership and operation of the Property not to exceed two percent (2%) of the outstanding balance of the Loan, and which is not evidenced by a note and which must be paid within sixty (60) days and which are otherwise expressly permitted under the Loan Documents; (iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that Borrower may invest in those investments permitted under the Loan Documents; (v) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, sale or other transfer of any of its assets outside the ordinary course of Borrower’s business; (vi) buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities); (vii) form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other entity; (vii) own any asset or property other than the Property and incidental personal property necessary for the ownership or operation of the Property; or (viii) take any material action without the unanimous written approval of all members of Borrower.
     (c) Separateness Covenants. In order to maintain its status as a separate entity and to avoid any confusion or potential consolidation with any Affiliate, Borrower represents and warrants that in the conduct of its operations since its organization it has and will (except as may otherwise be required under this Agreement or the Loan Documents) continue to observe the following covenants (collectively, the “Separateness Provisions”): (i) maintain books and records and bank accounts separate from those of any other Person; (ii) maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets; (iii) comply with all organizational formalities necessary to maintain its separate existence; (iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity; (vi) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person except that Borrower’s assets may be included in a consolidated financial statement of its Affiliate; (vii) prepare and file its own tax returns separate from those of any Person to the extent required by applicable law, and pay any taxes required to be paid by applicable law; (viii) allocate and charge fairly and reasonably any common employee or overhead shared with Affiliates; (ix) not enter into any transaction with any Affiliate, except on an arm’s-length basis on terms which are intrinsically fair and no less favorable than would be available for unaffiliated third parties, and pursuant to written, enforceable agreements; (x) conduct business in its own name, and use separate stationery, invoices and checks bearing its own name; (xi) not commingle its assets or funds with those of any other Person; (xii) not assume, guarantee or pay the debts or obligations of any other Person; (xiii) correct any known misunderstanding as to its separate identity; (xiv) not permit any Affiliate to guarantee or pay its obligations (other than limited guarantees and indemnities set forth in the Loan Documents); (xv) not make loans or advances to any other Person; (xvi) pay its liabilities and expenses out of and to the extent of its own funds; (xvi) maintain a sufficient number of employees in light of its contemplated business purpose and pay the salaries of its own employees, if any, only from its own funds; (xvii) not make any distributions to its members or partners which would result in Borrower not having adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, that the foregoing shall not require any equity owner to make additional capital contributions to Borrower; and (xviii) cause the managers, officers, employees, agents and other representatives of Borrower to act at all times with respect to Borrower consistently and in furtherance of the foregoing and in the best interests of Borrower.
Failure of Borrower to comply with any of the covenants contained in this Section or any other covenants contained in this Agreement shall not affect the status of Borrower as a separate legal entity.
     (d) SPE Covenants in Borrower Organizational Documents. Borrower covenants and agrees not to amend, modify or otherwise change its organizational documents with respect to any SPE provisions or separateness covenants contained therein.

     (e) Additional Special Covenants. Without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld or delayed, Borrower and Non-Borrower Mortgagors shall not: (i) enter into, amend in any material respect (provided that Borrower shall provide Administrative Agent a copy of any amendments, whether or not material) or terminate any material agreement providing for the development, management, leasing or operation of the Property if such action would reasonably be expected to have a material adverse effect on the Property or any Borrower or Non-Borrower Mortgagor; (ii) make any amendment to Borrower’s operating agreement or the organizational documents of any Non-Borrower Mortgagor or any member of Borrower or any managing member or general partner, as applicable, of such member, in each case from the form thereof previously provided to Administrative Agent; (iii) engage in any transaction with any affiliate of Borrower, any Non-Borrower Mortgagor or Guarantor on other than fair market, arms’-length terms and conditions; or (iv) suffer or permit any direct or indirect change in the ownership of Borrower or any Non-Borrower Mortgagor except as expressly provided in Section 13.2(b) hereof; provided, however, that (1) the consent of Requisite Lenders shall be required with respect to any material amendment referred to in clause (i) of this Section 8.1(e) and (2) the unanimous consent of the Lenders (in Lenders’ sole and absolute discretion) shall be required with respect to any change in ownership referred to in clause (iv) of this Section 8.1(e). For purposes of this Section 8.1(e), “material agreement” shall mean any agreement which cannot, by its terms, be terminated upon sixty days notice, or which involves annual expenditures (on an actual or projected basis) in excess of $100,000.
ARTICLE 9. HAZARDOUS MATERIALS
     9.1 SPECIAL REPRESENTATIONS AND WARRANTIES. Without in any way limiting the other representations and warranties set forth in this Agreement, and after reasonable investigation and inquiry, Borrower hereby specially represents and warrants to the best of Borrower’s knowledge as of the date of this Agreement as follows:
     (a) Hazardous Materials. Except as set forth in those certain reports listed on Schedule 8.1 attached hereto, the Property is not and has not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any oil, flammable explosives, asbestos, urea formaldehyde insulation, mold, toxic mold, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “wastes,” “regulated substances,” “industrial solid wastes,” or “pollutants or contaminants” under the Hazardous Materials Laws, as described below, and/or other applicable environmental laws, ordinances and regulations (collectively, the “Hazardous Materials”). “Hazardous Materials” shall not include commercially reasonable amounts of such materials used in the ordinary course of construction or operation of the Property which are used and stored in accordance with all applicable Hazardous Materials Laws.
     (b) Hazardous Materials Laws. The Property is in compliance with all laws, ordinances and regulations relating to Hazardous Materials (“Hazardous Materials Laws”), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Hazardous Materials Transportation Act, as amended 49 U.S.C. Section 1801 et seq.; the Atomic Energy Act, as amended, 42 U.S.C. Section 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. Section 136 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, as

amended, 42 U.S.C. Section 300f et seq.; each as now and hereafter amended, and the regulations thereunder, and any other local, state and/or federal laws or regulations that govern (i) the existence, cleanup and/or remedy of contamination on the Property; (ii) the protection of the environment from released, spilled, deposited or otherwise emplaced contamination; (iii) the control of hazardous wastes; or (iv) the use, generation, transport, treatment, removal or recovery of Hazardous Materials, including any and all building materials.
     (c) Hazardous Materials Claims. There are no claims or actions (“Hazardous Materials Claims”) known to, pending or threatened against Borrower or the Property by any Governmental Authority, governmental agency or by any other Person relating to Hazardous Materials or pursuant to the Hazardous Materials Laws.
     9.2 HAZARDOUS MATERIALS COVENANTS. Borrower agrees as follows:
     (a) No Hazardous Activities. Borrower shall not cause or permit the Property to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials.
     (b) Compliance. Borrower shall comply and cause the Property to comply with all Hazardous Materials Laws.
     (c) Notices. Borrower shall immediately notify Administrative Agent in writing of: (i) the discovery of any Hazardous Materials on, under or about the Property; (ii) any knowledge by Borrower that the Property does not comply with any Hazardous Materials Laws; and (iii) any Hazardous Materials Claims.
     (d) Remedial Action. In response to the presence of any Hazardous Materials on, under or about the Property, Borrower shall immediately take, at Borrower’s sole expense, all remedial action required by any Hazardous Materials Laws or any regulatory agency, governing body, or any judgment, consent decree, settlement or compromise with respect to any Hazardous Materials Claims.
     9.3 INSPECTION BY ADMINISTRATIVE AGENT. Upon reasonable prior notice to Borrower, Administrative Agent, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding) enter and inspect the Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Property.
     9.4 HAZARDOUS MATERIALS INDEMNITY. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS INDEMNITEES FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES) WHICH INDEMNITEES MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF THE USE, GENERATION, MANUFACTURE, STORAGE, DISPOSAL, THREATENED DISPOSAL, TRANSPORTATION OR PRESENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR ABOUT THE PROPERTY, ANY VIOLATION OR CLAIM OF VIOLATION OF ANY HAZARDOUS MATERIALS LAWS WITH RESPECT TO THE PROPERTY, OR ANY INDEMNITY CLAIM BY A THIRD PARTY AGAINST ONE OR MORE INDEMNITEES IN CONNECTION WITH ANY OF THE FOREGOING BUT EXCLUDING ANY SUCH AMOUNT TO THE EXTENT ARISING OUT OF OR ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNITEE. EACH INDEMNITEE SHALL HAVE THE RIGHT AT ANY TIME TO APPEAR IN, AND TO PARTICIPATE IN AS A PARTY IF IT SO ELECTS, AND BE REPRESENTED BY COUNSEL OF ITS OWN CHOICE IN, ANY ACTION OR PROCEEDING INITIATED IN CONNECTION WITH ANY HAZARDOUS MATERIALS LAWS THAT AFFECT THE PROPERTY. BORROWER SHALL IMMEDIATELY PAY TO THE APPLICABLE INDEMNITEES, UPON DEMAND, ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE LOAN. BORROWER’S DUTY AND

OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS INDEMNITEES SHALL SURVIVE THE CANCELLATION OF THE NOTES AND THE RELEASE, RECONVEYANCE OR PARTIAL RECONVEYANCE OF THE MORTGAGE. NOTWITHSTANDING THE FOREGOING, BORROWER SHALL NOT BE OBLIGATED TO INDEMNIFY HEREUNDER WITH REGARD TO ANY HAZARDOUS MATERIALS FIRST USED, GENERATED, MANUFACTURED, STORED OR DISPOSED IN, ON, UNDER OR ABOUT THE PROPERTY BY ANY THIRD PARTY AFTER THE LATEST OF: (i) THE DATE OF FORECLOSURE ON THE MORTGAGE (OR LENDER’S ACCEPTANCE OF A DEED IN LIEU THEREOF); OR (ii) THE DATE BORROWER NO LONGER HAS OCCUPANCY OF THE PROPERTY; OR (iii) THE DATE BORROWER NO LONGER USES OR OPERATES THE PROPERTY; PROVIDED, HOWEVER, NOTWITHSTANDING THE FOREGOING, IF ANY HAZARDOUS MATERIALS ARE DISCOVERED IN, ON UNDER OR ABOUT THE PROPERTY AFTER SUCH APPLICABLE DATE THAT ARE CONSISTENT WITH THE OWNERSHIP, OCCUPANCY, USE OR OPERATION OF THE PROPERTY WHICH OCCURRED DURING BORROWER’S OWNERSHIP, OCCUPANCY, USE OR OPERATION OF THE PROPERTY, THEN THERE IS A PRESUMPTION THAT THE USE, GENERATION, MANUFACTURE, STORAGE, DISPOSAL OF, TRANSPORTATION OR PRESENCE OF ANY OF SAID HAZARDOUS MATERIALS IN, ON, UNDER, ABOUT, OR MIGRATING FROM, THE PROPERTY OCCURRED DURING BORROWER’S OWNERSHIP, OCCUPANCY, USE OR OPERATION OF THE PROPERTY, AND BORROWER SHALL CONTINUE TO BE OBLIGATED TO INDEMNIFY HEREUNDER UNLESS BORROWER OVERCOMES SAID PRESUMPTION WITH THE BURDEN OF PROOF.
ARTICLE 10. COVENANTS OF BORROWER
     10.1 EXPENSES. Borrower shall immediately pay Administrative Agent upon demand all actual, out-of-pocket costs and expenses incurred by Administrative Agent in connection with: (a) the preparation of this Agreement, all other Loan Documents and Other Related Documents contemplated hereby; (b) the administration of this Agreement, the other Loan Documents and Other Related Documents for the term of the Loan; and (c) the enforcement or satisfaction by Administrative Agent and/or Lenders of any of Borrower’s or Guarantor’s obligations under this Agreement, the other Loan Documents, the Guaranty or the Other Related Documents. For all purposes of this Agreement, Administrative Agent’s and Lenders’ costs and expenses shall include, without limitation, all appraisal fees, cost engineering and inspection fees, legal fees and expenses, accounting fees, environmental consultant fees, auditor fees, UCC filing fees and/or UCC vendor fees, flood certification vendor fees, tax service vendor fees, documentary stamp tax, intangible tax, recording and/or filing fees, and the cost to Lenders of any title insurance premiums or endorsements, title surveys, reconveyance and notary fees. Borrower recognizes and agrees that Administrative Agent or Lenders may, at their option, require inspection of the Property by an independent supervising architect and/or cost engineering specialist and/or Independent Inspecting Architect: (i) prior to each Advance; (ii) upon Completion of the Additional Improvements; and (iii) in any event, at least semi-annually. Borrower further recognizes and agrees that (x) Administrative Agent may require re-appraisal of the Property at Borrower’s expense in accordance with Section 10.11 hereof and (y) formal written Appraisals of the Property by a licensed independent appraiser may be required by Administrative Agent’s or any Lender’s internal procedures and/or federal regulatory reporting requirements on an annual and/or specialized basis at Administrative Agent’s or such Lender’s expense. If any of the services described above are provided by an employee of Administrative Agent or its Affiliates, Administrative Agent’s costs and expenses for such services shall be calculated in accordance with Administrative Agent’s standard charge for such services.
     10.2 ERISA COMPLIANCE. Borrower shall at all times comply with the provisions of ERISA with respect to any retirement or other employee benefit plan to which it is a party as employer, and as soon as possible after Borrower knows, or has reason to know, that any Reportable Event (as defined in ERISA) with respect to any such plan of Borrower has occurred, it shall furnish to Administrative Agent a written statement setting forth details as to such Reportable Event and the action, if any, which Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to the Pension Benefit Guaranty Corporation.

     10.3 LEASING. Borrower shall use good faith, diligent efforts to maintain all leasable space in the Property leased at no less than fair market rental rates.
     10.4 APPROVAL OF LEASES.
     (a) Borrower shall perform its covenants and obligations under the Leases, and shall promptly deliver to Administrative Agent copies of any notices of default or other material notices received from any tenants under the Leases. Borrower shall not amend or modify any Lease that is not a Minor Lease or License Agreement in any material manner without the prior written consent of Administrative Agent (it being agreed, without limiting the foregoing, that any amendment or modification to the Leases which (1) reduces the rent or term of the Lease, (2) changes the permitted use by the tenant thereunder, (3) provides for any material concessions to the tenant, (4) materially increases landlord’s obligations thereunder or (5) restricts the future development of any of the Property or (6) grants any options, rights of first refusal or other similar rights to purchase any of the Property, shall be deemed material). In addition, Borrower shall not terminate any Lease that is not a Minor Lease or License Agreement without the prior written consent of Administrative Agent in Administrative Agent’s sole discretion, except that Borrower may terminate (A) Leases of tenants who are relocating to other space within the Property provided that such tenants execute Leases covering such space on substantially the same economic terms as the terminated Lease, (B) Leases under 5,000 square feet in the ordinary course of business of owning and operating a mixed use development in a reasonable and prudent manner, so long as (i) no Default or Potential Default is then existing and (ii) in the case of (B), such Lease is being terminated on account of either (x) a default by the tenant under the Lease in question or (y) the redevelopment of that portion of the Property affected by such Lease. All Leases (and lease terminations, modifications or amendments) of all or any part of the Property shall: (a) satisfy the requirements for an Approved Lease as set forth in the definition thereof; and (b) include estoppel, subordination, attornment and mortgagee protection provisions satisfactory to Administrative Agent in Administrative Agent’s reasonable discretion. Any material deviation from the Approved Lease Form shall be subject to the prior approval of Administrative Agent prior to execution of any lease using such form, such approval not to be unreasonably withheld.
     (b) Borrower shall not enter into any Lease of any portion of the Property unless such Lease satisfies the requirements of an Approved Lease. As used in this Agreement, an “Approved Lease” means (1) a License Agreement, (2) a Lease that is in effect prior to the Effective Date and which has been reviewed by Administrative Agent, (3) a Lease executed after the Effective Date covering less than 2,500 rentable square feet of the Property and that provides for a Net Effective Rent of at least seventy percent (70%) or more of Pro Forma Rent and is substantially on an Approved Lease Form and otherwise on arm’s length terms and with a tenant unaffiliated with Borrower or Guarantor (a “Minor Lease”) and (4) a Lease executed after the Effective Date covering 2,500 rentable square feet or more of the Property that (i) is substantially on the Approved Lease Form or, if not substantially on the Approved Lease Form, is approved by Administrative Agent in writing as to form and content, (ii) is on economic terms not materially less favorable than Pro Forma Rent (including, but not limited to, term, Net Effective Rent (as hereinafter defined), expense recovery and tenant improvement/concession package), (iii) with respect to a Lease that covers less than 10,000 rentable square of area of the Property, and notwithstanding clause (ii) above, such Lease provides for a Net Effective Rent of at least eighty-five percent (85%) or more of Pro Forma Rent, and if such Lease does not satisfy the required Net Effective Rent, Administrative Agent has otherwise reviewed and approved such Lease, (iv) with respect to a Lease that covers 10,000 rentable square feet or more of the Property but less than 25,000 rentable square feet of the Property, such Lease is with a tenant approved by Administrative Agent as to the creditworthiness of such tenant, and such Lease has been reviewed and approved by Administrative Agent and (v) with respect to a Lease that covers 25,000 rentable square or more of the Property, such Lease is with a tenant approved by Administrative Agent as to the creditworthiness of such tenant, and such Lease has been reviewed and approved by the Requisite Lenders. Borrower shall provide a copy of any executed Leases to Administrative Agent upon Administrative Agent’s request.
     (c) With respect to any Lease that requires the approval of only Administrative Agent as provided herein, Borrower shall submit the Lease Materials for such proposed Lease to Administrative Agent in writing with its request for the approval of the Lease by the Administrative Agent, and Administrative Agent shall respond to Borrower with its approval or disapproval, as the case may be, of the Lease within seven (7) Business Days of Administrative Agent’s receipt of such Lease Materials, provided that the notice sent by Borrower to Administrative Agent shall include the following statement set forth in all capital letters: “NOTE: ADMINISTRATIVE AGENT’S REPLY TO BORROWER’S REQUEST FOR APPROVAL OF THE ENCLOSED LEASE MATERIALS IS REQUIRED WITHIN SEVEN (7) BUSINESS DAYS OF ITS RECEIPT OF THIS REQUEST, AND ADMINISTRATIVE AGENT’S FAILURE TO RESPOND WITHIN SUCH SEVEN (7) BUSINESS DAY PERIOD SHALL BE DEEMED AN APPROVAL OF THE ENCLOSED LEASE.” If the request from Borrower contains the foregoing language and the required Lease Materials and Administrative Agent fails to respond in writing (which may be by email) with Administrative Agent’s approval or disapproval on or before the seventh (7th) Business Day of Administrative Agent’s receipt of such written notice and Lease Materials, such failure shall be deemed to be an approval of such proposed Lease by Administrative Agent.
     (d) With respect to any Lease that requires the approval of the Requisite Lenders as provided herein, Borrower shall submit the Lease Materials for such proposed Lease to Administrative Agent in writing with its request for the approval of the Lease by the Requisite Lenders, and Administrative Agent shall respond to Borrower with the Requisite Lenders’ approval or disapproval, as the case may be, of the Lease within ten (10) Business Days of Administrative Agent’s receipt of such Lease Materials, provided that the notice sent by Borrower to Administrative Agent shall include the following statement set forth in all capital letters: “NOTE: THE REQUISITE LENDERS’ REPLY TO THE REQUEST FOR APPROVAL OF THE ENCLOSED LEASE MATERIALS IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS REQUEST, AND THE REQUISITE LENDERS’ FAILURE TO RESPOND WITHIN SUCH TEN (10) BUSINESS DAY PERIOD SHALL BE DEEMED AN APPROVAL OF THE ENCLOSED LEASE.” Upon receipt of such request, Administrative Agent shall promptly send a copy of the Lease Materials to each Lender, and each Lender shall review and reply to Administrative Agent in writing with such Lender’s approval or disapproval, as the case may be, of the Lease Materials for such Lease within five (5) Business Days of such Lender’s receipt of the applicable Lease Materials, and if any Lender fails to respond to Administrative Agent within such five (5) Business Day period, then Administrative Agent shall be entitled to rely on such non-response as an approval of the proposed Lease by such Lender. If the request to Administrative Agent contains the required notice language and the required Lease Materials and Administrative Agent fails to respond in writing (which may be by email) with Administrative Agent’s approval or disapproval on or before the tenth (10th) Business Day of Administrative Agent’s receipt of such written notice and Lease Materials, such failure shall be deemed to be an approval of such proposed Lease by the Requisite Lenders.
     (e) Administrative Agent shall provide timely responses to Borrower’s requests for review and approval of any Subordination, Nondisturbance and Attornment Agreements and other reasonable items related to the redevelopment of any of the Property (e.g., easements). With respect to any items that require Administrative Agent’s approval, Administrative Agent shall review and reply to Borrower with its approval or disapproval, as the case may be, of such matter within fifteen (15) Business Days of Administrative Agent’s receipt of a written request from Borrower for approval, provided that the notice sent by Borrower to Administrative Agent includes the following statement set forth in all capital letters “NOTE: ADMINISTRATIVE AGENT’S REPLY TO BORROWER’S REQUEST FOR APPROVAL OF THE ENCLOSED MATERIAL IS REQUESTED WITHIN FIFTEEN (15) BUSINESS DAYS OF ITS RECEIPT OF THIS REQUEST.” If the request to Administrative Agent contains the required notice language and Administrative Agent fails to respond in writing (which may be by email) with Administrative Agent’s approval or disapproval on or before the fifteenth (15th) Business Day of Administrative Agent’s receipt of such written notice, such failure shall be deemed to be an approval of such request.
     10.5 SUBDIVISION MAPS. Prior to recording any final map, plat, parcel map, lot line adjustment or other subdivision map of any kind covering any portion of the Property (collectively, “Subdivision Map”), Borrower shall submit such Subdivision Map to Administrative Agent for Administrative Agent’s review and approval, which approval shall not be unreasonably withheld. Within ten (10) Business Days after Administrative Agent’s receipt of such Subdivision Map, Administrative Agent shall provide Borrower written notice if Administrative Agent disapproves of said Subdivision Map. Within five (5) Business Days after Administrative Agent’s request, Borrower shall execute, acknowledge and deliver to Administrative Agent such amendments to the Loan Documents as Administrative Agent may reasonably require to reflect the change in the legal description of the Property resulting from the recordation of any Subdivision Map. In connection with and promptly after the recordation of any amendment or other modification to the Mortgage recorded in connection with such amendments, Borrower shall deliver to Administrative Agent, for the benefit of Lenders, at Borrower’s sole expense, a title endorsement to the Title Policy in form and substance satisfactory to Administrative Agent insuring the continued first priority Lien of the Mortgage. Subject to the execution and delivery by Borrower of any documents required under this Section, Administrative Agent, on behalf of Lenders, shall, if required by applicable law, sign any Subdivision Map approved by Administrative Agent pursuant to this Section.
     10.6 OPINION OF LEGAL COUNSEL. Borrower shall provide, at Borrower’s expense, an opinion of legal counsel in form and content satisfactory to Administrative Agent to the effect that: (a) upon due authorization, execution and recordation or filing as may be specified in the opinion, each of the Loan Documents and Other Related Documents shall be legal, valid and binding instruments, enforceable against the makers thereof in accordance with their respective terms; (b) Borrower, Non-Borrower Mortgagors and Guarantor are duly formed and have all requisite authority to enter into the Loan Documents and Other Related Documents; and (c) such other matters, incident to the transactions contemplated hereby, as Administrative Agent may reasonably request.
     10.7 FURTHER ASSURANCES. Upon Administrative Agent’s request and at Borrower’s sole cost and expense, Borrower shall, and shall cause any Person affiliated with Borrower to, execute, acknowledge and deliver any other instruments, including replacement promissory notes, guaranties or other loan documents, and perform any other acts necessary, desirable or proper, as determined by Administrative Agent, to correct clerical errors or omissions in any loan closing documentation, to replace any lost or destroyed loan closing documentation, or to carry out the purposes of this Agreement and the other Loan Documents or to perfect and preserve any Liens created by the Loan Documents. This obligation shall survive any foreclosure or deed in lieu of foreclosure of the Property.
     10.8 MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Without limiting Borrower’s obligations under Section 8.1 or Article 13, Borrower shall not: (a) merge or consolidate with any other entity; (b) make any substantial change in the nature of Borrower’s business or structure; (c) acquire all or substantially all of the assets of any other entity; or (d) sell, lease, assign, pledge, hypothecate, mortgage or transfer or otherwise dispose of a material part of Borrower’s assets, except in the ordinary course of Borrower’s business.
     10.9 ASSIGNMENT. Without the prior written consent of Lenders, Borrower shall not assign Borrower’s interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void. Borrower may, in the sole and absolute discretion of the Requisite Lenders, assign its interest under the Loan Documents to a transferee acceptable to Requisite Lenders in their sole and absolute discretion, provided that such transferee assumes the Loan on such terms and conditions as the Requisite Lenders may require in their sole and absolute discretion. Borrower’s owners may, subject to the prior written approval of all of the Lenders in their sole and absolute discretion, obtain mezzanine financing for the Property, and, in connection therewith, pledge as security for such financing the ownership interests in the Borrower, provided, in any event, any mezzanine financing shall be subject to a subordination and intercreditor agreement in form and substance acceptable to Administrative Agent in Administrative Agent’s sole and absolute discretion.

     10.10 MANAGEMENT OF PROPERTY. Without the prior written consent of Administrative Agent, Borrower shall not enter into, materially amend or terminate any Management Agreement or any other agreement providing for the management, leasing or operation of the Property; provided, however, Administrative Agent shall not unreasonably withhold approval of entering into the Management Agreement with Manager so long as the Manager executes a subordination agreement in form and substance reasonably acceptable to Administrative Agent. Borrower may, without the consent of Administrative Agent or the Lenders, enter into leasing commission agreements with third parties that are in good faith and on arm’s length market terms and conditions.
     10.11 APPRAISAL. As of the Effective Date, Administrative Agent shall have received a written Appraisal confirming to the satisfaction of Administrative Agent that the Loan-to-Value Ratio for the Initial Facility amount (after adjustment for senior Liens and regular and special tax assessments) does not exceed sixty-five percent (65%). In addition to the Appraisals obtained in connection with the Loan, Administrative Agent shall have the right to obtain Appraisals of any of the Property at Borrower’s cost and expense (i) in connection with the Remargin Right under Section 2.8(b) hereof on or about the Remargin Date, (ii) if a material adverse change in the status of any Property occurs, including without limitation, a material decrease in leasing levels, a material decrease in Net Operating Income or the occupancy rate of any Property that is not in the process of being redeveloped and (iii) upon the occurrence of a Default.
     10.12 NOTICE OF CHANGE IN MANAGEMENT. In the event the Board of Directors of Guarantor desire to change the senior management team of Guarantor existing as of the Effective Date (said senior management team consisting of Grant Herlitz, David Weinreb and Andrew Richardson), Borrower or Guarantor shall deliver written notice to Administrative Agent of such change in management within 120 days after the occurrence thereof, with the names of the new senior management team of Guarantor.
     10.13 REQUIREMENTS OF LAW. Borrower shall comply with all Requirements of Law and shall use commercially reasonable and good faith efforts to cause other persons or entities to comply with same in a timely manner.
     10.14 LIMITATIONS ON DISTRIBUTIONS, ETC. Following the occurrence and during the continuance of a known monetary or other material Potential Default or any Default, Borrower shall not distribute any money or other property to any member of Borrower, whether in the form of earnings, income or other proceeds from the Property, nor shall Borrower repay any principal or interest on any loan or other advance made to Borrower by any member, nor shall Borrower loan or advance any funds to any such member. In addition to the foregoing, Borrower shall not distribute any proceeds of the Loan to its members or partners or any of their Affiliates, it being acknowledged and agreed that the Loan proceeds shall be used solely for the purposes stated in this Agreement.
     10.15 DERIVATIVE DOCUMENTS. Borrower shall be permitted to enter into a Swap Contract with Wells Fargo or another financial institution approved by Administrative Agent in its sole discretion. If Borrower purchases from Wells Fargo any swap, derivative, foreign exchange or hedge transaction or arrangement (or other similar transaction or arrangement howsoever described or defined) in connection with the Loan, Borrower shall, upon receipt from Lender, execute promptly all documents evidencing such transaction, including without limitation the ISDA Master Agreement, the Schedule to the ISDA Master Agreement and the ISDA Confirmation.
     10.16 CASH MANAGEMENT AGREEMENT; DEBT YIELD TEST.
(a)	All Operating Revenues shall be deposited into the Lockbox Account on a daily basis pursuant to the Cash Management Agreement. So long as no Cash Trap Event Period is then existing, all funds deposited into the Lockbox Account shall be transferred from the Lockbox Account to the Operating Account pursuant to the Cash Management Agreement, and Borrower will have unrestricted access to the funds in the Operating Account.

(b)	Upon the occurrence and during the existence of a Cash Trap Event Period, all Operating Revenues shall be swept into the reserve accounts required under the Cash Management Agreement, including without limitation, any required Impound Accounts, and amounts necessary to pay Operating Expenses (to the extent of any Operating Revenues received and remaining after the required reserve accounts are funded) shall be made available to Borrower to pay such Operating Expenses as provided in the Cash Management Agreement. All Net Cash Flow remaining after payment of Operating Expenses shall be deposited into the Excess Cash Flow Reserve Account. Thereafter, the cash sweep shall remain in effect under the Cash Management Agreement so long as the Cash Trap Event Period remains in effect. Borrower may request disbursements in writing from the Excess Cash Flow Reserve Account to pay for the cost of Tenant Improvements and Leasing Commissions incurred in connection with Approved Leases, and any disbursements from the Excess Cash Flow Reserve Account shall be subject to the same terms and conditions to funding Loan proceeds set forth in this Agreement (except that disbursements from the Excess Cash Flow Reserve Account may be made after the Remargin Date). As used herein the term “Cash Trap Event Period” shall mean a period commencing upon the earlier of (i) the occurrence and continuance of a Default or (ii) at any time that either the Debt Yield is less than nine percent (9.0%) or the Loan-to-Value Ratio (based on the then outstanding principal of the Loan and the most recent Appraisals obtained by Administrative Agent) exceeds sixty-five percent (65%), which Cash Trap Event Period shall expire (y) with regard to any Cash Trap Event Period commenced in connection with clause (i) above, upon the cure (if applicable) of such Default to the satisfaction of Administrative Agent in its sole discretion (provided that a Cash Trap Event Period has not occurred and is not continuing pursuant to clause (ii) above), or (z) with regard to any Cash Trap Event Period commenced in connection with clause (ii) above, upon the date that the Debt Yield exceeds nine percent (9.0%) and the Loan-to-Value Ratio (based on the then outstanding principal of the Loan) is not greater than sixty-five percent (65%) for two (2) consecutive calendar quarters (provided that no Default shall have occurred and be continuing during and at the time of the expiration of such period). In addition to the foregoing, Borrower may, at any time during the Cash Trap Event Period, make a principal prepayment to Administrative Agent, for the account of Lenders, in the amount necessary to achieve a Debt Yield of nine percent (9.0%) and a Loan-to-Value Ratio (based on the then outstanding principal of the Loan) of sixty-five percent (65%), and upon such prepayment, and provided no Default is then existing, the Cash Trap Event Period shall cease for such occurrence; however, any future failure to maintain the required Debt Yield and/or Loan-to-Value Ratio shall again result in a Cash Trap Event Period. Any principal prepayment made pursuant to this Section 10.16(b) shall not be subject to any Prepayment Premium, but shall be accompanied by (i) any LIBOR breakage costs incurred by Lenders and (2) any termination payments under any Swap Contract. Any principal payment made pursuant to this paragraph shall be applied first to any portion of the Loan that is not subject to a Swap Contract, if any.

(c)	If at any time either (i) the Debt Yield is less than eight and one-fourth percent (8.25%) or (ii) the Loan-to-Value Ratio (based on the then outstanding principal of the Loan) exceeds seventy percent (70%), then (i) if the cash sweep has not previously been initiated under the Cash Management Agreement, a Cash Trap Event Period shall be deemed to have occurred and all Operating Revenues shall be swept into the reserve accounts required under the Cash Management Agreement and (ii) any amounts which are swept by Administrative Agent into the reserve accounts under the Cash Management Agreement, including any funds held in the Excess Cash Flow Reserve Account, may be used or applied at any time against the outstanding principal balance of the Loan, projected debt service shortfalls or projected operating shortfalls, in Administrative Agent’s sole and absolute discretion. Any principal prepayment made pursuant to this Section 10.16(c) shall not be subject to any Prepayment Premium, but shall be accompanied by any (i) any LIBOR breakage costs incurred by Lenders and (ii) any termination payments under any Swap Contract. Any principal payment made pursuant to this paragraph shall be applied first to any portion of the Loan that is not subject to a Swap Contract, if any.
     10.17 CONSTRUCTION AGREEMENTS; PLANS. Borrower shall (i) diligently and without delay perform all of its obligations under any Construction Agreements in accordance with the terms thereof, and (ii) not permit a default by Borrower to occur thereunder. Borrower shall deliver to Administrative Agent a copy of all material correspondence or notices sent to or received under any Construction Agreement, including without limitation, any demand or default notice received thereunder. As additional security for the payment of the Loan, Borrower hereby transfers and assigns to Administrative Agent, for the benefit of the Lenders, as a collateral assignment only, all of Borrower’s rights under any Construction Agreement and any plans and specifications for the construction of any Additional Improvements, subject to the retention by Borrower of a license to use and enjoy such rights and to perform such obligations thereunder, which license is limited as hereinafter provided, and Borrower hereby represents, warrants and agrees with Administrative Agent and Lenders that:
(a)	Neither this assignment nor any action by Administrative Agent shall constitute an assumption by Administrative Agent and Lenders of any obligations under the Construction Agreements, and Borrower shall continue to be liable for all obligations of Borrower thereunder, Borrower hereby agreeing to perform all of its obligations under the Construction Agreements so as not to permit a default thereunder. Borrower hereby indemnifies and holds Administrative Agent and Lenders harmless against and from any loss, cost, liability or expense (including but not limited to reasonable attorneys’ fees) resulting from any failure of Borrower to so perform.

(b)	Administrative Agent shall have the right (but shall have no obligation) at any time upon the occurrence of a Default to take such action as Administrative Agent may at any time reasonably determine to be necessary or advisable to cure any default by Borrower under the Construction Agreements or to protect the rights of Borrower or Administrative Agent and Lenders thereunder, and Borrower hereby irrevocably appoints Administrative Agent as Borrower’s attorney-in-fact, which agency is coupled with an interest, and in such capacity, Administrative Agent may take any action on behalf of Borrower under any of the Construction Agreements as Administrative Agent deems appropriate. Administrative Agent and Lenders shall incur no liability if any action so taken by Administrative Agent shall prove to be inadequate or invalid, and Borrower agrees to defend and hold Administrative Agent and Lenders free and harmless against and from any loss, cost, liability or expense (including but not limited to reasonable attorneys’ fees) incurred in connection with such action. THE FOREGOING INDEMNITY SHALL INCLUDE LOSSES, COSTS, LIABILITIES OR EXPENSES OF ADMINISTRATIVE AGENT AND LENDERS RESULTING FROM THE NEGLIGENCE OF SUCH INDEMNIFIED PARTIES, BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTIES.

(c)	Prior to a Default hereunder and the termination by Administrative Agent of the license granted herein to Borrower, Borrower shall have the right to exercise its rights under the Construction Agreements, provided that Borrower shall not cancel or terminate any material Construction Agreements (i.e., a Construction Agreement with a contract sum in excess of $1,000,000) or do or suffer to be done any act with respect to such material Construction Agreement which would materially impair the security constituted by this assignment without the prior written consent of Administrative Agent.

(d)	This assignment shall inure to the benefit of Administrative Agent and Lenders and their respective successors and assigns, including any purchaser upon foreclosure of the Mortgage, any receiver in possession of the Property, and any entity formed by Administrative Agent which assumes Administrative Agent’s and Lenders’ rights and obligations under this Agreement.

(e)	Upon the occurrence of any Default under this Agreement, Administrative Agent shall have the right, power and privilege (but shall be under no duty) to terminate the license granted to Borrower hereunder and thereupon Administrative Agent may exercise all rights and remedies and undertake all actions which would be available to Borrower under the Construction Agreements in accordance with their terms and use any plans and specifications for the Additional Improvements. The assignment contained herein is primary in nature to the obligations evidenced and secured by the Loan Documents. Borrower agrees that Administrative Agent may enforce the assignment contained herein without first resorting to or exhausting any other security or collateral; provided, however, that nothing herein contained shall prevent Administrative Agent and Lenders from suing on the Notes, foreclosing the Mortgage or exercising any other right or remedy under the Mortgage or any other Loan Document or at law or equity.
     10.18 AUAHI CONDOMINIUM PARKING. In the event that Borrower proceeds with the development of the Auahi Condominiums on the Auahi Condominium Land, then Borrower may execute a Parking Rights Agreement (herein so called) covering the WVRS Parking Garage, which shall provide that the Auahi Condominiums shall have the right to park up to 100 automobiles in the WVRS Parking Garage, provided, further, (i) such parking rights may be on a reserved basis, (ii) the parking rights granted to the Auahi Condominiums shall not in any event result in the Ward Village Retail Shops and Auahi Shops (if constructed) having less parking than required under any applicable Requirements of Law and (iii) such Parking Rights Agreement shall be subject to Administrative Agent’s prior review and written approval, provided that Administrative Agent shall not unreasonably withhold its approval or consent to such Parking Rights Agreement so long as the Parking Rights Agreement does not have a material adverse affect on the use, value, economic feasibility or marketability of the Ward Village Retail Shops or Auahi Shops (if constructed). Upon Administrative Agent’s approval of any Parking Rights Agreement, Administrative Agent shall execute a consent to such Parking Rights Agreement in form reasonably acceptable to Administrative Agent (which shall subordinate the lien of the applicable Mortgage to the Parking Rights Agreement, provided, further that such Parking Rights Agreement shall provide that any Lien rights granted under the Parking Rights Agreement, if any, shall be subordinate to the Lien of any Mortgage or any other mortgage which may be placed on the WVRS Parking Garage from time to time), and Borrower may record the Parking Rights Agreement in the applicable real property records.
ARTICLE 11. REPORTING COVENANTS
     11.1 FINANCIAL STATEMENTS.
     (a) Borrower Annual Financial Statements. Borrower shall deliver to Administrative Agent, as soon as available, but in no event later than one hundred twenty (120) days after Borrower’s fiscal year end and certified as required by Section 11.8 below, a current financial statement (including, without limitation, a balance sheet, an income and expense statement and statement of cash flow) signed by an officer of Borrower reasonably acceptable to Administrative Agent, together with any other financial information including, without limitation, quarterly financial statements, annual financial statements, cash flow projections, and other financial information reasonably requested by Administrative Agent for the Borrower.
     (b) Borrower Quarterly Financial Statements. Within forty-five (45) days after the end of each calendar quarter, Borrower shall also deliver to Administrative Agent quarterly financial statements (including a balance sheet, income state and a statement of cash flow) and other financial information regarding Borrower as Administrative Agent may specify.
     (c) Guarantor Financial Statements. Borrower shall cause to be delivered to Administrative Agent, as soon as available, but in no event later than one hundred twenty (120) days after Guarantor’s fiscal year end, a current financial statement (including, without limitation, a balance sheet, and an income and expense statement) signed by Guarantor together with any other financial information including, without limitation, quarterly financial statements, annual financial statements, cash flow projections, and other financial information reasonably requested by Administrative Agent for the Guarantor. Within forty-five (45) days after the end of each calendar quarter, Borrower shall also cause to be delivered to Administrative Agent quarterly financial statements and other financial information regarding Guarantor as may be reasonably requested by Administrative Agent. In addition to the foregoing statements, Guarantor shall deliver to Administrative Agent a Compliance Certificate (in form and substance reasonably acceptable to Administrative Agent), as required by Section 6.2(e) of the Guaranty, at the same time the financial statements are delivered to Administrative Agent pursuant to this section (c), and any and all financial information and statements and other documents or items reasonably required by Administrative Agent to support or evidence the statements contained in such Compliance Certificate
     (d) Other Information. Upon Administrative Agent’s request, Borrower shall also deliver to Administrative Agent such other financial information regarding Borrower, Guarantor, Indemnitor or any other Persons in any way obligated on the Loan as Administrative Agent may reasonably specify. If audited financial information is prepared for Borrower or Guarantor, Borrower shall, subject to Requirements of Law, deliver to Administrative Agent copies of that information within fifteen (15) days of its final preparation. Except as otherwise agreed to by Administrative Agent, all such financial information shall be prepared in accordance with generally accepted accounting principles.
     11.2 BOOKS AND RECORDS. Borrower shall maintain complete books of account and other records for the Property and for disbursement and use of the proceeds of the Loan, and the same shall be available for inspection and copying by Administrative Agent upon reasonable prior notice.
     11.3 LEASING REPORTS. Borrower shall deliver to Administrative Agent, within forty-five (45) days after the end of each calendar quarter, rent rolls, leasing schedules and reports and/or such other leasing information as Administrative Agent shall reasonably request with respect to the Property, each in form and substance satisfactory to Administrative Agent, for the quarter then ended.
     11.4 OPERATING STATEMENTS FOR PROPERTY. Until such time as the Loan is paid in full, Borrower shall deliver to Administrative Agent not later than forty-five (45) days after the end of each calendar quarter an “Operating Statement” which shows in detail the amounts and sources of Operating Revenues received by or on behalf of Borrower and the amounts and purposes of Operating Expenses paid by or on behalf of Borrower with respect to the Property for the previous quarter and for the current year to date.
     11.5 KNOWLEDGE OF DEFAULT; ETC. Borrower shall promptly, upon obtaining knowledge thereof, report in writing to Administrative Agent the occurrence of (i) any Default or (ii) the occurrence or existence of an event or condition which, with the giving of notice or the lapse of time, or both, would constitute a Default. In the case of clause (ii) of the preceding sentence, such notice shall include, as applicable, the affirmative steps which Borrower has taken or intends to take during the applicable cure period in order to avoid the occurrence of a Default with respect to the subject event, circumstance or condition.
     11.6 LITIGATION, ARBITRATION OR GOVERNMENT INVESTIGATION. Borrower shall promptly, upon obtaining knowledge thereof, report in writing to Administrative Agent, (i) the institution of, or threat of, any material proceeding against or affecting Borrower or the Property, including any eminent domain or other condemnation proceedings affecting the Property, or (ii) any material development in any proceeding already disclosed, which, in either case, has a material adverse effect on Borrower or the Property, which notice shall contain such information as may be reasonably available to Borrower to enable Administrative Agent and its counsel to evaluate such matters.
     11.7 ENVIRONMENTAL NOTICES. Borrower shall notify Administrative Agent, in writing, as soon as practicable, and in any event within ten (10) days after Borrower’s learning thereof, of any notice required pursuant to Section 9.2(c).

     11.8 CERTIFICATE OF BORROWER. Together with each delivery of any Operating Statement or financial statement pursuant to this Article 11, Borrower shall provide the certificate of its chief financial officer or other authorized signatory that such person has reviewed the terms of this Agreement and the other Loan Documents, and has made a review in reasonable detail of the transactions and condition of Borrower during the accounting period covered by such Operating Statements or financial statements, and that such review has not disclosed the existence during or at the end of such accounting period, and that such person does not have knowledge of the existence as of the date of such certificate, of any condition or event which constitutes a Default or a Potential Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action has been taken, is being taken and is proposed to be taken with respect thereto. The certification of such signatory shall expressly state that such signatory shall have no personal liability for the statements and certification set forth therein.
     11.9 OTHER INFORMATION. From time to time, upon Administrative Agent’s delivery to Borrower of at least ten (10) days’ prior written notice, such other information with regard to Borrower, principals of Borrower, any Guarantor, or the Property, as Administrative Agent may reasonably request in writing.
     11.10 FORM; WARRANTY. Borrower agrees that all financial statements to be delivered to Administrative Agent pursuant to this Article shall: (a) be complete and correct; (b) present fairly the financial condition of the party; (c) disclose all liabilities that are required to be reflected or reserved against; and (d) be prepared in accordance with modified accrual basis accounting principles, consistently applied. Notwithstanding the foregoing, the calculation of liabilities shall NOT include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. Borrower acknowledges and agrees that Administrative Agent may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports. By its execution of this Agreement, Borrower shall be deemed to warrant and represent that, as of the date of delivery of any such financial statement, there has been no change in financial condition which would have a material adverse change, nor have any assets or properties been sold, transferred, assigned, mortgaged, pledged or encumbered since the date of such financial statement, except as disclosed by Borrower in writing delivered to Administrative Agent. Borrower agrees that all rent rolls and other information to be delivered to Administrative Agent pursuant to this Article shall not contain any misrepresentation or omission of a material fact.
ARTICLE 12. DEFAULTS AND REMEDIES
     12.1 DEFAULT. The occurrence of any one or more of the following shall constitute an event of default (“Default”) under this Agreement and the other Loan Documents:
     (a) Monetary. Borrower’s failure to pay any sums payable under the Notes, the Fee Letter or any of the other Loan Documents within five (5) days of the date such sums are due; provided, however, Borrower shall not be entitled to any grace period upon the maturity of the Loan (i.e., it shall be an immediate Default if Borrower fails to repay in full all indebtedness outstanding under the Notes and other Loan Documents on the Maturity Date); or
     (b) Performance of Obligations. Borrower’s failure to perform any obligation, covenant or condition (other than those in Section 12.1(a) above or which are specifically addressed as a Default under this Article 12 or any of the other Loan Documents or Other Related Documents) under any of the Loan Documents or Other Related Documents and such failure continues for thirty (30) days after receipt by Borrower of written notice and demand for performance of such obligation; provided, however, in the event Borrower has commenced and is diligently and in good faith working to cure such matter, Borrower shall be allowed an additional 30 days to complete the cure of such matter and provided, further, and notwithstanding the foregoing, if a cure period is specifically provided for the remedy of such failure elsewhere in this Article 12 or any other Loan Document, such cure period shall control over the provisions of this Section 12.1(b) and Borrower’s failure to perform will not constitute a Default until such date as the specified cure period expires; or
     (c) Construction; Use. (i) There is any defective workmanship in constructing the Additional Improvements or the Additional Improvements are not constructed in accordance with applicable Requirements of Law, and Borrower fails to remedy the same to Administrative Agent’s satisfaction within thirty (30) days of Administrative Agent’s written demand to do so; provided, however, in the event Borrower has commenced and is diligently and in good faith working to cure such matter, Borrower shall be allowed an additional 30 days to complete the cure of such matter, or (ii) there is a cessation of construction of the Additional Improvements prior to Completion for a continuous period of more than thirty (30) days (except as caused by an event of force majeure); or (iii) the construction or leasing of any material portion of the Property in accordance with the Loan Documents is prohibited or enjoined for a continuous period of more than sixty (60) days; or (iv) utilities or other public services necessary for the full occupancy and utilization of the Property are curtailed for a continuous period of more than thirty (30) days (except as caused by an event of force majeure); or
     (d) Attachment; Condemnation’ Liens. (i) the condemnation, seizure or appropriation of, or occurrence of an uninsured casualty with respect to any material portion of the Property; or (ii) the sequestration or attachment of, or any levy or execution upon any of the Property, any other collateral provided by Borrower under any of the Loan Documents, any monies in the Accounts, or any substantial portion of the other assets of Borrower, which sequestration, attachment, levy or execution is not released, expunged or dismissed prior to the earlier of thirty (30) days or the sale of the assets affected thereby; or (iii) subject to Borrower’s right to contest mechanic’s and materialmen’s liens in good faith in accordance with Section 15.8 hereof, the recording or service upon Administrative Agent or any Lender of any claim of lien against the Property and the continuance of such claim of lien for (x) thirty (30) days after the date Borrower receives notice of such lien or (y) twenty (20) calendar days after Administrative Agent’s demand, whichever occurs first, without such lien being bonded over, discharged, satisfied or provision for payment being made by Borrower in a manner reasonably satisfactory to Administrative Agent; or
     (e) Representations and Warranties. (i) The failure of any representation or warranty of Borrower in any of the Loan Documents or the Guarantor in the Guaranty and the continuation of such failure for more than ten (10) days after written notice to Borrower from Administrative Agent requesting that Borrower cure such failure; or
     (f) Bankruptcy; Insolvency; Dissolution. (i) The filing by Borrower, any Guarantor, any partner or member of Borrower, or any Indemnitor of a petition for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) the filing against Borrower, any Guarantor, any partner or member of Borrower, or any Indemnitor of an involuntary proceeding under the Bankruptcy Code or other debtor relief law and the failure of Borrower to effect a full dismissal of such proceeding within thirty (30) days after the date of filing such proceeding ; (iii) a general assignment by Borrower, any Guarantor, any partner or member of Borrower, or any Indemnitor for the benefit of creditors; or (iv) Borrower, any Guarantor, any partner or member of Borrower, or any Indemnitor applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its property; or
     (g) Change in Management or Control. In the event that The Howard Hughes Corporation is no longer a guarantor of the Loan or is no longer in Control of Borrower (other than by reason of a Permitted Equity Transfer or a Transfer of the Property consummated in accordance with Article 13 of this Agreement), the occurrence of any material management or organizational change in Borrower or Guarantor or in the partners, venturers or members of Borrower or Guarantor, including, without limitation, any partnership, joint venture or member dispute which Administrative Agent determines, in its sole and absolute discretion, shall have a material adverse effect on the Loan, on the Property, or on the ability of Borrower or Guarantor or their partners, venturers or members to perform their obligations under the Loan Documents; or
     (h) Loss of Priority. The failure at any time of the Mortgage to be a valid first Lien upon the Property or any portion thereof (subject to Permitted Liens), other than as a result of any release or reconveyance of the Mortgage with respect to all or any portion of the Property pursuant to the terms and conditions of this Agreement; or
     (i) Hazardous Materials. The discovery of any significant Hazardous Materials in, on or about the Property subsequent to the Effective Date, and Borrower’s failure to (x) promptly take corrective action in accordance with the Loan Documents and Other Related Documents, and (y) cure such matter within thirty (30) days after written notice from Administrative Agent (so that (A) such Hazardous Materials are not at levels on the Property in violation of applicable Hazardous Materials Laws or (B) all remedial action required to be undertaken by Borrower under applicable Hazardous Materials Laws has been performed); provided, further (1) so long as Borrower is diligently pursuing to cure such matter without delay and is not otherwise in Default under this Agreement, such period shall be extended as reasonably necessary to permit Borrower to cure such matter, but in any event, such corrective action shall be completed and the matter cured within ninety (90) days after such written notice from Administrative Agent and (2) Administrative Agent may, at its option and in its sole discretion, further extend the cure period as Administrative Agent deems necessary to allow Borrower to complete such cure. Any such Hazardous Materials shall be “significant” for this purpose if said Hazardous Materials, in Administrative Agent’s reasonable discretion, have a materially adverse impact on the value of the Property; or
     (j) Prohibited Transfers. The occurrence of any Prohibited Property Transfer or Prohibited Equity Transfer; or
     (k) Default Under Unsecured Indemnity Agreement. The occurrence of a default under that certain Hazardous Materials Indemnity Agreement (Unsecured) executed by Indemnitor in favor of Administrative Agent, and dated of even date with this Agreement that continues for a period of thirty (30) days after written notice from Administrative Agent, including without limitation Indemnitor’s failure to perform any covenant, condition, or obligation thereunder; or
     (l) Default Under Guaranty. The occurrence of a default under the Guaranty, or any other guaranty now or hereafter executed in connection with the Loan, including without limitation any Guarantor’s failure to perform any covenant, condition, or obligation thereunder that continues for a period of thirty (30) days after written notice from Administrative Agent; provided, however, that no additional cure period (beyond any cure periods provided therein) shall be provided upon a breach of the financial covenants set forth in the Limited Guaranty, and a breach of any of said financial covenants shall constitute an immediate Default under the Limited Guaranty and this Agreement; provided, however, in the event that (x) Guarantor is not in compliance with the covenant regarding its required Minimum Liquid Assets (as defined in the Limited Guaranty), and (y) either Guarantor deposits funds into an account with Administrative Agent or makes a principal prepayment to Administrative Agent as provided in Section 6.2(b) of the Limited Guaranty in lieu of maintaining the required Minimum Liquid Assets, then such event shall not constitute a Default hereunder; or
     (m) Default Under Swap Agreement; Voluntary Termination. Voluntary termination by Borrower of the Swap Contract, or if Wells Fargo is not the counterparty, the voluntary termination by Borrower of the interest rate swap transaction approved by Administrative Agent in connection with the Loan, and for which Borrower has not simultaneously provided a new interest rate swap agreement satisfactory to Administrative Agent; the occurrence of a default by Borrower or a termination event with respect to Borrower under the Swap Contract that extends beyond any notice and cure period provided therein, or if Wells Fargo is not the counterparty, under the interest rate swap transaction approved by Administrative Agent in connection with the Loan.
     12.2 ACCELERATION UPON DEFAULT; REMEDIES. Upon the occurrence of any Default specified in this Article 12, Requisite Lenders may, at their sole option, declare all sums owing to Lenders under the Notes, this Agreement and the other Loan Documents immediately due and payable. Upon such acceleration, Administrative Agent may, and at the direction of Requisite Lenders, shall (unless such action could, in Administrative Agent’s opinion, result in significant impairment of the ability of all Lenders to recover any further amounts in respect of the Loan under applicable laws), in addition to all other remedies permitted under this Agreement and the other Loan Documents and at law or equity, apply any sums in the Accounts to the sums owing under the Loan Documents and any and all obligations of Lenders to fund further disbursements under the Loan shall terminate.
     12.3 DISBURSEMENTS TO THIRD PARTIES. Upon the occurrence of a Default occasioned by Borrower’s failure to pay money to a third party as required by this Agreement, Administrative Agent may but shall not be obligated to make such payment from the Loan proceeds, or other funds of Lenders or any amounts in deposit accounts maintained by Borrower with Administrative Agent. If such payment is made from proceeds of the Loan, Borrower shall immediately deposit with Administrative Agent, upon written demand, an amount equal to such payment. If such payment is made from funds of Lenders, Borrower shall immediately repay such funds upon written demand of Administrative Agent. In either case, the Default with respect to which any such payment has been made by Administrative Agent or Lenders shall not be deemed cured until such deposit or repayment (as the case may be) has been made by Borrower to Administrative Agent.
     12.4 ADMINISTRATIVE AGENT’S COMPLETION OF CONSTRUCTION. Upon the occurrence of a Default, Administrative Agent may, upon five (5) days prior written notice to Borrower, and with or without legal process, take possession of the Property, remove Borrower and all agents, employees and contractors of Borrower from the Property, complete any construction then in progress. For this purpose, Borrower irrevocably appoints Administrative Agent as its attorney-in-fact, which agency is coupled with an interest. As attorney-in-fact, Administrative Agent may, in Borrower’s name, take or omit to take any action Administrative Agent may deem appropriate, including, without limitation, exercising Borrower’s rights under the Loan Documents and all contracts concerning the Property.
     12.5 ADMINISTRATIVE AGENT’S CESSATION OF CONSTRUCTION. If Administrative Agent determines at any time in its reasonable discretion that the Additional Improvements are not being constructed in accordance with the all Requirements of Law, Administrative Agent may immediately cause all construction to cease on any of the Additional Improvements affected by the condition of nonconformance. Borrower shall thereafter not allow any construction work, other than corrective work, to be performed on any of the Additional Improvements affected by the condition of nonconformance until such time as Administrative Agent notifies Borrower in writing that the nonconforming condition has been corrected.
     12.6 REPAYMENT OF FUNDS ADVANCED. Any funds expended by Administrative Agent or any Lender in the exercise of its rights or remedies under this Agreement and the other Loan Documents shall be payable to Administrative Agent upon demand, together with interest at the rate applicable to the principal balance of the Loan from the date the funds were expended.
     12.7 RIGHTS CUMULATIVE, NO WAIVER. All Administrative Agent’s and Lenders’ rights and remedies provided in this Agreement and the other Loan Documents, together with those granted by law or at equity, are cumulative and may be exercised by Administrative Agent or Lenders at any time. Administrative Agent’s or any Lender’s exercise of any right or remedy shall not constitute a cure of any Default unless all sums then due and payable to Lenders under the Loan Documents are repaid and Borrower has cured all other Defaults. No waiver shall be implied from any failure of Administrative Agent or any Lender to take, or any delay by Administrative Agent or any Lender in taking, action concerning any Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.

ARTICLE 13. DUE ON SALE/ENCUMBRANCE
     13.1 PROPERTY TRANSFERS.
     (a) Prohibited Property Transfers. Borrower shall not cause or permit any Transfer of all or any part of or any direct or indirect legal or beneficial interest in the Property or the Collateral (collectively, a “Prohibited Property Transfer”), including, without limitation, (i) a Lease of all or a material part of the Property for any purpose other than actual occupancy by a space tenant pursuant to an Approved Lease; and (ii) the Transfer of all or any part of Borrower’s right, title and interest in and to any Lease or lease payments.
     (b) Permitted Transfers. Notwithstanding the foregoing, none of the following Transfers shall be deemed to be a Prohibited Property Transfer: (i) a Transfer which is expressly permitted under this Agreement; and (ii) an Approved Lease which is permitted under the terms of the Loan Documents.
     13.2 EQUITY TRANSFERS.
     (a) Prohibited Equity Transfers. Except as expressly permitted in this Agreement, Borrower shall not cause or permit any Transfer of any direct or indirect legal or beneficial interest in a Restricted Party (collectively, a “Prohibited Equity Transfer”), including without limitation, (i) if a Restricted Party is a corporation, any merger, consolidation or other Transfer of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (ii) if a Restricted Party is a limited partnership, limited liability partnership, general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Transfer of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new limited partnership interests; (iii) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Transfer of a non-managing membership interest or the creation or issuance of new non-managing membership interests; or (iv) if a Restricted Party is a trust, any merger, consolidation or other Transfer of any legal or beneficial interest in such Restricted Party or the creation or issuance of new legal or beneficial interests.
     (b) Permitted Equity Transfers. Notwithstanding the foregoing, none of the following Transfers shall be deemed to be a Prohibited Equity Transfer: (i) a Transfer by a natural person who is a member, partner or shareholder of a Restricted Party to a revocable inter vivos trust having such natural person as both trustor and trustee of such trust and one or more immediate family members of such natural person as the sole beneficiaries of such trust; (ii) a Transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party where such Transfer does not result in a Default under this Agreement; or (iii) transfers of interests in Parent, provided that after giving effect to such transfers in Parent, (x) the Parent continues to own 100% of the interests in each of the other Borrowers and (y) a majority of the equity interests in Parent continue to be indirectly owned by Guarantor and Parent remains 100% under the Control of Guarantor or an Affiliate of Guarantor. In addition, notwithstanding any provision in this Agreement to the contrary, none of the following Transfers shall be deemed to be a Prohibited Equity Transfer: the issuance, redemption, sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance, conveyance, transfer or other disposition (each, an “HHC Share Transfer”) of the equity interests (the “HHC Shares”) in Guarantor (or a successor by a merger pursuant to a Plan Sponsor Acquisition as hereinafter defined) so long as the HHC Share Transfer does not result in or cause a Change of Control (as hereinafter defined) of Guarantor (or a successor by a merger pursuant to a Plan Sponsor Acquisition). For purposes of this Section, a “Change of Control” shall occur when: (i) one Person (hereinafter defined) or group of affiliated Persons acquires more than 33% of the HHC Shares in one or a series of transactions, provided, however, that the acquisition by a Plan Sponsor (as hereinafter defined) of more than 33% of the HHC Shares in one or a serious of transactions (a “Plan Sponsor

Acquisition”) shall not constitute a Change in Control; or (ii) the individuals comprising the Board of Directors of Guarantor (or a successor by merger pursuant to a Plan Sponsor Acquisition), as the same exists for the twelve (12) month period immediately prior to the HHC Share Transfer, fail to represent a majority of the Board of Directors of Guarantor (or a successor by merger pursuant to a Plan Sponsor Acquisition) as of the date of completion of the HHC Share Transfer and for a period of six (6) months following the HHC Share Transfer, provided however, that such a change in the majority of the Board of Directors of Guarantor in connection with a Plan Sponsor Acquisition shall not constitute a Change in Control. For purposes of determining the occurrence of (ii) above, the following shall be expressly excluded: any change in directors resulting from (w) the death or incapacity of any director and/or (x) the resignation or removal of any director for reasons unrelated to an HHC Share Transfer, provided any replacement director has been approved in the manner required by the governing documents of Guarantor in effect immediately prior to the date of the HHC Share Transfer. For purposes of this Section 13.2, “Plan Sponsor” means (i) Brookfield Asset Management, Inc., (ii) Fairholme Funds, Inc., (iii) Pershing Square Capital Management, L.P. and/or (iv) The Blackstone Group LP and any affiliate of any of the foregoing. Borrower shall give written notice to Administrative Agent within 30 days after Borrower receives actual notice of the consummation of a Plan Sponsor Acquisition and shall provide Administrative Agent with such documents and information as Administrative Agent may reasonably require so that Administrative Agent can confirm that the transaction qualifies as a Plan Sponsor Acquisition. In addition, notwithstanding any provision to the contrary, each of Guarantor and The Howard Research and Development Corporation, a Maryland corporation (“HRDC”) may pledge, hypothecate and encumber its assets as each may determine. A Person shall mean any person or entity. Prohibited Equity Transfers do not include issuance, redemptions, sales, conveyances, exchanges, mortgages, pledges, hypothecations, assignments, encumbrances, conveyances, transfers or other dispositions in Persons having a direct or indirect interest in Guarantor (or successor by merger pursuant to a Plan Sponsor Acquisition).
     (c) SPE Status. Nothing contained in this Section shall be construed to permit any Transfer which would result in a breach of any representation, warranty or covenant of Borrower under Section 8.1 of this Agreement.
     13.3 CERTIFICATES OF OWNERSHIP. Borrower shall deliver to Administrative Agent, at any time and from time to time, not more than five (5) days after Lender’s written request therefor, a certificate, in form acceptable to Administrative Agent, signed and dated by Borrower, listing the names of all Persons holding direct or indirect legal or beneficial interests in the Property or any Borrower or Non-Borrower Mortgagor and the type and amount of each such interest; provided, however, in no event shall Borrower be obligated to provide such information with respect to the ownership of Guarantor.
ARTICLE 14. THE ADMINISTRATIVE AGENT; INTERCREDITOR PROVISIONS
     14.1 APPOINTMENT AND AUTHORIZATION.
     (a) Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement, the other Loan Documents and Other Related Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Administrative Agent to enter into the Loan Documents and Other Related Documents for the benefit of the Lenders.
     (b) Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement, the Loan Documents or the Other Related Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

     (c) Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender or to impose on the Administrative Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Administrative Agent”, “Agent”, “agent” and similar terms in the Loan Documents or Other Related Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
     (d) The Administrative Agent will also furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Administrative Agent by the Borrower, any Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. In addition, the Administrative Agent will also furnish to each Lender, promptly upon Administrative Agent’s receipt, copies of each of the financial statements, certificates, notices and other documents received by Administrative Agent pursuant to Article 11.
     (e) As to any matters not expressly provided for by the Loan Documents and Other Related Documents (including, without limitation, enforcement or collection of any of Borrower’s obligations hereunder), Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the obligations of Borrower; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Requirements of Law. Not in limitation of the foregoing, the Administrative Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Potential Default or Default unless the Requisite Lenders have directed the Administrative Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement, the other Loan Documents, or the Other Related Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.
     14.2 WELLS FARGO AS LENDER. Wells Fargo, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity. Wells Fargo and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any other Loan Party or any other affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Administrative Agent and any affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders. The Lenders acknowledge that, pursuant to such activities, Wells Fargo or its affiliates may receive information regarding the Borrower, other loan parties, other subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.
     14.3 LOAN DISBURSEMENTS.
     (a) Promptly following receipt of a complete Application for Payment, Administrative Agent shall send an electronic or other copy thereof to each other Lender and shall otherwise notify each Lender of the proposed disbursement and the Funding Date (as such term is defined in Exhibit C attached hereto). Each Lender shall make available to Administrative Agent (or the funding bank or entity designated by Administrative Agent), the amount of such Lender’s Pro Rata Share of such disbursement in immediately available funds not later than the times designated in Section 14.3(b). Unless Administrative Agent shall have been notified by any Lender not later than the close of business (San Francisco, California time) on the Business Day immediately preceding the Funding Date in respect of any disbursement that such Lender does not intend to make available to Administrative Agent such Lender’s Pro Rata Share of such disbursement, Administrative Agent may assume that such Lender shall make such amount available to Administrative Agent. If any Lender does not notify Administrative Agent of its intention not to make available its Pro Rata Share of such disbursement as described above, but does not for any reason make available to Administrative Agent such Lender’s Pro Rata Share of such disbursement, such Lender shall pay to Administrative Agent forthwith on demand such amount, together with interest thereon at the Federal Funds Rate. In any case where a Lender does not for any reason make available to Administrative Agent such Lender’s Pro Rata Share of such disbursement, Administrative Agent, in its sole discretion, may, but shall not be obligated to, fund to Borrower such Lender’s Pro Rata Share of such disbursement. If Administrative Agent funds to Borrower such Lender’s Pro Rata Share of such disbursement and if such Lender subsequently pays to Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Pro Rata Share of such disbursement. Nothing in this Section 14.3(a) shall alter the respective rights and obligations of the parties hereunder in respect of a Defaulting Lender or a Non-Pro Rata Advance.
     (b) Requests by Administrative Agent for funding by Lenders of disbursements will be made by telecopy. Each Lender shall make the amount of its disbursement available to Administrative Agent in Dollars and in immediately available funds, to such bank and account, in El Segundo, California (to such bank and account in such other place) as Administrative Agent may designate, not later than 11:00 A.M. (San Francisco time) on the Funding Date designated by Administrative Agent with respect to such disbursement, but in no event earlier than two (2) Business Days following Lender’s receipt of the applicable Application for Payment.
     (c) Nothing in this Section 14.3 shall be deemed to relieve any Lender of its obligation hereunder to make its Pro Rata Share of disbursements on any Funding Date, nor shall Administrative Agent or any Lender be responsible for the failure of any other Lender to perform its obligations to make any disbursement hereunder, and the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make a disbursement.
     14.4 DISTRIBUTION AND APPORTIONMENT OF PAYMENTS; DEFAULTING LENDERS.
     (a) Subject to Section 14.4(b) below, payments actually received by Administrative Agent for the account of Lenders shall be paid to them promptly after receipt thereof by Administrative Agent, but in any event within two (2) Business Days, provided that Administrative Agent shall pay to Lenders interest thereon, at the lesser of (i) the Federal Funds Rate and (ii) the rate of interest applicable to the Loan, from the Business Day following receipt of such funds by Administrative Agent until such funds are paid in immediately available funds to Lenders. All payments of principal, interest, and other payments under the Loan Documents or Other Related Documents shall be allocated among such of Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares in the Loan or otherwise as provided herein or as separately agreed by Administrative Agent and any Lender. Administrative Agent shall promptly distribute, but in any event within two (2) Business Days, to each Lender at its primary address set forth on the appropriate signature page hereof or on the Assignment and Assumption Agreement, or at such other address as a Lender may request in writing, such funds as it may be entitled to receive, provided that Administrative Agent shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including, without limitation, instructions from Requisite

Lenders or all Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of Lenders as among themselves and may at any time or from time to time be changed by Lenders as they may elect, in writing in accordance with this Agreement, without necessity of notice to or consent of or approval by Borrower or any other Person. All payments or other sums received by Administrative Agent for the account of Lenders shall not constitute property or assets of the Administrative Agent and shall be held by Administrative Agent, solely in its capacity as agent for itself and the other Lenders, subject to the Loan Documents and the Other Related Documents.
     (b) Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Lender has funded its Pro Rata Share of a Protective Advance or prior Loan disbursements which was previously a Non-Pro Rata Advance, or all other Lenders have received payment in full (whether by repayment or prepayment) of the amounts due in respect of such Non-Pro Rata Advance, all of the indebtedness and obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal, interest and fees in respect of all Non-Pro Rata Advances in which the Defaulting Lender has not funded its Pro Rata Share (such principal, interest and fees being referred to as “Senior Loans”). All amounts paid by a Loan Party and otherwise due to be applied to the indebtedness and obligations owing to the Defaulting Lender pursuant to the terms hereof shall be distributed by Administrative Agent to the other Lenders in accordance with their respective Pro Rata Shares of the Loan (recalculated for purposes hereof to exclude the Defaulting Lender’s Pro Rata Share of the Loan), until all Senior Loans have been paid in full. This provision governs only the relationship among Administrative Agent, each Defaulting Lender, and the other Lenders; nothing hereunder shall limit the obligations of any Loan Party under the Loan Documents and Other Related Documents. The provisions of this section shall apply and be effective regardless of whether a Default occurs and is then continuing, and notwithstanding (a) any other provision of this Agreement to the contrary, (b) any instruction of any Loan Party as to its desired application of payments or (c) the suspension of such Defaulting Lender’s right to vote on matters which are subject to the consent or approval of Requisite Lenders or all Lenders. Administrative Agent shall be entitled to (i) withhold or setoff, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such Defaulting Lender under this Agreement, and (ii) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. In addition, the Defaulting Lender shall indemnify, defend and hold Administrative Agent and each of the other Lenders harmless from and against any and all liabilities and costs, plus interest thereon at the Default Rate as set forth in the Notes, which they may sustain or incur by reason of or as a direct consequence of the Defaulting Lender’s failure or refusal to perform its obligations under this Agreement.
     14.5 PRO RATA TREATMENT. Except to the extent otherwise provided herein: (a) each borrowing from Lenders shall be made from the Lenders, each payment of the fees shall be made for the account of the Lenders, and each termination or reduction of the amount of the Commitments pursuant to this Agreement shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of the Loan shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loan held by them, provided that if immediately prior to giving effect to any such payment in respect of the Loan the outstanding principal amount of the Loan shall not be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time the Loan was made, then such payment shall be applied to the Loan in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Loan being held by the Lenders pro rata in accordance with their respective Commitments; and (c) each payment of interest on the Loan shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on the Loan then due and payable to the respective Lenders.

     14.6 SHARING OF PAYMENTS, ETC. Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the obligations of Borrower or Guarantor under the Loan, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares in the Loan, whether received by voluntary payment, by counterclaim or cross action or by the enforcement of any or all of such obligations, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim or otherwise, receive payment of a proportion of the aggregate amount of such obligations held by it which is greater than its Pro Rata Share in the Loan of the payments on account of such obligations, the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such obligations owed to the others so that all such recoveries with respect to such obligations shall be applied ratably in accordance with such Pro Rata Shares; provided, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 14.6 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.
     14.7 COLLATERAL MATTERS; PROTECTIVE ADVANCES.
     (a) Each Lender hereby authorizes the Administrative Agent, without the necessity of any notice to or further consent from any Lender, from time to time prior to a Default, to take any action with respect to any Collateral, Loan Documents or Other Related Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to any of the Loan Documents or Other Related Documents.
     (b) The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and indefeasible payment and satisfaction in full of all of obligations of Borrower hereunder; (ii) as expressly permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by all of the Lenders. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section.
     (c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the obligations of Borrower or any Liens upon (or obligations of the Borrower or any other Loan Party in respect of) all interests retained by the Borrower or any other Loan Party, including (without limitation) the proceeds of such sale or transfer, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Administrative Agent shall be authorized to deduct all of the expenses reasonably incurred by the Administrative Agent from the proceeds of any such sale, transfer or foreclosure.
     (d) The Administrative Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by the Borrower or any other Loan Party or is cared for, protected or insured or that the Liens granted to the Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Administrative Agent in this Section or in any of the Loan Documents or Other Related Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent’s own interest in the Collateral as one of the Lenders and that the Administrative Agent shall have no duty or liability whatsoever to the Lenders, except to the extent resulting from its gross negligence or willful misconduct.
     (e) The Administrative Agent may make, and shall be reimbursed by the Lenders (in accordance with their Pro Rata Shares) to the extent not reimbursed by the Borrower for, Protective Advances during any one calendar year with respect to any Property that is Collateral up to the sum of (i) amounts expended to pay real estate taxes, assessments and governmental charges or levies imposed upon such Property; (ii) amounts expended to pay insurance premiums for policies of insurance related to such Property; and (iii) $500,000. Protective Advances in excess of said sum during any calendar year for any Property that is Collateral shall require the consent of the Requisite Lenders. The Borrower agrees to pay on demand all Protective Advances.
     (f) Each Lender agrees that it will not take any action, nor institute any actions or proceedings, against Borrower or any other Loan Party under the Loan Documents or the Other Related Documents with respect to exercising claims against or rights in the Collateral without the written consent of Requisite Lenders.
     14.8 POST-FORECLOSURE PLANS. If all or any portion of the Collateral is acquired by the Administrative Agent as a result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the obligations of Borrower hereunder, the title to any such Collateral, or any portion thereof, shall be held in the name of the Administrative Agent or a nominee or subsidiary of the Administrative Agent, as agent, for the ratable benefit of all Lenders. The Administrative Agent shall prepare a recommended course of action for such Collateral (a “Post-Foreclosure Plan”), which shall be subject to the approval of the Requisite Lenders. In accordance with the approved Post-Foreclosure Plan, the Administrative Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Collateral acquired, and shall administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents for the sale of such Collateral, and the collecting of rents and other sums from such Collateral and paying the expenses of such Collateral. Actions taken by the Administrative Agent with respect to the Collateral, which are not specifically provided for in the approved Post-Foreclosure Plan or reasonably incidental thereto, shall require the written consent of the Requisite Lenders by way of supplement to such Post-Foreclosure Plan. Upon demand therefor from time to time, each Lender will contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by the Administrative Agent pursuant to the approved Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Collateral. In addition, the Administrative Agent shall render or cause to be rendered to each Lender, on a monthly basis, an income and expense statement for such Collateral, and each Lender shall promptly contribute its Pro Rata Share of any operating loss for such Collateral, and such other expenses and operating reserves as the Administrative Agent shall deem reasonably necessary pursuant to and in accordance with the approved Post-Foreclosure Plan. To the extent there is net operating income from such Collateral (taking into account the funding of any reasonably required operating reserves), the Administrative Agent shall, in accordance with the approved Post-Foreclosure Plan, determine the amount and timing of distributions to the Lenders. All such distributions shall be made to the Lenders in accordance with their respective Pro Rata Shares. The Lenders acknowledge and agree that if title to any Collateral is obtained by the Administrative Agent or its nominee, such Collateral will not be held as a permanent investment. The Administrative Agent shall undertake to sell such Collateral, at such price and upon such terms and conditions as the Requisite Lenders reasonably shall determine to be most advantageous to the Lenders. Any purchase money mortgage or deed of trust taken in connection with the disposition of such Collateral in accordance with the immediately preceding sentence shall name the Administrative Agent, as agent for the Lenders, as the beneficiary or mortgagee. In such case, the Administrative Agent and the Lenders shall enter into an agreement with respect to such purchase money mortgage or deed of trust defining the rights of the Lenders in the same Pro Rata Shares as provided hereunder, which agreement shall be in all material respects similar to this Article insofar as the same is appropriate or applicable.
     14.9 APPROVALS OF LENDERS. All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials provided to the Administrative Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Administrative Agent’s recommended course of action or determination in respect thereof. Unless a Lender shall give written notice to the Administrative Agent that it specifically objects to the recommendation or determination of the Administrative Agent (together with a reasonable written explanation of the reasons behind such objection) within ten (10) Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents or Other Related Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.
     14.10 NOTICE OF DEFAULTS. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Potential Default unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Potential Default and stating that such notice is a “notice of default”. If any Lender (excluding the Lender which is also serving as the Administrative Agent) becomes aware of any Default or Potential Default, it shall promptly send to the Administrative Agent such a “notice of default”. Further, if the Administrative Agent receives such a “notice of default,” the Administrative Agent shall give prompt notice thereof to the Lenders.
     14.11 ADMINISTRATIVE AGENT’S RELIANCE, ETC. Notwithstanding any other provisions of this Agreement, any other Loan Documents or the Other Related Documents, neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, INCLUDING ACTIONS WHICH MAY CONSTITUTE NEGLIGENCE OR ANY STRICT LIABILITY, EXCEPT FOR ITS OR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN CONNECTION WITH ITS OR THEIR DUTIES EXPRESSLY SET FORTH HEREIN OR THEREIN. Without limiting the generality of the foregoing, the Administrative Agent: may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender or any other Person and shall be responsible to any Lender or any other Person for any statement, warranty or representation made or deemed made by the Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons or inspect the property, books or records of the Borrower or any other Person; (c) shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any Collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Lenders in any such Collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or Other Related

Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. The Administrative Agent may execute any of its duties under the Loan Documents or Other Related Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.
     14.12 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Regardless of whether the transactions contemplated by this Agreement, the other Loan Documents and Other Related Documents are consummated, each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as Administrative Agent but not as a “Lender”) in any way relating to or arising out of the Loan Documents or Other Related Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Loan Documents and Other Related Documents (collectively, “Indemnifiable Amounts”), INCLUDING ANY OF THE FOREGOING RESULTING FROM ANY NEGLIGENCE OR ALLEGED NEGLIGENCE OF ADMINISTRATIVE AGENT OR ANY STRICT LIABILITY; provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment provided, however, that no action taken in accordance with the directions of the Requisite Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its ratable share of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents and Other Related Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and Other Related Documents and/or collect any obligation of Borrower hereunder, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent and/or the Lenders arising under any Hazardous Materials Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loan and all other amounts payable hereunder or under the other Loan Documents or Other Related Documents and the termination of this Agreement. If the Borrower shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.
     14.13 LENDER CREDIT DECISION, ETC. Each Lender expressly acknowledges and agrees that neither the Administrative Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties to such Lender and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, any other Loan Party or Affiliate, shall be deemed to constitute any such representation or warranty by the Administrative Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent, or any of their respective officers, directors, employees, agents or counsel, and based on the financial statements of the Borrower, the other Loan Parties or Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the other Loan Parties and other Persons, its review of the Loan Documents and the Other Related Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents or Other Related Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any other Loan Party of the Loan Documents or Other Related Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Borrower, any other Loan Party. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent under this Agreement, any of the other Loan Documents or Other Related Documents, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates. Each Lender acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to such Lender.
     14.14 SUCCESSOR ADMINISTRATIVE AGENT. Administrative Agent may resign at any time as Administrative Agent under the Loan Documents and Other Related Documents by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Default or Potential Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and any of its Affiliates as a successor Administrative Agent). If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within thirty (30) days after the current Administrative Agent’s giving of notice of resignation, then the current Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents and the Other Related Documents. After any Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article 14. shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents and the Other Related Documents. Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Loan Documents and the Other Related Documents to any of its Affiliates by giving the Borrower and each Lender prior written notice.
     14.15 NO SET-OFFS. Each Lender hereby acknowledges that the exercise by any Lender of offset, set-off, banker’s lien or similar rights against any deposit account or other property or asset of Borrower, whether or not located in Hawaii or Texas, could result under certain laws in significant impairment of the ability of all Lenders to recover any further amounts in respect of the Loan. Therefore, each Lender agrees not to charge or offset any amount owed to it by Borrower against any of the accounts, property or assets of Borrower or any of its affiliates held by such Lender without the prior written approval of Administrative Agent and Requisite Lenders.

ARTICLE 15. MISCELLANEOUS PROVISIONS
     15.1 INDEMNITY. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS INDEMNITEES FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES) WHICH INDEMNITEES MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF: (A) THE PURPOSE TO WHICH BORROWER APPLIES THE LOAN PROCEEDS; (B) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY OTHER RELATED DOCUMENT; (C) ANY FAILURE AT ANY TIME OF ANY OF BORROWER’S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT; OR (D) ANY ACT OR OMISSION BY BORROWER, CONSTITUENT PARTNER OR MEMBER OF BORROWER, ANY CONTRACTOR, SUBCONTRACTOR OR MATERIAL SUPPLIER, ENGINEER, ARCHITECT OR OTHER PERSON WITH RESPECT TO ANY OF THE PROPERTY; PROVIDED, HOWEVER, BORROWER SHALL HAVE NO OBLIGATION TO DEFEND, INDEMNIFY OR HOLD HARMLESS HEREUNDER ANY INDEMNITEE FOR ANY SUCH MATTER ARISING OUT OF OR ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNITEE. BORROWER SHALL IMMEDIATELY PAY TO THE APPLICABLE INDEMNITEES UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE LOAN. BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS INDEMNITEES SHALL SURVIVE CANCELLATION OF THE NOTES AND THE RELEASE, RECONVEYANCE OR PARTIAL RECONVEYANCE OF THE MORTGAGE.
     15.2 ADDITIONAL SECURITY INTERESTS. In the event that Wells Fargo is the counterparty to any Swap Contract, then Borrower hereby grants and assigns to Administrative Agent, for the benefit of Wells Fargo, a security interest, to secure payment and performance of all obligations, in all of Borrower’s right, title and interest, now or hereafter acquired, to the payment of money from Wells Fargo to Borrower under any swap, derivative, foreign exchange or hedge transaction or arrangement (or similar transaction or arrangement howsoever described or defined) at any time entered into between Borrower and Wells Fargo in connection with the Loan, including, without limitation, the Swap Contract. In the event that a party other than Wells Fargo is the counterparty to a Swap Contract, then Borrower hereby grants and assigns to Administrative Agent, for the benefit of Lenders, a security interest, to secure payment and performance of all obligations, in all of Borrower’s right, title and interest, now or hereafter acquired, to the payment of money from Administrative Agent and Lenders to Borrower under any swap, derivative, foreign exchange or hedge transaction or arrangement (or similar transaction or arrangement howsoever described or defined) at any time entered into between Borrower and Administrative Agent in connection with the Loan, including, without limitation, the Swap Contract.
     15.3 FORM OF DOCUMENTS. The form and substance of all documents, instruments, and forms of evidence to be delivered to Administrative Agent under the terms of this Agreement, any of the other Loan Documents or Other Related Documents shall be subject to Administrative Agent s approval and shall not be modified, superseded or terminated in any respect without Administrative Agent’s prior written approval.
     15.4 NO THIRD PARTIES BENEFITED. No Person other than Administrative Agent, Lenders and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents or Other Related Documents.
     15.5 NOTICES. All notices, demands, or other communications under this Agreement, the other Loan Documents or the Other Related Documents shall be in writing and shall be delivered to the appropriate party at the address set forth on the signature page of this Agreement (subject to change from time to time by written notice to all other parties to this Agreement). All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, except that notice of Default may be sent by certified mail, return receipt requested, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid. Notices so sent shall be effective three (3) days after mailing, if mailed by first class mail, and otherwise upon receipt; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.
     15.6 ATTORNEY-IN-FACT. Borrower hereby irrevocably appoints and authorizes Administrative Agent, as Borrower’s attorney-in-fact, which agency is coupled with an interest, following the occurrence and during the existence of a Default, to execute and/or record in Administrative Agent’s or Borrower’s name any notices, instruments or documents that Administrative Agent deems appropriate to protect Lenders’ interest under any of the Loan Documents or Other Related Documents.
     15.7 ACTIONS. Borrower agrees that Administrative Agent or any Lender, in exercising the rights, duties or liabilities of Administrative Agent, Lenders or Borrower under the Loan Documents or Other Related Documents, may commence, appear in or defend any action or proceeding purporting to affect the Property, the Loan Documents or the Other Related Documents and Borrower shall immediately reimburse Administrative Agent or such Lender upon demand for all such expenses so incurred or paid by Administrative Agent or such Lender, including, without limitation, attorneys’ fees and expenses and court costs.
     15.8 RIGHT OF CONTEST. Borrower may contest in good faith any claim, demand, levy or assessment, including the amount or validity of any taxes and assessments on any of the Property and any mechanic’s or materialmen’s lien claim by any Person other than Administrative Agent or Lenders which would constitute a Default if: (a) Borrower pursues the contest diligently, in a manner which Administrative Agent determines is not prejudicial to Administrative Agent or any Lender, and does not impair the rights of Administrative Agent or any Lender under any of the Loan Documents or Other Related Documents; and (b) if requested by Administrative Agent, Borrower deposits with Administrative Agent any funds or other forms of assurance which Administrative Agent in good faith determines from time to time appropriate to protect Administrative Agent and each Lender from the consequences of the contest being unsuccessful. Borrower’s compliance with this Section shall operate to prevent such claim, demand, levy or assessment from becoming a Default.
     15.9 RELATIONSHIP OF PARTIES. The relationship of Borrower, Administrative Agent and Lenders under the Loan Documents and Other Related Documents is, and shall at all times remain, solely that of borrower and lender, and Administrative Agent and Lenders neither undertake nor assumes any responsibility or duty to Borrower or to any third party with respect to the Property, except as expressly provided in this Agreement, the other Loan Documents and the Other Related Documents.
     15.10 DELAY OUTSIDE LENDER’S CONTROL. No Lender or Administrative Agent shall be liable in any way to Borrower or any third party for Administrative Agent’s or such Lender’s failure to perform or delay in performing under the Loan Documents (and Administrative Agent or any Lender may suspend or terminate all or any portion of Administrative Agent’s or such Lender’s obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lock-out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Administrative Agent or such Lender deemed probable), or from any Act of God or other cause or event beyond Administrative Agent’s or such Lender’s control.
     15.11 ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT. If any attorney is engaged by Administrative Agent or any Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents or Other Related Documents, with or without the filing of any legal action or proceeding or in connection with any appeal of a lower court decision, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of the Borrower, then Borrower shall immediately pay to Administrative Agent or such Lender, upon demand, the amount of all attorneys’ fees and expenses and all costs incurred by Administrative Agent or such Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Loan.

     15.12 IMMEDIATELY AVAILABLE FUNDS. Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower to Administrative Agent or any Lender shall be payable only in United States Dollars, immediately available funds.
     15.13 AMENDMENTS AND WAIVERS.
     (a) Generally. Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document may be amended, (iii) the performance or observance by the Borrower or any other Loan Party of any terms of this Agreement or such other Loan Document may be waived, and (iv) the continuance of any Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Administrative Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto. Notwithstanding the previous sentence and Section 15.13(b), the Administrative Agent, shall be authorized on behalf of all the Lenders, without the necessity of any notice to, or further consent from, any Lender, to waive the imposition of the late fees provided in Section 2.6(c), up to a maximum of three (3) times per calendar year.
     (b) Unanimous Consent. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by all of the Lenders (or the Administrative Agent at the written direction of the Lenders), do any of the following:
(i)	increase the Commitments of the Lenders (excluding any increase as a result of an assignment of Commitments permitted under Section 15.14) or subject the Lenders to any additional obligations;

(ii)	reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, the Loan;

(iii)	reduce the amount of any fees payable to the Lenders hereunder;

(iv)	postpone any date fixed for any payment of principal of, or interest on, the Loan (including, without limitation, the Maturity Date) or for the payment of fees or any other obligations of Borrower or Guarantor;

(v)	change the Pro Rata Shares (excluding any change as a result of an assignment of Commitments permitted under Section 15.14);

(vi)	amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section;

(vii)	modify the definition of the term “Requisite Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof;

(viii)	release any Guarantor from its obligations under the Guaranty;

(ix)	waive a Default under Section 12.1(a); or

(x)	release or dispose of any Collateral unless released or disposed of as permitted by, and in accordance with, Section 14.7, or in Section 2.11 hereof with respect to a Property Release; or

(xi)	except as expressly provided in this Agreement, release any Borrower from its obligations under the Loan Documents Other Related Documents;

     (c) Amendment of Administrative Agent’s Duties, Etc. No amendment, waiver or consent unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement, any of the other Loan Documents or Other Related Documents. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Default occurring hereunder shall continue to exist until such time as such Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.
     15.14 SUCCESSORS AND ASSIGNS.
     (a) Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Lenders (and any such assignment or transfer to which all of the Lenders have not consented shall be void).
     (b) Participations. Any Lender may at any time grant to an affiliate of such Lender, or one or more banks or other financial institutions (each a “Participant”) participating interests in its Commitment or the obligations owing to such Lender hereunder. No Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of it obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase such Lender’s Commitment, (ii) extend the date fixed for the payment of principal on the Loan or a portion thereof owing to such Lender, or (iii) reduce the rate at which interest is payable thereon. An assignment or other transfer which is not permitted by subsection (c) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).
     (c) Assignments. Any Lender may with the prior written consent of the Administrative Agent and the Borrower (which consent, in each case, shall not be unreasonably withheld) at any time assign to one or more Eligible Assignees (each an “Assignee”) all or a portion of its rights and obligations under this Agreement and the Notes; provided, however, (i) no such consent by the Borrower shall be required (x) if a Default or Potential Default shall exist or (y) in the case of an assignment to another Lender or an affiliate of another Lender; (ii) any partial assignment shall be in an amount at least equal to $5,000,000 and after giving effect to such assignment the assigning Lender retains a Commitment, or if the Commitments have been terminated, holds a Note having an outstanding principal balance, of at least $5,000,000, and (iii) each such assignment shall be effected by means of an Assignment and Assumption Agreement. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this

Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Assumption Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangement so the new Notes (in the form attached hereto as Exhibit E) are issued to the Assignee and such transferor Lender, as appropriate. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $4,500; provided, however, if such assigning Lender is a Defaulting Lender, the administrative fee for processing such assignment shall be $7,500. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower, or any of its respective Affiliates or subsidiaries.
     (d) Tax Withholding. At least five (5) Business Days prior to the first day on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, shall furnish the Administrative Agent and Borrower with a properly completed executed copy of either Internal Revenue Service Form W-8ECI or Internal Revenue Service Form W-8BEN and either Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form (or such other form) as is necessary to claim complete exemption from United States withholding taxes on all payments hereunder. At all times each Lender shall own or beneficially own a Note, such Lender shall (i) promptly provide to the Administrative Agent and Borrower a new Internal Revenue Service Form W-8ECI or Internal Revenue Service Form W-8BEN and Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form (or such other form) (or any successor form or forms) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Lender, and (ii) comply at all times with all applicable United States laws and regulations, including all provisions of any applicable tax treaty, with regard to any withholding tax exemption claimed with respect to any payments on the Loan. If any Lender cannot deliver such form, then Borrower may withhold from payments due under the Loan Documents such amounts as Borrower is able to determine from accurate information provided by such Lender are required by the Internal Revenue Code.
     (e) Federal Reserve Bank Assignments. In addition to the assignments and participations permitted under the foregoing provisions of the Section, and without the need to comply with any of the formal or procedural requirements of this Section, any Lender may at any time and from time to time, pledge and assign all or any portion of its rights under all or any of the Loan Documents and Other Related Documents to a Federal Reserve Bank; provided that no such pledge of assignment shall release such Lender from its obligation thereunder.
     (f) Information to Assignee, Etc.. A Lender may, from time to time, furnish any information in the possession of such Lender concerning the Borrower, any subsidiary or any other Loan Party, or relating to the Loan or the Collateral, including insurance information, to Assignees and Participants (including prospective Assignees and Participants who Lender in good faith proposes to assign or participate a portion of the Loan in accordance with this Agreement). In connection with and to the extent reasonably necessary for such negotiation, execution and delivery, Borrower authorizes Administrative Agent and Lenders to communicate all information and documentation related to the Loan (whether to Borrower or to any Participant, Assignee, legal counsel, appraiser or other necessary party) directly by e-mail, fax, or other electronic means used to transmit information. Each Lender shall use commercially reasonable and good faith efforts to maintain, and to cause any of its Participants to maintain, such information in a confidential manner, and to restrict the dissemination of such information to Persons having a reasonable and legitimate need related to the Loan for access thereto.

     15.15 ADDITIONAL COSTS — LIBOR.
     (a) Capital Adequacy. If any Lender or any Participant in the Loan determines that compliance with any law or regulation or with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or such Participant, or any corporation controlling such Lender or such Participant, as a consequence of, or with reference to, such Lender’s or such Participant’s or such corporation’s Commitments or its making or maintaining Loans below the rate which such Lender or such Participant or such corporation controlling such Lender or such Participant could have achieved but for such compliance (taking into account the policies of such Lender or such Participant or corporation with regard to capital), then the Borrower shall, from time to time, subject to Section 2.6(f), pay to such Lender or such Participant additional amounts sufficient to compensate such Lender or such Participant or such corporation controlling such Lender or such Participant to the extent that such Lender or such Participant determines such increase in capital is allocable to such Lender’s or such Participant’s obligations hereunder.
     (b) Additional Costs. In addition to, and not in limitation of the immediately preceding clause (a), the Borrower shall promptly pay to the Administrative Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans or hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or such obligation or the maintenance by such Lender of capital in respect of its LIBOR Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or its Commitments (other than taxes imposed on or measured by the overall net income of such Lender or of its Lending Office for any of such LIBOR Loans by the jurisdiction in which such Lender has its principal office or such Lending Office), or (ii) imposes or modifies any reserve, special deposit or similar requirements (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on LIBOR Loans is determined) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder) or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies with respect to capital adequacy).
     (c) Lender’s Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsection (a) and (b), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Lender to make or continue LIBOR Loans shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 2.6(e)(i)(D) shall apply).
     (d) Notification and Determination of Additional Costs. Each of the Administrative Agent, each Lender, and each Participant, as the case may be, agrees to notify the Borrower of any event occurring after the Effective Date entitling the Administrative Agent, such Lender or such Participant to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of the Administrative Agent, any Lender or any Participant to give such notice shall not release the Borrower from any of its obligations hereunder. The Administrative Agent, each Lender and each Participant, as the case may be, agrees to furnish to the Borrower, a Lender or a Participant to the Administrative Agent as well, a certificate setting forth the basis and amount of each request for compensation under this Section. Determinations by the Administrative Agent, such Lender, or such Participant, as the case may be, of the effect of any Regulatory Change shall be conclusive and binding for all purposes, absent manifest error.
     15.16 SIGNS. Administrative Agent may place on the Property, in locations reasonably determined by Borrower, reasonable signs standard to construction loan transactions stating that construction financing is being provided by Lenders.
     15.17 LENDER’S AGENTS. Administrative Agent and/or any Lender may designate an agent or independent contractor to exercise any of such Person’s rights under this Agreement, any of the other Loan Documents and Other Related Documents. Any reference to Administrative Agent or any Lender in any of the Loan Documents or Other Related Documents shall include Administrative Agent’s and such Lender’s agents, employees or independent contractors. Borrower shall pay the costs of such agent or independent contractor either directly to such person or to Administrative Agent or such Lender in reimbursement of such costs, as applicable.
     15.18 TAX SERVICE. Administrative Agent, on behalf of Lenders, is authorized to secure, at Borrower’s expense, a tax service contract with a third party vendor which shall provide tax information on the Property satisfactory to Administrative Agent.
     15.19 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.
     15.20 SEVERABILITY. If any provision or obligation under this Agreement, the other Loan Documents or Other Related Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the Other Related Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents or Other Related Documents, provided, however, that if the rate of interest or any other amount payable under the Notes or this Agreement or any other Loan Document, or the right of collectibility therefor, are declared to be or become invalid, illegal or unenforceable, Lenders’ obligations to make Advances under the Loan Documents shall not be enforceable by Borrower.
     15.21 TIME. Time is of the essence of each and every term of this Agreement.
     15.22 HEADINGS. All article, section or other headings appearing in this Agreement, the other Loan Documents and Other Related Documents are for convenience of reference only and shall be disregarded in construing this Agreement, any of the other Loan Documents and Other Related Documents.
     15.23 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Texas, except to the extent preempted by federal laws. Borrower and all persons and entities in any manner obligated to Administrative Agent and Lenders under the Loan Documents and Other Related Documents consent to the jurisdiction of any federal or state court within the State of Texas having proper venue and also consent to service of process by any means authorized by Texas or federal law.
     15.24 USA PATRIOT ACT NOTICE; COMPLIANCE. The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, Administrative Agent (for itself and/or as Administrative Agent for all Lenders hereunder) may from time-to-time request, and Borrower shall provide to Administrative Agent, Borrower’s name, address, tax identification number and/or such other identification information as shall be necessary for Administrative Agent and Lenders to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.
     15.25 ELECTRONIC DOCUMENT DELIVERIES. Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website such as www.Edgar.com <http://www.Edgar.com> or a website sponsored or hosted by the Administrative Agent or the Borrower) provided that (A) the foregoing shall not apply to notices to any Lender pursuant to Article 3 and (B) the Lender has not notified the Administrative Agent or Borrower that it cannot or does not want to receive electronic communications. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which the Administrative Agent or Borrower posts such documents or the documents become available on a commercial website and the Administrative Agent or Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 9:00 a.m. on the opening of business on the next business day for the recipient. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificate required by Section 11.8 to the Administrative Agent and shall deliver paper copies of any documents to the Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. Except for the certificates required by Section 11.8, the Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.
     15.26 INTEGRATION; INTERPRETATION. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS INSTRUMENT MAY BE AMENDED ONLY BY AN INSTRUMENT IN WRITING EXECUTED BY THE PARTIES HERETO. The Loan Documents and Other Related Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents or Other Related Documents includes any amendments, renewals or extensions now or hereafter approved by Administrative Agent in writing.

     15.27 JOINT AND SEVERAL LIABILITY. The liability of all persons and entities obligated in any manner under this Agreement, any of the Loan Documents or Other Related Documents, other than Administrative Agent and/or Lenders, shall be joint and several.
     15.28 COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.
(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, Borrower, Administrative Agent and Lenders have executed this Agreement as of the date appearing on the first page of this Agreement.

“ADMINISTRATIVE AGENT” WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders

By:	/s/ J. Kent Howard
	Name:	J. Kent Howard
	Title:	Senior Vice President

Administrative Agent’s Address:

5400 LBJ Freeway, Suite 1000
Dallas, Texas 75240
Attn: Real Estate Banking Group, Ryan Campbell
Telephone: 972-364-1040
Facsimile: 972-386-4723
Email: ryan.c.campbell@wellsfargo.com

[Signature Page — Loan Agreement]

“LENDER” WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ J. Kent Howard
	Name:	J. Kent Howard
	Title:	Senior Vice President

Lender’s Address: 5400 LBJ Freeway, Suite 1000 Dallas, Texas 75240 Attn: Real Estate Banking Group, Ryan Campbell Telephone: 972-364-1040 Facsimile: 972-386-4723 Email: ryan.c.campbell@wellsfargo.com

[Signature Page — Loan Agreement]

“BORROWER” VICTORIA WARD, LIMITED, a Delaware corporation

By:	/s/ Grant Herlitz
	Name:	Grant Herlitz
	Title:	President

VICTORIA WARD CENTER L.L.C., a Delaware limited liability company

By:	/s/ Grant Herlitz
	Name:	Grant Herlitz
	Title:	President

VICTORIA WARD ENTERTAINMENT CENTER L.L.C., a Delaware limited liability company

By:	/s/ Grant Herlitz
	Name:	Grant Herlitz
	Title:	President

WARD PLAZA-WAREHOUSE, LLC, a Delaware limited liability company

By:	/s/ Grant Herlitz
	Name:	Grant Herlitz
	Title:	President

WARD GATEWAY-INDUSTRIAL-VILLAGE, LLC, a Delaware limited liability company

By:	/s/ Grant Herlitz
	Name:	Grant Herlitz
	Title:	President

Borrower’s Address:

c/o The Howard Hughes Corporation
One Galleria Tower
13355 Noel Road, Suite 950
Dallas, Texas 75252
Attention: President

c/o The Howard Hughes Corporation
One Galleria Tower
13355 Noel Road, Suite 950
Dallas, Texas 75252
Attention: Legal Department

[Signature Page — Loan Agreement]

Schedule 1.1 — Pro Rata Shares
     Schedule 1.1 to LOAN AGREEMENT between VICTORIA WARD, LIMITED, a Delaware corporation (“Parent”), VICTORIA WARD CENTER L.L.C., a Delaware limited liability company, VICTORIA WARD ENTERTAINMENT CENTER L.L.C., a Delaware limited liability company, WARD PLAZA-WAREHOUSE, LLC, a Delaware limited liability company, and WARD GATEWAY-INDUSTRIAL-VILLAGE, LLC, a Delaware limited liability company, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of September 29, 2011.

Lender	Commitment	Pro Rata Share
Wells Fargo Bank, National Association	$250,000,000	100%

TOTALS	$250,000,000	100%

Schedule 7.6 — Litigation Disclosure
     Schedule 7.6 to LOAN AGREEMENT between VICTORIA WARD, LIMITED, a Delaware corporation (“Parent”), VICTORIA WARD CENTER L.L.C., a Delaware limited liability company, VICTORIA WARD ENTERTAINMENT CENTER L.L.C., a Delaware limited liability company, WARD PLAZA-WAREHOUSE, LLC, a Delaware limited liability company, and WARD GATEWAY-INDUSTRIAL-VILLAGE, LLC, a Delaware limited liability company, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of September 29, 2011.
1. None.

Schedule 8.1 — Environmental Reports
     Schedule 8.1 to LOAN AGREEMENT between VICTORIA WARD, LIMITED, a Delaware corporation (“Parent”), VICTORIA WARD CENTER L.L.C., a Delaware limited liability company, VICTORIA WARD ENTERTAINMENT CENTER L.L.C., a Delaware limited liability company, WARD PLAZA-WAREHOUSE, LLC, a Delaware limited liability company, and WARD GATEWAY-INDUSTRIAL-VILLAGE, LLC, a Delaware limited liability company, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of September 29, 2011.
     1. Phase I Environmental Site Assessment dated August 23, 2011, prepared by Global Realty Services Group.

EXHIBIT A — DESCRIPTION OF PROPERTY
     Exhibit A to LOAN AGREEMENT between VICTORIA WARD, LIMITED, a Delaware corporation (“Parent”), VICTORIA WARD CENTER L.L.C., a Delaware limited liability company, VICTORIA WARD ENTERTAINMENT CENTER L.L.C., a Delaware limited liability company, WARD PLAZA-WAREHOUSE, LLC, a Delaware limited liability company, and WARD GATEWAY-INDUSTRIAL-VILLAGE, LLC, a Delaware limited liability company, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of September 29, 2011.
     All the real property located in the County of Honolulu, State of Hawaii, described as follows:
KEY PROPERTIES
WARD CENTRE
Ward Centre
Tax Parcel ID No. 2-3-005-006
FIRST
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 10, Block 2, area 181,024 SF, more or less, as shown on Map 16, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Consolidation No. 53 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 722,605 issued to Bank of Hawaii, a Hawaii corporation, Trustee under Land Trust No. 89433, dated October 21, 2004, with full powers to sell, mortgage, lease or otherwise deal with the land
SECOND
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 10, area 1,003 SF, more or less, as shown on Map 20, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Consolidation No. 53 of Victoria Ward, Limited
Being land(s) described in Transfer Certificate of Title No. 722,606 issued to Bank of Hawaii, a Hawaii corporation, Trustee under Land Trust No. 89433, dated October 21, 2004, with full powers to sell, mortgage, lease or otherwise deal with the land.
THIRD
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 12, area 14,790 SF, more or less, as shown on Map 20, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Consolidation No. 53 of Victoria Ward, Limited
Being land(s) described in Transfer Certificate of Title No. 722,607 issued to Bank of Hawaii, a Hawaii corporation, Trustee under Land Trust No. 89433, dated October 21, 2004, with full powers to sell, mortgage, lease or otherwise deal with the land.
Being the premises acquired by land trust agreement and conveyance
Grantor: Victoria Ward, Limited, a Delaware corporation.
Grantee: Bank of Hawaii, a Hawaii corporation, Trustee under that Land Trust Agreement No. 89433, dated October 21, 2004, with full powers to sell, mortgage, lease or otherwise deal with the land.
Dated: October 21, 2004
Filed: Land Court Document No. 3188119

1

WARD VILLAGE SHOPS
WVS Parking Lot
Tax Parcel ID 2-3-005-013
ITEM 1
Parcel First:
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 2, area 122,261 SF, more or less, as shown on Map 18, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Consolidation No. 53 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 635,289 issued to Victoria Ward, Limited, a Delaware corporation.
Parcel Second:
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 2-C area 24,544 SF, more or less, as shown on Map 2, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 188 of Waimanu Investment Venture, a Hawaii limited partnership;
Together with access to public Roads, namely Kamakee Street, Auahi Street and Queen Street, over and across Lot 2 of Land Court Consolidation No. 53, as set forth by Land Court Order No. 149191, filed January 28, 2003 (as to Lot 2-C); and as set forth by Land Court Order No. 149187, filed January 28, 2003 (as to Lot 2).
Being land(s) described in Transfer Certificate of Title No. 642,194 issued to Victoria Ward, Limited, a Delaware corporation.
Parcel Third:
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 31-A, area 6,486 SF, more or less, as shown on Map 9, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 948 of Hawaiian Dredging Company Limited.
Being land(s) described in Transfer Certificate of Title No. 642,197 issued to Victoria Ward, Limited, a Delaware corporation.
ITEM II
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot A-1, area 3,157 SF, more or less, as shown on Map 25, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Consolidation No. 53 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 975,534 issued to Victoria Ward, Limited, a Delaware corporation.

2

WVS Parking Lot Tax Parcel ID 2-3-005-014
WVS Parking Lot Tax Parcel ID 2-3-005-015
Ward Village A — 1142 Auahi Tax Parcel ID 2-3-005-016
Ward Village B — 116 Auahi Tax Parcel ID 2-3-005-017
Ward Village C — 1108 Auahi Tax Parcel ID 2-3-005-019
327 Kamakee Street (fr Toshiba) Tax Parcel ID 2-3-005-022
ITEM I
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 13, Block 5, area 10,609 SF, more or less, as shown on Map 4, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Consolidation No. 53 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 630,559 issued to Victoria Ward, Limited, a Delaware corporation.
ITEM II
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 12, Block 5, area 10,184 SF, more or less, as shown on Map 4, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Consolidation No. 53 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 630,559 issued to Victoria Ward, Limited, a Delaware corporation.
ITEM III
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 6, Block 5, area 9,138 SF, more or less, as shown on Map 4, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Consolidation No. 53 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 630,559 issued to Victoria Ward, Limited, a Delaware corporation.
ITEM IV
All of those certain parcels of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lots: 4, Block 5, area 18,272 SF, more or less; and 5, Block 5, area 9,978 SF, more or less, as shown on Map 2, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Consolidation No. 53 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 630,559 issued to Victoria Ward, Limited, a Delaware corporation.
ITEM V
All of those certain parcels of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:

3

Lots: 1, Block 5, area 9,665 SF, more or less; 2, Block 5, area 8,452 SF, more or less, and 3 Block 5, area 15,000 SF, more or less, as shown on Map 2, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Consolidation No. 53 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 630,559 issued to Victoria Ward, Limited, a Delaware corporation.
ITEM VI
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 14, Block 5, area 19,570 SF, more or less, as shown on Map 6, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Consolidation No. 53 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 630,559 issued to Victoria Ward, Limited, a Delaware corporation.
WARD PLAZA
Ward Plaza Building 2.115 acres — 92,136 SF
Tax Parcel ID No. 2-1-056-001
All of those certain parcels of land situate at Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lots 109-A, area 6,636 SF and
110-A, area 5,445 SF, more or less, both in Block 9, as shown on Map 30
111, area 7,500 SF
112, area 7,500 SF
113, area 7,500 SF, and
114, area 7,500 SF more or less, all in Block 9, as shown on Map 1
115-A, area 7,255 SF, more or less, Block 9, as shown on Map 30
416, area 7,100 SF
417, area 7,100 SF
418, area 7,100 SF
419, area 7, 100 SF
420, area 9,200 SF, more or less, as shown on Map 19
421-A, area 5,200 SF, more or less, as shown on Map 30
filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 825, 275 issued to First Hawaiian Bank, a Hawaii corporation, Trustee under that certain unrecorded Land Trust Agreement No. FHB-TRES 200601, dated September 20, 2006, with full powers to sell, mortgage, lease or otherwise deal with the land.
Being the premises acquired by warranty deed
Grantor: Victoria Ward, Limited
Grantee: First Hawaiian Bank, a Hawaii corporation, Trustee under that certain unrecorded Land Trust Agreement No. FHB-TRES 200601, dated September 20, 2006, with full powers to sell, mortgage, lease or otherwise deal with the land.

4

Dated: September 20, 2006
Filed: Land Court Document No. 3488455
WARD ENTERTAINMENT CENTER
Ward Entertainment Center
1020 Auahi Street 161,619 SF
Tax Parcel ID No. 2-3-002-104
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 2-B, Block 4, area 161,619 SF, more or less, as shown on Map 21, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Consolidation No. 53 of Victoria Ward, Limited.
Together with an easement for access and utility purposes over Easement “5” affecting Lot 2-A, Map 21, Land Court Consolidation No. 53, as granted by Grant of Access and Utility Easement dated November 10, 2004, filed as Land Court Document No. 3208309; and subject to the terms and provisions contained therein.
Being land(s) described in Transfer Certificate of Title No. 722,604 issued to Bank of Hawaii, a Hawaii corporation, Trustee under Land Trust No. 89434, dated October 21, 2004, with full powers to sell, mortgage, lease or otherwise deal with the land.
Being the premises acquired by land trust agreement and conveyance
Grantor: Victoria Ward, Limited, a Delaware corporation
Grantee: Bank of Hawaii, a Hawaii corporation, Trustee under that Land Trust Agreement No. 89434, dated October 21, 2004, with full powers to sell, mortgage, lease or otherwise deal with the land.
Dated: October 21, 2004
Filed: Land Court Document No. 3188118
REDEVELOPMENT PROPERTY
WARD GATEWAY CENTRE
Ward Gateway Corner Building
BHP Petroleum Americas
Tax Parcel ID No. 2-3-002-002
Ward Gateway Center
Tax Parcel ID No. 2-3-02-059
FIRST
All of those certain parcels of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lots 3, area 10,120 SF, more or less, as shown on Map 8, and 4-A, area 234,343 SF, more or less, as shown on Map 12, Block 4, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Consolidation No. 53 of Victoria Ward, Limited.
SECOND
All of those certain parcels of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:

5

Lots J-1, area 11,535 SF, J-2, area 1, 179 SF, and J-3, area 111 SF, more or less, as shown on Map 2, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 825, 278 issued to First Hawaiian Bank, a Hawaii corporation, Trustee under that certain unrecorded Land Trust Agreement No. FHB-TRES 200602, dated September 20, 2006, with full powers to sell, mortgage, lease or otherwise deal with the land.
WARD WAREHOUSE
Ward Warehouse — 273,684 SF
Tax Parcel ID No. 2-3-001-005
All of that certain parcel of land situate at Kaakaukukui, Kewalo and Kukuluaeo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 39, Block 1, area 273,684 SF, more or less, as shown on Map 15, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Consolidation No. 53 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 825, 276 issued to First Hawaiian Bank, a Hawaii corporation, Trustee under that certain unrecorded Land Trust Agreement No. FHB-TRES 200601, dated September 20, 2006, with full powers to sell, mortgage, lease or otherwise deal with the land.
Being the premises acquired by warranty deed
Grantor: Victoria Ward, Limited, a Delaware corporation
Grantee: First Hawaiian Bank, a Hawaii corporation, Trustee under that certain unrecorded Land Trust Agreement No. FHB-TRES 200601, dated September 20, 2006, with full powers to sell, mortgage, lease or otherwise deal with the land.
Dated: September 20, 2006
Filed: Land Court Document No. 3488455
WARD WAREHOUSE — SURFACE PARKING LOTS
1140 Ala Moana and 1031 Auahi Street
Parking Lots across from theater
Tax Parcel ID 2-3-001-001 and 2-3-001-004
ITEM I
Parcel First
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 33, Block 1, area 25,000 SF, more or less, as shown on Map 2, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Consolidation No. 53 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 630,559 issued to Victoria Ward, Limited, a Delaware corporation.
Parcel Second
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:

6

Lot 6, area 24,287 SF, more or less, as shown on Map 20, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Consolidation No. 53 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 686,614 issued to Victoria Ward, Limited, a Delaware corporation.
Parcel Third
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 8, area 7,159 SF, more or less, as shown on Map 20, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Consolidation No. 53 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 686,614 issued to Victoria Ward, Limited, a Delaware corporation.
ITEM II
All of that certain parcel of land situate at Kaakaukukui, Kewalo, and Kukuluaeo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 32, Block 1, area 25,000 SF, more or less, as shown on Map 2, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Consolidation No. 53 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 630,559 issued to Victoria Ward, Limited, a Delaware corporation.
WARD INDUSTRIAL CENTER AND WARD VILLAGE
Ward Industrial Center 477,582 SF
Tax Parcel ID No. 2-3-002-001
All of that certain parcel of land situate at Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 2-A, Block 4, area 477,582 SF, more or less, as shown on Map 21, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Consolidation No. 53 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 825, 277 issued to First Hawaiian Bank, a Hawaii corporation, Trustee under that certain unrecorded Land Trust Agreement No. FHB-TRES 200602, dated September 20, 2006, with full powers to sell, mortgage, lease or otherwise deal with the land.
Being the premises acquired by warranty deed
Grantor: Victoria Ward, Limited, a Delaware corporation
Grantee: First Hawaiian Bank, a Hawaii corporation, Trustee under that certain unrecorded Land Trust Agreement No. FHB-TRES 200602, dated September 20, 2006, with full powers to sell, mortgage, lease or otherwise deal with the land.
Dated: September 20, 2006
Filed: Land Court Document No. 3488456
Recorded: Document No. 2006-176675

7

WARD INDUSTRIAL AND WARD VILLAGE RELATED PARKING AREAS
967 Queen Street (Parking Lot) 9335 SF
Tax Parcel ID No. 2-3-002-067
All of those certain parcels of land (being portions) of the land(s) described in and covered by Royal Patent 5716, Land Commission Award 10,605, Apana 7 to Kamakee Piikoi) situate, lying and being at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, as shown on map prepared by Kendall N.H. Hee, Land Surveyor, with Engineers Surveyors Hawaii, Inc., dated September 7, 2006, approved by the Department of Planning and Permitting, City and County of Honolulu, File No. 2004/SUB-207, on September 15, 2006, and described as follows:
Lots 14-A, area 4,858 SF, 14-B, area 100 SF, 15-A, 4,277 SF, and 15-B, area 100 SF, more or less.
Being the premises acquired by Warranty Deed,
Grantor: Victoria Ward, Limited, a Delaware corporation
Grantee: First Hawaiian Bank, a Hawaii corporation, Trustee under that certain unrecorded Land Trust Agreement No. FHB-TRES 200602, dated September 20, 2006, with full powers to sell, mortgage, lease or otherwise deal with the land.
Dated: September 20, 2006
Filed: Land Court Document No. 3488456
Recorded: Document No. 2006-176675
987 Queen Street — Parking Lot
Tax Parcel ID 2-3-002-086
All of those certain parcels of land (being portion(s) of the land(s) described in and covered by Royal Patent 5716, Land Commission Award 10,605, Apana 7 to Kamakee Piikoi) situate, lying and being at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, as shown on map prepared by Kendall N.H. Hee, Land Surveyor, with Engineers Surveyors Hawaii, Inc., dated September 7, 2006, approved by the Department of Planning and Permitting, City and County of Honolulu, File No. 2004/SUB-207, on September 15, 2006, and described as follows:
Lot C-1, 2,330 SF, and Lot C-2, 100 SF, more or less.
Being the premises described in deed:
Grantor: Imao Mishima and Kimiko Mishima, husband and wife
Grantee: Victoria Ward, Limited, a Hawaii corporation
Dated: December 6, 1962
Recorded: Liber 4419, Page 58
1015 Queen Street — Parking Lot
Tax Parcel ID 2-3-002-087
All of those certain parcels of land (being portion(s) of the land(s) described in and covered by Royal Patent 5716, Land Commission Award 10,605, Apana 7 to Kamakee Piikoi) situate, lying and being at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, as shown on map prepared by Kendall N.H. Hee, Land Surveyor, with Engineers Surveyors Hawaii, Inc., dated September 7, 2006, approved by the Department of Planning and Permitting, City and County of Honolulu, File No. 2004/SUB-207, on September 15, 2006, and described as follows:
Lot E-1, 2,148 SF, Lot E-2, 173 SF, Lot F-1, 783 SF, Lot F-2, 149 SF, Lot G-1, 313 SF, and Lot G-2, 244 SF, more or less.

8

Being the premises described in exchange deed:
Grantor: E. E. Black, Limited, a Hawaii corporation
Grantee: Victoria Ward, Limited, a Hawaii corporation
Dated: November 26, 1951
Recorded: Liber 2526, Page 240
PROPERTIES WHICH ARE
NOT KEY PROPERTIES OR REDEVELOPMENT PROPERTIES
Pohukaina Center
Tax Parcel ID 2-1-53-01
214,867 SF
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lots 425, area 129,979 SF, more or less, 426, area 32,312 SF, more or less, 427, area 13, 625 SF, more or less, 428, area 32,182 SF, more or less, and 429, area 6,769, more or less, as shown on Map 19, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 630,560 issued to Victoria Ward, Limited, a Delaware corporation.
Ward Court Development — 250 Ward
Tax Parcel ID 2-1-53-30
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 422-A, area 41,135 SF, more or less, as shown on Map 29, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 630,560 issued to Victoria Ward, Limited, a Delaware corporation.
956 Queen Street
Tax Parcel ID 2-3-003-022
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 405, area 10,000 SF, more or less, as shown on Map 12, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 630,560 issued to Victoria Ward, Limited, a Delaware corporation.
1240 Ala Moana — IBM Building
Tax Parcel ID 2-03-005-005
Tax Parcel ID 2-03-005-012
Tax Parcel ID 2-03-005-004
All of those certain parcels of land situate at the intersection of Ala Moana Boulevard, Queen Street and Auahi Street in Honolulu, City and County of Honolulu, State of Hawaii, described as follows:

9

Lots 7, area 25391 SF, more or less, 8, area 12,688 SF, more or less, and 9, area 11,603 SF, more or less, in Block 2, as shown on Map 2, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Consolidation No. 53 of Victoria Ward, Limited.
Being portion(s) of the land(s) described in Transfer Certificate of Title No. 630,559 issued to Victoria Ward, Limited, a Delaware corporation.
956 Kawaiahao Street
Tax Parcel ID 2-3-003-065
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 407, area 10,000 SF, more or less, as shown on Map 12, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 630,560 issued to Victoria Ward, Limited, a Delaware corporation.
955 Waimanu Street
Tax Parcel ID 2-3-003-093
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 408, area 10,000 SF, more or less, as shown on Map 12, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 630,560 issued to Victoria Ward, Limited, a Delaware corporation.
955 Kawaihao Street
Tax Parcel ID 2-3-003-094
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 406, area 10,000 SF, more or less, as shown on Map 12, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 630,560 issued to Victoria Ward, Limited, a Delaware corporation.
GROUND LEASE PROPERTIES
509 Ahui
4,958 SF
Tax Parcel ID 2-1-052-011
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 52, Block 4, area 4,958 square feet, more or less, as shown on Map 1, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited.

10

Being land(s) described in Transfer Certificate of Title No. 630,560 issued to Victoria Ward, Limited, a Delaware corporation.
307 Kamani
19,650 SF
Tax Parcel ID 2-1-052-012
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 423, area 19,650 SF, more or less, as shown on Map 19, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited. Being land(s) described in Transfer Certificate of Title No. 630,560 issued to Victoria Ward, Limited, a Delaware corporation.
506 Ahui
9,916 SF
Tax Parcel ID 2-1-052-017
Kilban Foods Hawaii Inc. (Tenant on Tax Parcel Chart)
All of those certain parcels of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lots 37, area 4,958 SF, and 38, area 4,958 SF, more or less, Block 3, as shown on Map 1, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited. Being land(s) described in Transfer Certificate of Title No. 630,560 issued to Victoria Ward, Limited, a Delaware corporation.
Stand Alone Building and Roadway (Halekauwila Street)
534 Koula Street
Tax Parcel ID 2-1-052-16 and 2-1-052-022
FIRST:
All of those certain parcels of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot K, area 20,383 square feet, more or less,
Kamani Street, Part 2, area 19,958 SF; and
Mohala Street, Part 2, area 19,958 SF, more or less
as shown on Map 3, filed in the Office of the Assistant Registrar of the Land Court of the State of
Hawaii with Land Court Application No. 670 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 630,560 issued to Victoria Ward, Limited, a Delaware corporation.
SECOND:
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 448, area 37,261 SF, more or less, as shown on Map 40, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 630,561 issued to Victoria Ward, Limited, a Delaware corporation.

11

THIRD:
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 450, area 3,829 SF, more or less, as shown on Map 40, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 630,562 issued to Victoria Ward, Limited, a Delaware corporation.
320 Ward Court
Tax Parcel ID 2-1-052-020
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 424-A, area 43,543 square feet, more or less, as shown on Map 29, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 630,560 issued to Victoria Ward, Limited, a Delaware corporation.
Kamani Building — 331 Kamani
Tax Parcel ID 2-1-052-024
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 413, of Block 5, area 18,115 SF, more or less, as shown on Map 16, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 630,560 issued to Victoria Ward, Limited, a Delaware corporation.
901-917 Halekauwila 10,000SF
Tax Parcel ID 2-1-052-027
Exotic Nights (Also referenced as Tony and Danny Corp -Tenant on Tax Parcel Chart)
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 412, Block 5, area 10,000 SF, more or less, as shown on Map 16, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited. Being land(s) described in Transfer Certificate of Title No. 630,560 issued to Victoria Ward, Limited, a Delaware corporation.
350 Ward Street — Ward Court Development
14,858 SF
Tax Parcel ID 2-1-052-028
All of those certain parcels of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:

12

Lot 59, Block 5, area 5,000 SF, more or less, and Lot 60, Block 5, area 5,000 SF, more or less, as shown on Map 1; and 61-A, Block 5, area 4,858SF, more or less, as shown on Map 29 filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited. Being land(s) described in Transfer Certificate of Title No. 630,560 issued to Victoria Ward, Limited, a Delaware corporation.
306 -310 Kamani Street
4958 SF
Tax Parcel ID 2-1-052-031
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 56, Block 4, area 4,958 SF, more or less, as shown on Map 1, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited. Being land(s) described in Transfer Certificate of Title No. 630,560 issued to Victoria Ward, Limited, a Delaware corporation.
Pohukaina Court — 838/846 Pohukaina Street
14874 SF
Tax Parcel ID 2-1-052-032
1200 Ala Moana Boulevard, Honolulu, Hawaii 96814
1030 Auahi Street, Honolulu, Hawaii 96814
Also described as:
All of those certain parcels of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 53, Block 4, area 4,958 SF, and
Lot 54, Block 4, area 4,958 SF, and
Lot 55, Block 4, area 4,958 SF, more or less, as shown on Map 1, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited. Being land(s) described in Transfer Certificate of Title No. 630,560 issued to Victoria Ward, Limited, a Delaware corporation.
517 Ahui Street (Ahui Bldgs.)
6250 SF
Tax Parcel ID 2-1-052-033
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 50, Block 4, area 6,250 SF, as shown on Map 1, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited. Being land(s) described in Transfer Certificate of Title No. 630,560 issued to Victoria Ward, Limited, a Delaware corporation.
537 Ahui Street (Ahui Bldg.)
Tax Parcel ID 2-1-052-034
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:

13

Lot 44, Block 4, area 6,250 SF, more or less, as shown on Map 1, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 630,560 issued to Victoria Ward, Limited, a Delaware corporation.
863-849 Halekauwila Street
Tax Parcel ID 2-1-052-036
All of those certain parcels of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lots 42, area 5,000 SF, 43, area 5,000 SF, and 45, area 6,250 SF, more or less, Block 4, as shown on Map 1, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 630,560 issued to Victoria Ward, Limited, a Delaware corporation.
837 Halekauwila Street
Tax Parcel ID 2-1-052-035
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lots 410, Block 4, area 7,500 SF, more or less, as shown on Map 15, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 630,560 issued to Victoria Ward, Limited, a Delaware corporation.
330 Kamani Street
Tax Parcel ID 2-1-052-038
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 47, Block 4, area 6,250 SF, more or less, as shown on Map 1, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 630,560 issued to Victoria Ward, Limited, a Delaware corporation.
324 Kamani Street
Tax Parcel ID 2-1-052-039
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 49, Block 4, area 6,250 SF, more or less, as shown on Map 1, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited.

14

Being land(s) described in Transfer Certificate of Title No. 630,560 issued to Victoria Ward, Limited, a Delaware corporation.
318 Kamani Street
6250 SF
Tax Parcel ID 2-1-052-040
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 51, Block 4, area 6,250 SF, more or less, as shown on Map 1, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited. Being land(s) described in Transfer Certificate of Title No. 630,560 issued to Victoria Ward, Limited, a Delaware corporation.
Jay Kadowaki / Parking Lot
Tax Parcel ID 2-1-052-042
All of those certain parcels of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lots 31, area 5,000 SF, 32, area 5,000 SF, 33, area 5,000 SF, and 34, area 5,000 SF, more or less, Block 3, as shown on Map 1, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 630,560 issued to Victoria Ward, Limited, a Delaware corporation.
532 Ahui
20,000 SF
Tax Parcel ID 2-1-052-043
All of those certain parcels of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lots 27, area 5,000 SF, 28, area 5,000 SF, 29, area 5,000 SF, and 30, area 5,000 SF, more or less, as shown on Map 1, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 630,560 issued to Victoria Ward, Limited, a Delaware corporation.
801 Halekauwila Street
Tax Parcel ID 2-1-052-045
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 23, Block 3, area 5,000 SF, more or less, as shown on Map 1, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 630,560 issued to Victoria Ward, Limited, a Delaware corporation.

15

Halekauwila Building — 550 Ahui Street
Tax Parcel ID 2-1-052-046
All of those certain parcels of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lots: 24, area 5,000 SF, 25, area 5,000 SF, and 26, area 5,000 SF, more or less, Block 3, as shown on Map 1, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 630,560 issued to Victoria Ward, Limited, a Delaware corporation.
531 Ahui Street (Ahui Bldgs.)
Tax Parcel ID 2-1-052-051
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 46, Block 4, area 6,250 SF, more or less, as shown on Map 1, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 630,560 issued to Victoria Ward, Limited, a Delaware corporation.
523 Ahui Street (Ahui Bldg.)
Tax Parcel ID 2-1-052-052
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 48, Block 4, area 6,250 SF, more or less, as shown on Map 1, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 630,560 issued to Victoria Ward, Limited, a Delaware corporation.
863-849 Halekauwila Street
Tax Parcel ID 2-1-052-053
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lots 411, Block 4, area 7,500 SF, more or less, as shown on Map 15, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 630,560 issued to Victoria Ward, Limited, a Delaware corporation.

16

TAX PARCEL ID NO. 2-1-050
900 Halekauwila 15,000SF
Tax Parcel ID 2-1-050-001
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lots 13, Block 2, area 5,000 SF, 14, Block 2, area, 5,000 SF, and 15, Block 2, 5,000 SF more or less, as shown on Map 1, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited. Being land(s) described in Transfer Certificate of Title No. 630,560 issued to Victoria Ward, Limited, a Delaware corporation.
420 Ward Avenue
27,124 SF
Tax Parcel ID 2-1-050-061
All of those certain parcels of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lots: 18, Block 2, area 5,000 SF, more or less, 20, Block 2, area 3,561 SF, more or less, 21, Block 2, area 5,217 SF, more or less, as shown on Map 1, and Lot 19-A, Block 2, area 4,874 SF, more or less, and 22-A, Block 2, area 5,656 SF, more or less, as shown on Map 29, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited. Being land(s) described in Transfer Certificate of Title No. 630,560 issued to Victoria Ward, Limited, a Delaware corporation.
404 Ward Avenue
9,644 SF
Tax Parcel ID 2-1-050-062
All of those certain parcels of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 16, Block 2, area 5,000 SF, more or less, as shown on Map 1, and Lot 17-A, Block 2, area 4,644 SF, more or less, as shown on Map 29, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited. Being land(s) described in Transfer Certificate of Title No. 630,560 issued to Victoria Ward, Limited, a Delaware corporation.
TAX PARCEL ID NO. 2-1-049
Gary A. Galiher
Tax Parcel ID 2-1-49-063
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot C-2-A, area 14,989 SF, more or less, as shown on Map 31, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 630,558 issued to Victoria Ward, Limited, a Delaware corporation.

17

875 Kapiolani
11,637 SF
Tax Parcel ID 2-1-049-080
Jack in the Box (originally Foodmaker, Inc.) (Tenant on Tax Parcel Chart)
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot C-1-A, area 11,637 SF, more or less, as shown on Map 31, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670 of Victoria Ward, Limited. Being land(s) described in Transfer Certificate of Title No. 630,558 issued to Victoria Ward, Limited, a Delaware corporation.

18

EXHIBIT A-1
TO LOAN AGREEMENT
“WARD CENTRE PROPERTY”
Ward Centre
Tax Parcel ID No. 2-3-005-006
FIRST
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 10, Block 2, area 181,024 SF, more or less, as shown on Map 16, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Consolidation No. 53 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 722,605 issued to Bank of Hawaii, a Hawaii corporation, Trustee under Land Trust No. 89433, dated October 21, 2004, with full powers to sell, mortgage, lease or otherwise deal with the land.
SECOND
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 10, area 1,003 SF, more or less, as shown on Map 20, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Consolidation No. 53 of Victoria Ward, Limited
Being land(s) described in Transfer Certificate of Title No. 722,606 issued to Bank of Hawaii, a Hawaii corporation, Trustee under Land Trust No. 894343, dated October 21, 2004, with full powers to sell, mortgage, lease or otherwise deal with the land.
THIRD
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 12, area 14,790 SF, more or less, as shown on Map 20, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Consolidation No. 53 of Victoria Ward, Limited
Being land(s) described in Transfer Certificate of Title No. 722,607 issued to Bank of Hawaii, a Hawaii corporation, Trustee under Land Trust No. 89433, dated October 21, 2004, with full powers to sell, mortgage, lease or otherwise deal with the land.
Being the premises acquired by land trust agreement and conveyance
Grantor: Victoria Ward, Limited, a Delaware corporation
Grantee: Bank of Hawaii, a Hawaii corporation, Trustee under that Land Trust Agreement No. 89433, dated October 21, 2004, with full powers to sell, mortgage, lease or otherwise deal with the land.
Dated: October 21, 2004
Filed: Land Court Document No. 3188119

1

EXHIBIT A-2
TO LOAN AGREEMENT
“WARD ENTERTAINMENT CENTER PROPERTY”
Ward Entertainment Center
1020 Auahi Street 161,619 SF
Tax Parcel ID No. 2-3-002-104
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 2-B, Block 4, area 161,619 SF, more or less, as shown on Map 21, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Consolidation No. 53 of Victoria Ward, Limited.
Together with an easement for access and utility purposes over Easement “5” affecting Lot 2-A, Map 21, Land Court Consolidation No. 53, as granted by Grant of Access and Utility Easement dated November 10, 2004, filed as Land Court Document No. 3208309; and subject to the terms and provisions contained therein.
Being land(s) described in Transfer Certificate of Title No. 722,604 issued to Bank of Hawaii, a Hawaii corporation, Trustee under Land Trust No. 89434, dated October 21, 2004, with full powers to sell, mortgage, lease or otherwise deal with the land.
Being the premises acquired by land trust agreement and conveyance
Grantor: Victoria Ward, Limited, a Delaware corporation
Grantee: Bank of Hawaii, a Hawaii corporation, Trustee under that Land Trust Agreement No. 89434, dated October 21, 2004, with full powers to sell, mortgage, lease or otherwise deal with the land.
Dated: October 21, 2004
Filed: Land Court Document No. 3188118

1

EXHIBIT A-3
TO LOAN AGREEMENT
“WARD GATEWAY PROPERTY”
Ward Gateway Corner Building
Tax Parcel ID No. 2-3-002-02
Ward Gateway Center
Tax Parcel ID No. 2-3-02-059
FIRST
All of those certain parcels of situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lots 3, area 10,120 SF, more or less, as shown on Map 8, and 4-A, area 234,343 SF, more or less, as shown on Map 12, Block 4, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Consolidation No. 53 of Victoria Ward, Limited.
SECOND
All of those certain parcels of situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lots J-1, area 11,535 SF, J-2, area 1, 179 SF, and J-3, area 111 SF, more or less, as shown on Map 2, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 670of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 825, 278 issued to First Hawaiian Bank, a Hawaii corporation, Trustee under that certain unrecorded Land Trust Agreement No. FHB-TRES 200602, dated September 20, 2006, with full powers to sell, mortgage, lease or otherwise deal with the land.

1

EXHIBIT A-4
WARD INDUSTRIAL PROPERTY

1

EXHIBIT A-5
TO LOAN AGREEMENT
“WARD PLAZA BUILDING PROPERTY”
Ward Plaza Building 2.115 acres — 92,136 SF
Tax Parcel ID No. 2-1-056-001
All of those certain parcels of land situate at Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lots 109-A, area 6,636 SF and
110-A, area 5,445 SF, more or less, both in Block 9, as shown on Map 30
111, area 7,500 SF
112, area 7,500 SF
113, area 7,500 SF, and
114, area 7,500 SF more or less, all in Block 9, as shown on Map 1
115-A, area 7,255 SF, more or less, Block 9, as shown on Map30
416, area 7,100 SF
417, area 7,100 SF
418, area 7,100 SF
419, area 7, 100 SF
420, area 9,200 SF, more or less, as shown on Map 19
421-A, area 5,200 SF, more or less, as shown on Map 30
filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land
Court Application No. 670 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 825, 275 issued to First Hawaiian Bank, a Hawaii corporation, Trustee under that certain unrecorded Land Trust Agreement No. FHB-TRES 200601, dated September 20, 2006, with full powers to sell, mortgage, lease or otherwise deal with the land.
Being the premises acquired by warranty deed
Grantor: Victoria Ward, Limited
Grantee: First Hawaiian Bank, a Hawaii corporation, Trustee under that certain unrecorded Land Trust Agreement No. FHB-TRES 200601, dated September 20, 2006, with full powers to sell, mortgage, lease or otherwise deal with the land.
Dated: September 20, 2006
Filed: Land Court Document No. 3488455

1

EXHIBIT A-6
WARD VILLAGE PROPERT

1

EXHIBIT A-7
TO LOAN AGREEMENT
“WARD VILLAGE SHOPS”
Tax Parcel ID 2-3-005-013
ITEM 1
Parcel First:
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 2, area 122,261 SF, more or less, as shown on Map 18, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Consolidation No. 53 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 635,289 issued to Victoria Ward, Limited, a Delaware corporation
Parcel Second:
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 2-C area 24,544 SF, more or less, as shown on Map 2, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 188 of Waimanu Investment Venture, a Hawaii limited partnership;
Together with access to public Roads, namely Kamakee Street, Auahi Street and Queen Street, over and across Lot 2 of Land Court Consolidation No. 53, as set forth by Land Court Order No. 149191, filed January 28, 2003 (as to Lot 2-C); and as set forth by Land Court Order No. 149187, filed January 28, 2003 (as to Lot 2).
Being land(s) described in Transfer Certificate of Title No. 642,194 issued to Victoria Ward, Limited, a Delaware corporation
Parcel Third:
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 31-A, area 6,486 SF, more or less, as shown on Map 9, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Application No. 948 of Hawaiian Dredging Company Limited.
Being land(s) described in Transfer Certificate of Title No. 642,197 issued to Victoria Ward, Limited, a Delaware corporation
ITEM II
All of that certain parcel of land situate at Kewalo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot A-1, area 3,157 SF, more or less, as shown on Map 25, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Consolidation No. 53 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 975,534 issued to Victoria Ward, Limited, a Delaware corporation.

1

EXHIBIT A-8
TO LOAN AGREEMENT
“WARD WAREHOUSE PROPERTY”
Tax Parcel ID No. 2-3-001-005
All of that certain parcel of land situate at Kaakaukukui, Kewalo and Kukuluaeo, Honolulu, City and County of Honolulu, State of Hawaii, described as follows:
Lot 39, Block 1, area 273,684 SF, more or less, as shown on Map 15, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii with Land Court Consolidation No. 53 of Victoria Ward, Limited.
Being land(s) described in Transfer Certificate of Title No. 825, 276 issued to First Hawaiian Bank, a Hawaii corporation, Trustee under that certain unrecorded Land Trust Agreement No. FHB-TRES 200601, dated September 20, 2006, with full powers to sell, mortgage, lease or otherwise deal with the land.
Being the premises acquired by warranty deed
Grantor: Victoria Ward, Limited, a Delaware corporation
Grantee: First Hawaiian Bank, a Hawaii corporation, Trustee under that certain unrecorded Land Trust Agreement No. FHB-TRES 200601, dated September 20, 2006, with full powers to sell, mortgage, lease or otherwise deal with the land.
Dated: September 20, 2006

1

EXHIBIT A-9
TO LOAN AGREEMENT
WARD VILLAGE RETAIL SHOPS

1

EXHIBIT A-10
AUAHI CONDOMINIUM LAND

R10 (A.1) RETAIL
12.0 KSF
MINIANCHOR
3 KSF
KAMAKEE STREET
EXISTING
PARKING
77 SPACES
N
0 16 32 64FT
SCALE: 1" = 64'-0"

AUAHI TOWER BLOCK 3

STREET LEVEL ELEVATION +0'-0", 1ST LEVEL +4'-6"

Howard Hughes

Victoria Ward

Honolulu, Hawaii

ALTOON + PORTER ARCHITECTS

1

EXHIBIT A-11
AUAHI SHOPS

QUEEN LANE
QUEEN STREET
AUAHI STREET
KAMAKEE STREET

1

EXHIBIT B — DOCUMENTS
     Exhibit B to LOAN AGREEMENT between VICTORIA WARD, LIMITED, a Delaware corporation (“Parent”), VICTORIA WARD CENTER L.L.C., a Delaware limited liability company, VICTORIA WARD ENTERTAINMENT CENTER L.L.C., a Delaware limited liability company, WARD PLAZA-WAREHOUSE, LLC, a Delaware limited liability company, and WARD GATEWAY-INDUSTRIAL-VILLAGE, LLC, a Delaware limited liability company, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of September 29, 2011.
     1. Loan Documents. The documents listed below, numbered 1.1 through 1.9, inclusive, and amendments, modifications and supplements thereto which have received the prior written consent of Lender, together with any documents executed in the future that are approved by Lender and that recite that they are “Loan Documents” for purposes of this Agreement are collectively referred to herein as the Loan Documents.
     1.1 This Agreement.
     1.2 The Promissory Notes Secured by Mortgage in the aggregate original principal amount of the Loan made by Borrower payable to the order of Lenders.
     1.3 The Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith executed by Parent, as Mortgagor, to Administrative Agent, for the benefit of Lenders, as Mortgagee.
     1.4 The Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith executed by Bank of Hawaii, a Hawaii corporation, as Trustee under Land Trust No. 89433 dated October 21, 2004, and Ward Center, collectively as Mortgagor, to Administrative Agent, for the benefit of Lenders, as Mortgagee.
     1.5 The Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith executed by Bank of Hawaii, a Hawaii corporation, as Trustee under Land Trust No. 89434 dated October 21, 2004, and Ward Entertainment, collectively as Mortgagor, to Administrative Agent, for the benefit of Lenders, as Mortgagee.
     1.6 The Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith executed by First Hawaiian Bank, a Hawaii corporation, as trustee under Land Trust Agreement No. FHB-TRES 200601 dated September 20, 2006, and Ward Plaza, collectively as Mortgagor, to Administrative Agent, for the benefit of Lenders, as Mortgagee.
     1.7 The Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith executed by First Hawaiian Bank, a Hawaii corporation, as trustee under Land Trust Agreement No. FHB-TRES 200602 dated September 20, 2006, and Ward Gateway, collectively as Mortgagor, to Administrative Agent, for the benefit of Lenders, as Mortgagee.
     1.8 Cash Management Agreement of even date herewith executed by Borrower and Administrative Agent
     1.9 The Deposit Account Control Agreement of even date herewith executed by and among Borrower, Administrative Agent and Bank of Hawaii, as deposit bank.

1

     2. Other Related Documents (Which Are Not Loan Documents):
     2.1 Completion Guaranty of even date herewith executed by The Howard Hughes Corporation, a Delaware corporation, as Guarantor in favor of Lender.
     2.2 Limited Guaranty of even date herewith executed by The Howard Hughes Corporation, a Delaware corporation, as Guarantor in favor of Lender.
     2.3 Unsecured Hazardous Materials Indemnity Agreement dated of even date with this Agreement executed by and between The Howard Hughes Corporation, a Delaware corporation, as Indemnitor and Lender.
     2.4 Flood Hazard Notice, executed by Borrower.
     2.5 Opinion of Borrower’s Legal Counsel from K&L Gates, LLP, and the firm of Schlack Ito.

2

EXHIBIT C — DISBURSEMENT PLAN
     Exhibit C to LOAN AGREEMENT between VICTORIA WARD, LIMITED, a Delaware corporation (“Parent”), VICTORIA WARD CENTER L.L.C., a Delaware limited liability company, VICTORIA WARD ENTERTAINMENT CENTER L.L.C., a Delaware limited liability company, WARD PLAZA-WAREHOUSE, LLC, a Delaware limited liability company, and WARD GATEWAY-INDUSTRIAL-VILLAGE, LLC, a Delaware limited liability company, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of September 29, 2011.
1.	Timing of Disbursement. Unless another provision of this Agreement specifies otherwise, on or about the first (1st) day of each month, or at such other times as Administrative Agent may approve or determine more appropriate, Borrower shall submit to:

Wells Fargo Bank, National Association Minneapolis Loan Center 608 2nd Avenue South 11th Floor MAC N9303-110 Minneapolis, MN 55402-1916

Attention: Claire Alber
a written itemized statement, signed by Borrower (“Application for Payment”) setting forth:
1.1.	a description of the work performed, material supplied and/or costs incurred or due for which disbursement is requested with respect to any line item, as applicable; and
1.2.	the total amount incurred, expended and/or due for each such Item; and
1.3.	the date on which Borrower requests that such disbursement be made (subject to Section 14.3, the “Funding Date”), which date shall in no event be earlier than ten (10) Business Days following submittal by Borrower to Administrative Agent of the Application for Payment (together with all related supporting information and certificates) and the satisfaction by Borrower of each applicable condition to disbursement set forth in this Agreement;

Each Application for Payment by Borrower shall constitute a representation and warranty by Borrower that Borrower is in compliance with all the conditions precedent to a disbursement specified in this Agreement.
2.	Right to Condition Disbursements. Administrative Agent shall have the right to condition any disbursement upon Administrative Agent’s receipt and approval of the following:
2.1.	the Application for Payment;
2.2.	bills, invoices, documents of title, vouchers, statements, payroll records, receipts and any other documents evidencing the total amount expended, incurred or due for any requested Items;
2.3.	evidence of Borrower’s use of a Lien release, joint check and voucher system acceptable to Administrative Agent for payments or disbursements to any contractor, subcontractor, materialman, supplier or Lien claimant;
2.4.	If required by Administrative Agent, Independent Inspecting Architect’s periodic inspections of the stage of construction that has been completed and its conformance to

1

any plans and specifications and Requirements of Law based upon any such architect’s, inspector’s and/or engineer’s periodic physical inspections of the Property;
2.5.	waivers and releases of any mechanics’ lien, stop notice claim, equitable lien claim or other Lien claim rights for lien claims or potential claims in excess of $25,000;
2.6.	evidence of Borrower’s compliance with the provisions of the Articles and Sections of this Agreement entitled Construction and Authority/Enforceability;
2.7.	a written release executed by any surety to whom Administrative Agent or any Lender has issued or will issue a set-aside letter and/or any public entity or agency which is a beneficiary under any instrument of credit or standby letter of credit which Administrative Agent or any Lender has issued or will issue with respect to the Loan;
2.8.	valid, recorded Notice(s) of Completion for any Additional Improvements or any portions of the Additional Improvements for which Notice(s) of Completion may be recorded under applicable law;
2.9.	any other document, requirement, evidence or information that Administrative Agent may request under any provision of the Loan Documents; and
2.10.	evidence that any goods, materials, supplies, fixtures or other work in process for which disbursement is requested have been incorporated into the Additional Improvements.
2.12.	in the event any Application for Payment includes the cost of materials stored at a location other than the Property (“Offsite Materials”), such Application for Payment shall include each of the following: (a) evidence that the Offsite Materials have been purchased by Borrower, have been segregated from other materials in the facility and have been appropriately marked to indicate Borrower’s ownership thereof and Lenders’ security interest therein; and (b) evidence that the Offsite Materials are insured as required by this Agreement; and (c) at Administrative Agent’s request, a security agreement, financing statement and/or subordination agreement in form and substance satisfactory to Administrative Agent executed by the supplier of the Offsite Materials, and/or such other persons as Administrative Agent determines may have an interest in or claim to the Offsite Materials, together with such other additional documentation and evidence as Administrative Agent may reasonably require to assure itself that Lenders have a perfected first priority lien on the Offsite Materials.
2.13.	in the event that any Application for Payment includes the cost of materials stored on the Property (“Onsite Materials”), such Application for Payment shall include each of the following: (a) evidence that the Onsite Materials have been purchased by Borrower; (b) evidence that the Onsite Materials are insured as required hereunder; and (c) evidence that the Onsite Materials are stored in an area on the Property for which adequate security is provided against theft and vandalism.
Borrower acknowledges that this approval process may result in disbursement delays and an inability for Lenders to fund on the Funding Date and Borrower hereby consents to all such delays.

2

EXHIBIT D — FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
     Exhibit D to LOAN AGREEMENT between VICTORIA WARD, LIMITED, a Delaware corporation (“Parent”), VICTORIA WARD CENTER L.L.C., a Delaware limited liability company, VICTORIA WARD ENTERTAINMENT CENTER L.L.C., a Delaware limited liability company, WARD PLAZA-WAREHOUSE, LLC, a Delaware limited liability company, and WARD GATEWAY-INDUSTRIAL-VILLAGE, LLC, a Delaware limited liability company, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of September 29, 2011.
ASSIGNMENT AND ASSUMPTION AGREEMENT
     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is dated as of _________, 201___, between __________________ (“Assignor”) and _________________ (“Assignee”).
RECITALS:
     A. Assignor is a Lender under the Loan Agreement dated as of September 29, 2011 (as from time to time amended, supplemented or restated, the “Loan Agreement”), by and among VICTORIA WARD, LIMITED, a Delaware corporation (“Parent”), VICTORIA WARD CENTER L.L.C., a Delaware limited liability company, VICTORIA WARD ENTERTAINMENT CENTER L.L.C., a Delaware limited liability company, WARD PLAZA-WAREHOUSE, LLC, a Delaware limited liability company, and WARD GATEWAY-INDUSTRIAL-VILLAGE, LLC, a Delaware limited liability company (“Borrower”), the persons named therein as Lenders and such other Persons as may become Lenders in accordance with the terms of the Loan Agreement, and Wells Fargo Bank, National Association, as Administrative Agent (“Administrative Agent”). (Capitalized terms used in this Agreement without definition have the same meanings as in the Loan Agreement.)
     B. Currently, Assignor’s Pro Rata Share of the Loan is equal to __________% and Assignee’s Pro Rata Share of the Loan is equal to _________%.
     C. Assignor desires to assign to Assignee, and Assignee desires to accept and assume, [all/a portion of] the rights and obligations of Assignor under the Loan Agreement.
     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:
1.	Assignment.
     (a) Effective on the Assignment Effective Date (as defined in Section 3 below), Assignor hereby assigns to Assignee the Assigned Share (as defined below) of [all/a portion of] of Assignor’s rights, title, interest and obligations under the Loan Agreement and other Loan Documents, including without limitation those relating to Assignor’s Pro Rata Share of the Loan. The Assigned Share of all such rights, title, interest and obligations is referred to collectively as the “Assigned Rights and Obligations”.
     (b) The “Assigned Share” means the portion of Assignor’s Pro Rata Share in the Loan being assigned hereby, such portion being equal to _______% of the Loan (or $__________ of Commitment). The new Pro Rata Share of Loan being held by Assignee (after giving effect to the assignment hereunder), and the Pro Rata Share in the Loan retained by Assignor, shall be as specified on the signature pages of this Agreement
     2. Assumption. Effective on the Assignment Effective Date, Assignee hereby accepts the foregoing assignment of, and hereby assumes from Assignor, the Assigned Rights and Obligations.
     3. Effectiveness. This Agreement shall become effective on a date (the “Assignment Effective Date”) selected by Assignor, which shall be on or as soon as practicable after the execution

1

and delivery of counterparts of this Agreement by Assignor, Assignee, Administrative Agent and Borrower. Assignor shall promptly notify Assignee, Administrative Agent and Borrower in writing of the Assignment Effective Date.
     4. Payments on Assignment Effective Date. In consideration of the assignment by Assignor to Assignee, and the assumption by Assignee, of the Assigned Rights and Obligations, on the Assignment Effective Date Assignee shall pay to Assignor such amounts as are specified in any written agreement or exchange of letters between them and additionally shall pay to Administrative Agent a assignment processing fee of $4,500.
     5. Allocation and Payment of Interest and Fees.
     (a) Administrative Agent shall pay to Assignee all interest and other amounts (including Fees, except as otherwise provided in the written agreement referred to in Section 4 above) not constituting principal that are paid by or on behalf of Borrower pursuant to the Loan Documents and are attributable to the Assigned Rights and Obligations (“Borrower Amounts”), that accrue on and after the Assignment Effective Date. If Assignor receives or collects any such Borrower Amounts, Assignor shall promptly pay them to Assignee.
     (b) Administrative Agent shall pay to Assignor all Borrower Amounts that accrue before the Assignment Effective Date (or otherwise pursuant to the written agreement referred to in Section 4 above) when and as the same are paid by Administrative Agent to the other Lenders. If Assignee receives or collects any such Borrower Amounts, Assignee shall promptly pay such amounts to Assignor.
     (c) Unless specifically assumed by Assignee, Assignor shall be responsible and liable for all reimbursable liabilities and costs and indemnification obligations which accrue under Section 14.12 of the Loan Agreement prior to the Assignment Effective Date, and such liability shall survive the Assignment Effective Date.
     6. Administrative Agent Liability. Administrative Agent shall not be liable for any allocation or payment to either Assignor or Assignee subsequently determined to be erroneous, unless resulting from Administrative Agent’s willful misconduct or gross negligence.
     7. Representations and Warranties.
     (a) Each of Assignor and Assignee represents and warrants to the other and to Administrative Agent as follows:
     (i) It has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement;
     (ii) The making and performance of this Agreement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation applicable to it;
     (iii) This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable in accordance with its terms; and
     (iv) All approvals, authorizations or other actions by, or filings with, any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been made or obtained.
     (b) Assignor represents and warrants to Assignee that Assignor owns the Assigned Rights and Obligations free and clear of any Lien or other encumbrance.

2

     (c) Assignee represents and warrants to Assignor as follows:
     (i) Assignee is and shall continue to be an “Eligible Assignee” as defined in the Loan Agreement;
     (ii) Assignee has made and shall continue to make its own independent investigation of the financial condition, affairs and creditworthiness of Borrower and any other Loan Party; and
     (iii) Assignee has received copies of the Loan Documents and such other documents, financial statements and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement.
     8. No Assignor Responsibility. Assignor makes no representation or warranty regarding, and assumes no responsibility to Assignee for:
     (a) the execution (by any party other than Assignor), effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of the Loan Documents or any representations, warranties, recitals or statements made in the Loan Documents or in any financial or other written or oral statement, instrument, report, certificate or any other document made or furnished or made available by Assignor to Assignee or by or on behalf of any Loan Party to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby;
     (b) the performance or observance of any of the terms, covenants or agreements contained in any of the Loan Documents or as to the existence or possible existence of any Default or Potential Default under the Loan Documents; or
     (c) the accuracy or completeness of any information provided to Assignee, whether by Assignor or by or on behalf of any Loan Party.
     Assignor shall have no initial or continuing duty or responsibility to make any investigation of the financial condition, affairs or creditworthiness of any of the Loan Parties, in connection with the assignment of the Assigned Rights and Obligations or to provide Assignee with any credit or other information with respect thereto, whether coming into its possession before the date hereof or at any time or times thereafter.
     9. Assignee Bound by Loan Agreement. Effective on the Assignment Effective Date, Assignee (a) shall be deemed to be a party to the Loan Agreement and as such, shall be directly liable to Borrower for any failure by Assignee to comply with Assignee’s assumed obligations thereunder, including, without limitation, Assignee’s obligation to fund its Pro Rata Share of the Loan in accordance with provisions of the Loan Agreement, (b) agrees to be bound by the Loan Agreement to the same extent as it would have been if it had been an original Lender thereunder, (c) agrees to perform in accordance with their respective terms all of the obligations which are required under the Loan Documents to be performed by it as a Lender, and (d) agrees to maintain its status as an Eligible Assignee. Assignee appoints and authorizes Administrative Agent to take such actions as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto.
     10. Assignor Released From Loan Agreement. Effective on the Assignment Effective Date, Assignor shall be released from the Assigned Rights and Obligations; provided, however, that Assignor shall retain all of its rights to indemnification under the Loan Agreement and the other Loan Documents for any events, acts or omissions occurring before the Assignment Effective Date, and, to the extent not assumed by Assignee, Assignor shall continue to be responsible for the liabilities and obligations described in Section 5(c) of this Agreement.
     11. New Notes. On or promptly after the Assignment Effective Date, Borrower, Administrative Agent, Assignor and Assignee shall make appropriate arrangements so that new Notes

3

executed by Borrower, dated the Assignment Effective Date and in the amount of the respective Pro Rata Shares of Assignor and Assignee in the original Loan amount, after giving effect to this Agreement, are issued to Assignor and Assignee, in exchange for the surrender by Assignor and Assignee to Borrower of any applicable outstanding Notes, marked “Exchanged”.
     12. General.
     (a) No term or provision of this Agreement may be amended, waived or terminated orally, but only by an instrument signed by the parties hereto.
     (b) This Agreement may be executed in one or more counterparts. Each set of executed counterparts shall be an original. Executed counterparts may be delivered by facsimile transmission.
     (c) If Assignor has not assigned its entire remaining Pro Rata Share of the Loan to Assignee, Assignor may at any time and from time to time grant to others, subject to applicable provisions in the Loan Agreement, assignments of or participation in all of Assignor’s remaining Pro Rata Share of the Loan.
     (d) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither Assignor nor Assignee may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other and Administrative Agent and (subject to the provisions of Section 15.14 of the Loan Agreement) Borrower. The preceding sentence shall not limit the right of Assignee to grant to others a participation in all or part of the Assigned Rights and Obligations subject to the terms of the Loan Agreement.
     (e) All payments to Assignor or Assignee hereunder shall, unless otherwise specified by the party entitled thereto, be made in United States dollars, in immediately available funds, and to the address or account specified on the signature pages of this Agreement. The address of Assignee for notice purposes under the Loan Agreement shall be as specified on the signature pages of this Agreement.
     (f) If any provision of this Agreement is held invalid, illegal or unenforceable, the remaining provisions hereof will not be affected or impaired in any way.
     (g) Each party shall bear its own expenses in connection with the preparation and execution of this Agreement.
     (h) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.
     (i) [Foreign Withholding. On or before the Assignment Effective Date, Assignee shall comply with the provisions of Section 15.14(d) of the Loan Agreement.]
(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

4

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ASSIGNOR:

By:
Name:
Its:

Pro Rata Share:	_____________%
Share of Original Loan:	$_____________

Payment Instruction:

ABA No.:
Account No.:
Reference:
Loan No. :
Attn :
Telephone:
Facsimile:

ASSIGNEE:

By:
Name:
Its:

Pro Rata Share:	_____________%
Share of Original Loan:	$_____________

Payment Instruction:

ABA No.:
Account No.:
Reference:
Loan No. :
Attn :
Telephone:
Facsimile:

5

ACKNOWLEDGED AND AGREED:
BORROWER:
a

By:
Name:
Its:

ADMINISTRATIVE AGENT:	WELLS FARGO BANK NATIONAL ASSOCIATION as Administrative Agent
By:
Name:
Its:

6

EXHIBIT E — FORM OF NOTE
     Exhibit E to LOAN AGREEMENT between VICTORIA WARD, LIMITED, a Delaware corporation (“Parent”), VICTORIA WARD CENTER L.L.C., a Delaware limited liability company, VICTORIA WARD ENTERTAINMENT CENTER L.L.C., a Delaware limited liability company, WARD PLAZA-WAREHOUSE, LLC, a Delaware limited liability company, and WARD GATEWAY-INDUSTRIAL-VILLAGE, LLC, a Delaware limited liability company, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of September 29, 2011.
PROMISSORY NOTE SECURED BY MORTGAGE

$__________________	________ __, 201__
     FOR VALUE RECEIVED, _________________, a ____________ (“Borrower”), HEREBY PROMISES TO PAY to the order of ___________________________ (“Lender”) the principal sum of __________________ Dollars ($__________), or if less, the aggregate unpaid principal amount of all disbursements disbursed by Lender pursuant to the requirements set forth in the Loan Agreement dated as of September 29, 2011 (as amended, supplemented or restated from time to time the “Loan Agreement”), among Borrower, Lender, certain other Lenders named therein or made parties thereto and Wells Fargo Bank, National Association, as Administrative Agent, together with interest on the unpaid principal balance hereof at the rate (or rates) determined in accordance with Section 2.6 of the Loan Agreement from the date such principal is advanced until it is paid in full. It is contemplated that there will be Advances and payments under this Note from time to time, but no Advances or payments under this Note (including payment in full of the unpaid balance of principal hereof prior to maturity) shall affect or impair the validity or enforceability of this Note as to future Advances hereunder.
     This Note is one of the Notes referred to in and governed by the Loan Agreement, which Loan Agreement, among other things, contains provisions for the acceleration of the maturity hereof and for the payment of certain additional sums to Lender upon the happening of certain stated events. Capitalized terms used in this Note without definition have the same meanings as in the Loan Agreement.
     The principal amount of this Note, unless accelerated in accordance with Loan Agreement as described below, if not sooner paid, will be due and payable, together with all accrued and unpaid interest and other amounts due and unpaid under the Loan Agreement, on the Maturity Date.
     This Note is secured by, among other things, one or more Mortgages with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing (as amended, supplemented or restated from time to time, collectively, the “Mortgage”) dated of even date with the Loan Agreement, executed by a Borrower, as mortgagor, to Administrative Agent for the benefit of Lenders, as mortgagee.
     Interest on the Loans is payable in arrears on the eleventh (11th) day of each month during the term of the Loan Agreement, commencing with the first Business Day of the first calendar month to begin after the date of this Note. Interest will be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of three hundred sixty (360) days. The Loan Agreement provides for the payment by Borrower of various other charges and fees, in addition to the interest charges described in the Loan Agreement, as set forth more fully in the Loan Agreement.
     All payments of any amount becoming due under this Note shall be made in the manner provided in the Loan Agreement, in Dollars.
     Upon and after the occurrence of a Default, unless such Default is waived as provided in the Loan Agreement, this Note may, at the option of Requisite Lenders and without further demand, notice or legal process of any kind, be declared by Administrative Agent, and in such case immediately shall become, due and payable.

1

     Demand, presentment, protest and notice of nonpayment and protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of dishonor are hereby waived by Borrower. Subject to the terms of the Loan Agreement, Lender may extend the time of payment of this Note, postpone the enforcement hereof, grant any indulgences, release any party primarily or secondarily liable hereon or agree to any subordination of Borrower’s obligations hereunder without affecting or diminishing Lender’s right of recourse against Borrower, which right is hereby expressly reserved.
     This Note has been delivered and accepted Administrative Agent’s offices in Dallas, Texas. This Note shall be interpreted in accordance with, and the rights and liabilities of the parties hereto shall be determined and governed by, the laws of the State of Texas.
     All notices or other communications required or permitted to be given pursuant to this Note shall be given to the Borrower or Lender at the address and in the manner provided for in the Loan Agreement.
     In no contingency or event whatsoever shall interest charged in respect of the Loan evidenced hereby, however such interest may be characterized or computed, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, Lender shall, at Lender’s election, either (a) promptly refund such excess interest to Borrower or (b) credit such excess to the principal balance hereof. This provision shall control over every other provision of all agreements between Borrower and Lender.
     Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

2

EXHIBIT F — SITE PLAN

SITE PLAN

HHC
WARD GATEWAY CENTER
WARD INDUSTRIAL CENTER
WARD VILLAGE
WARD VILLAGE SHOPS
1240 ALA MOANA OFFICE BUILDING
1.14 acres
NORTH OF QUEEN
PRIVATE ALLEY/ STREET owned by VWL
POHUKAINA CENTER
WARD PLAZA
WARD WAREHOUSE
WARD ENTERTAINMENT CENTER
WARD CENTRE
QUEEN STREET
KAMAKEE STREET
AUAHI STREET
WARD AVENUE
ALA MOANA BOULEVARD
ALA MOANA BEACH PARK
WARD 16 THEATERS
OFFICE DEPOT
NORDSTROM RACK
ROSS
MARUKAI MARKETPLACE
FAMOUS FOOTWEAR
PROPERTY SUMMARY
DATE: 03/2011
WARD CENTERS
Honolulu, Hawaii 96814

proposal prepared by QUADRANT REALTY FINANCE

1

EXHIBIT G — Transfer Authorizer
TRANSFER AUTHORIZER DESIGNATION
(For Disbursement of Loan Proceeds by Funds Transfer)
☐ NEW ☐ REPLACE PREVIOUS DESIGNATION ☐ ADD ☐ CHANGE ☐ DELETE LINE NUMBER _____
The following representatives of BORROWER’S NAME (“Borrower”) are authorized to request the disbursement of Loan Proceeds and initiate funds transfers for Loan Number 1004573 dated September 29, 2011 between Wells Fargo Bank, National Association, as Administrative Agent on behalf of the Lenders (“Agent”) and Borrower. Agent is authorized to rely on this Transfer Authorizer Designation until it has received a new Transfer Authorizer Designation signed by Borrower, even in the event that any or all of the foregoing information may have changed.

			Maximum Wire
	Name	Title	Amount1
1.	David R. Weinreb	CEO	$20,000,000
2.	Grant Herlitz	President	$20,000,000
3.	Andrew Richardson	CFO	$20,000,000
4.	Reuben Davidsohn	Executive Vice President and Treasurer	$20,000,000
Beneficiary Bank Account Holder Information

1.
Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number

Maximum Transfer Amount:

Further Credit Information/Instructions:

2.
Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number

Maximum Transfer Amount:

Further Credit Information/Instructions:

3.
Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number

Maximum Transfer Amount:

Further Credit Information/Instructions:

1

     Maximum Wire Amount may not exceed the Loan Amount.

Date:
“BORROWER”

BORROWING ENTITY
a partnership

By:
General partner

2